Exhibit 10.30-d

                                Cdn. $75,000,000
                      EXTENDIBLE REVOLVING CREDIT FACILITY


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among


                         KEYSPAN ENERGY DEVELOPMENT CO.
                                  (as Borrower)


                                       and


                             NATIONAL BANK FINANCIAL
                     (as Lead Arranger and Sole Bookrunner)


                                       and


                                  ATB FINANCIAL
                             (as Syndication Agent)


                                       and


                         Certain Financial Institutions
                                  (as Lenders)


                                      with


                             NATIONAL BANK OF CANADA
                           (as Agent for the Lenders)


                                  Dated as of:
                                January 24, 2003

                                TABLE OF CONTENTS

                                                                                                                             Page

Article 1            INTERPRETATION............................................................................................1

           1.1       Definitions...............................................................................................1
           1.2       Headings and Table of Contents...........................................................................24
           1.3       References...............................................................................................25
           1.4       Rules of Interpretation..................................................................................25
           1.5       Generally Accepted Accounting Principles.................................................................25
           1.6       Time.....................................................................................................25
           1.7       Monetary References......................................................................................25
           1.8       Payment for Value........................................................................................25

Article 2            REPRESENTATIONS AND WARRANTIES...........................................................................25

           2.1       Representations and Warranties...........................................................................25
           2.2       Deemed Representation and Warranty.......................................................................33

Article 3            THE CREDIT FACILITIES....................................................................................33

           3.1       Obligations of each Lender...............................................................................33
           3.2       Purpose..................................................................................................33
           3.3       Takeover Notification....................................................................................33
           3.4       Accommodations...........................................................................................34
           3.5       Selection of Libor Interest Periods......................................................................34
           3.6       Conditions Applicable to Bankers' Acceptances and BA Equivalent Advances.................................35
           3.7       Agent's Duties re Bankers' Acceptances...................................................................37
           3.8       Notice of Repayment......................................................................................38
           3.9       Pro-Rata Treatment of Accommodations.....................................................................38
           3.10      Conversion Option........................................................................................39
           3.11      Rollovers................................................................................................39
           3.12      Notices Irrevocable......................................................................................40
           3.13      Extension of Maturity Date...............................................................................40
           3.14      Letters of Credit........................................................................................41

Article 4            REPAYMENT AND PREPAYMENT.................................................................................45

           4.1       Reduction of Commitments and Repayment of Accommodations.................................................45
           4.2       Repayment of Outstandings In Excess of Commitments.......................................................45
           4.3       Cancellation of Commitment and Prepayment................................................................46
           4.4       Early Repayment of Libor Loans, Letters of Credit and Bankers' Acceptances...............................46
           4.5       Evidence of Indebtedness.................................................................................46

Article 5            PAYMENT OF INTEREST AND FEES.............................................................................47

           5.1       Interest on Prime Loans..................................................................................47
           5.2       Interest on US Base Rate Loans...........................................................................47
           5.3       Interest on Libor Loans..................................................................................47



           5.4       Bankers' Acceptance Fees.................................................................................48
           5.5       Interest on Overdue Amounts..............................................................................48
           5.6       Standby Fees.............................................................................................48
           5.7       Agent's Fees.............................................................................................49
           5.8       Maximum Rate Permitted by Law............................................................................49
           5.9       Interest Generally.......................................................................................49
           5.10      Interest and Fee Adjustment..............................................................................49
           5.11      Letter of Credit Fees....................................................................................49

Article 6            SECURITY.................................................................................................50

           6.1       Security.................................................................................................50
           6.2       Release and Amendment of Security........................................................................50
           6.3       Registrations and Renewals...............................................................................51
           6.4       Extensions, Etc..........................................................................................51
           6.5       Permitted Encumbrances, Permitted Indebtedness and Permitted Title Defects...............................51

Article 7            PAYMENT AND TAXES........................................................................................52

           7.1       Time, Place and Currency of Payment......................................................................52
           7.2       Application of Payments Prior to an Event of Default.....................................................52
           7.3       Taxes....................................................................................................52
           7.4       Account Debit Authorization..............................................................................53

Article 8            CONDITIONS PRECEDENT TO DISBURSEMENT OF THE ACCOMMODATIONS...............................................53

           8.1       Effectiveness and Conditions Precedent...................................................................53
           8.2       Continuing Conditions Precedent..........................................................................54
           8.3       Waiver of a Condition Precedent..........................................................................55

Article 9            COVENANTS................................................................................................55

           9.1       Positive Covenants.......................................................................................55
           9.2       Negative Covenants.......................................................................................60
           9.3       Financial Covenants......................................................................................62

Article 10           EVENTS OF DEFAULT........................................................................................63

           10.1      Events of Default........................................................................................63
           10.2      Acceleration and Demand..................................................................................66
           10.3      Cash Collateral Accounts.................................................................................66
           10.4      Remedies on Default......................................................................................67
           10.5      Right of Set-Off.........................................................................................67
           10.6      Application and Sharing of Payments Following Acceleration...............................................68
           10.7      Lenders May Perform Covenants............................................................................68
           10.8      Waiver of Default........................................................................................68

Article 11           EXPENSES AND INDEMNITIES.................................................................................69

           11.1      Reimbursement of Expenses................................................................................69


                                       ii


           11.2      Increased Cost...........................................................................................69
           11.3      Illegality...............................................................................................70
           11.4      Substitute Basis of Accommodation........................................................................70
           11.5      Funding Indemnity........................................................................................71
           11.6      General Indemnity........................................................................................71
           11.7      Environmental Indemnity..................................................................................72

Article 12           THE AGENT AND THE LENDERS................................................................................72

           12.1      Authorization of Agent...................................................................................72
           12.2      Responsibility of Agent..................................................................................72
           12.3      Acknowledgment of Lenders................................................................................73
           12.4      Rights and Obligations of Each Lender....................................................................73
           12.5      Notice to Lenders........................................................................................73
           12.6      Notices between the Lenders, the Agent and the Borrower..................................................74
           12.7      Agent's Duty to Deliver Documents Obtained from the Borrower.............................................74
           12.8      Arrangements for Accommodations..........................................................................74
           12.9      Arrangements for Repayment of Accommodations.............................................................74
           12.10     Repayment by Lenders to Agent............................................................................75
           12.11     Adjustments Among Lenders................................................................................75
           12.12     Lenders' Consents to Waivers, Amendments, etc............................................................76
           12.13     Reimbursement of Agent's Expenses or Lender's Costs......................................................77
           12.14     Reliance by Agent on Notices, etc........................................................................77
           12.15     Relations with Borrower..................................................................................77
           12.16     Successor Agent..........................................................................................77
           12.17     Indemnity of Agent.......................................................................................78
           12.18     Sharing of Information...................................................................................78
           12.19     Amendment to this Article 12.............................................................................78

Article 13           SUCCESSORS AND ASSIGNS AND JUDGMENT CURRENCY.............................................................79

           13.1      Successors and Assigns...................................................................................79
           13.2      Confidentiality..........................................................................................81
           13.3      Judgment Currency........................................................................................82

Article 14           MISCELLANEOUS............................................................................................82

           14.1      Severability.............................................................................................82
           14.2      Survival of Undertakings.................................................................................82
           14.3      Failure to Act...........................................................................................83
           14.4      Waivers..................................................................................................83
           14.5      Amendments...............................................................................................83
           14.6      Notice...................................................................................................83
           14.7      Whole Agreement..........................................................................................83
           14.8      Governing Law............................................................................................83
           14.9      Term of Agreement........................................................................................84
           14.10     Time of Essence..........................................................................................84
           14.11     Conflict with Loan Documents.............................................................................84
           14.12     Dealings with Agent......................................................................................84
           14.13     Further Assurances.......................................................................................84
           14.14     Counterpart Execution....................................................................................85

Schedule "A"            -      Notice of Accommodation, Repayment, Prepayment or
                               Cancellation of Total Commitment
Schedule "B"            -      Power of Attorney Terms - Bankers' Acceptances
Schedule "C"            -      Notice of Conversion
Schedule "D"            -      Notice of Rollover
Schedule "E"            -      Compliance Certificate
Schedule "F"            -      Request for Extension
Schedule "G"            -      Lender Transfer Agreement
Schedule "H"            -      Corporate Policy for Commodity Pricing, Trading
                               and Contractual Relationships
Schedule "I"            -      Labour and Pension Matters
Schedule "J"            -      Facilities Schedules

                               Part I - Gas Plants, Processing Facilities and
                                        Compressors


                               Part II - Pipelines and Gas Gathering Systems

Schedule "K"            -      Land Rights
Schedule "L"            -      Material Contracts
Schedule "M"            -      Permits
Schedule "N"            -      Marketing Contracts
Schedule "O"            -      Litigation
Schedule "P"            -      Contingent Liabilities
Schedule "Q"            -      Corporate Organization
Schedule "R"            -      Preferential Rights
Schedule "S"            -      Outstanding Swaps

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated and effective as of the 24th day of January, 2003

AMONG:

          KEYSPAN ENERGY DEVELOPMENT CO., an unlimited liability company under the laws of Nova Scotia, having its principal offices in Calgary, Alberta, Canada (the "Borrower")

AND:

          NATIONAL BANK OF CANADA, ALBERTA TREASURY BRANCHES, ROYAL BANK OF CANADA and CANADIAN IMPERIAL BANK OF COMMERCE, each in its capacity as Lender

AND:

          NATIONAL BANK OF CANADA, a Canadian chartered bank having its head office in the City of Montreal, Quebec, Canada and a branch office, in Toronto, Ontario, Canada, in its capacity as Agent



          WHEREAS:

     1. The Borrower and Bank of Montreal entered into a credit agreement dated and effective as of October 13, 2000 (as amended December 22, 2000, October 12, 2001, April 12, 2002, October 11, 2002, and January 10, 2003 the "Original Credit Agreement"); and

     2. On the date hereof Bank of Montreal assigned to the Agent and the Lenders all of its right, title and interest to the Original Credit Agreement and Loan Documents, and the Borrower, the Lenders and the Agent wish to amend and restate the Original Credit Agreement on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises, the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

Article 1
                                 INTERPRETATION

1.1        Definitions

     In this Agreement, including the recitals and the Schedules hereto and in all notices pursuant to this Agreement, unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the following meanings:

"Acceleration Notice" means a written notice delivered by the Agent to the Borrower pursuant to Section 10.2(a)(ii)declaring all Indebtedness of the Borrower outstanding to the Agent and the Lenders hereunder to be due and payable;

"Accommodations" means the advance of Loans, the acceptance of Bankers' Acceptances, the advance of BA Equivalent Advances and the issuance of Letters of Credit;

"Accounts" means the accounts and records established by the Agent pursuant to
Section 4.5 to record the Borrower's liability to each of the Lenders in respect of the Accommodations and other amounts outstanding by the Borrower to each of the Lenders and the Agent hereunder;

"Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person; and for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of Voting Shares or by contract or otherwise;

"Agent" means NBC when acting in its capacity as administrative agent hereunder and includes any successor agent appointed pursuant to Section 12.16 and any successor entity to NBC;

"Agent's Account for Payments" means:

(a) for all payments in Canadian Dollars, an account to be designated by the Agent in writing from time to time to the Borrower and the Lenders to be maintained by the Agent at its Calgary or Toronto main branch, to which payments and transfers in Canadian Dollars are to be effected; and

(b) for all payments in US Dollars, an account to be designated by the Agent in writing from time to time to the Borrower and the Lenders to be maintained by the Agent at its Calgary or Toronto main branch, to which payments and transfers in US Dollars are to be effected;

or such other places or accounts as may be agreed upon by the Agent and the Borrower from time to time and notified in writing to the Lenders;

"Agent's Branch of Account" means the Loan Administration Department of the Agent located at Suite 603, 5650 Iberville Street, Montreal, Quebec H2G 2B3 (Telecopy No. (514) 271-5294) or such other office or branch of the Agent in Canada as the Agent may from time to time advise the Borrower and the Lenders in writing;

"Agreement" means this credit agreement, all Schedules attached hereto and any future amendments or supplements thereto;

"Amending and Novation Agreement" means the agreement dated as of January 17, 2003, between Bank of Montreal, the Borrower, Nicodama Beheer V B.V., KeySpan Luxembourg S.A.R.L., KeySpan Energy Development Corporation and the Guaranteeing Subsidiaries pursuant to which, inter alia, KeySpan Luxembourg S.A.R.L. became a party to the KS Subordination Agreement (as defined in the Original Credit Agreement);

"Applicable Law" means, in relation to any Person, property, transaction or event, all applicable provisions (or mandatory applicable provisions, if so specified) of federal, provincial, state or local laws, statutes, rules, regulations, official directives and orders of all Governmental Authorities and Governmental Actions of Governmental Authorities in actions or proceedings in which the Person in question is a party or by which it is bound or having application to the Person, property, transaction or event;

"Assets" means, collectively, the entire right, title, estate and interest of the Loan Parties, in and to the Facilities, the Rimbey Shares, the Marketing Business, the Permits and the Land Rights;

"BA Equivalent Advance" means an Accommodation made in Cdn. Dollars by a Non-Acceptance Lender in conjunction with an Accommodation by way of Bankers' Acceptance;

"Bankers' Acceptances" means the Accommodations or any portion thereof made available by the Lenders to the Borrower by way of bankers' acceptances denominated in Cdn. Dollars which are issued by the Borrower pursuant to Sections 3.4 or 3.10 and accepted by the Lenders pursuant to Section 3.6;

"Banking Day" means a day which is both a Business Day and a day on which dealings in US Dollars by and between banks in the London, England interbank market, may be conducted;

"Borrower" means KeySpan Energy Development Co., an unlimited liability company incorporated under the laws of Nova Scotia, having its principal offices in Calgary, Alberta, Canada;

"Borrowing Notice" means a notice in the form attached as Schedule "A";

"bps" means 1/100 of 1%;

"Branch of Account" means, with respect to each Lender, the branch or office of such Lender at the address set forth opposite such Lender's name on the signature pages of this Agreement or such other branch or office in Canada as such Lender may from time to time advise the Borrower and the Agent in writing; provided that, for purposes of delivering any notice required to be delivered by the Agent to a Lender pursuant to Section 12.6 and for purposes of effecting any payments to a Lender in connection with this Agreement, a Lender may specify in writing any other branch or office of such Lender in Canada and such branch or office shall thereafter be the Branch of Account of such Lender for such purpose;

"Business Day" means a day, excluding Saturday and Sunday, on which banking institutions are open for business in Toronto, Ontario, Montreal, Quebec and Calgary, Alberta, Canada and, in respect of any payments hereunder in US
Dollars, a day on which banking institutions are also open for business in New York, New York;

"Buy/Sell Agreement" means a Buy/Sell Agreement dated as of December 1, 1998 between the Partnership and Gulf as amended by the Clarification Agreement and by a buy/sell amending agreement made as of December 14, 2001 between the Partnership and Conoco Canada Resources Limited;

"Canadian Dollars", "Cdn. Dollars" and the symbol "Cdn. $" each means lawful money of Canada;

"Capital Distribution" by a Person means:

     (a) any declaration or payment by the Person of any dividend or other distribution on or in respect of any of the share capital of such Person;

     (b) any payment by the Person in respect of the redemption, retraction, purchase or other acquisition or retirement, in whole or in part, of any Voting Shares or any share or equity rights in or in relation to its capital or equity;

     (c) any payment by the Person of any amount of principal, interest or other amounts in respect of any loan or other indebtedness which is owed to any of its Affiliates;

     (d) any loan, advance, payment of management or consulting fees or reimbursement of costs which is made by the Person to or in favour of a holder of Voting Shares in respect of the Person or an Affiliate of such holder; or

     (e)  the   transfer  by  such   Person  of  any   property  or  assets  for
          consideration of less than its or their fair market value to any of its Affiliates;

whether any of the foregoing is made, paid or satisfied in or for cash, property or both;

"Capital Lease" means, with respect to any Person, any lease or other arrangement relating to real or personal property which should, in accordance with Generally Accepted Accounting Principles, be accounted for as a capital lease on a balance sheet of such Person;

"Capitalization" means, in respect of the Borrower, as at the last day of each Fiscal Quarter, the aggregate of Shareholders' Tangible Equity and Funded Debt;

"Cash Collateral Account" means an account of a Loan Party with the Agent or such institution as designated by the Agent from which the Borrower has no withdrawal rights or privileges, which account and all funds credited thereto and interest thereon (all of which shall be for the account of the Borrower) shall be the subject of a Security Interest in favour of the Agent on behalf of the Lenders;

"CDOR Rate" means with respect to each Bankers' Acceptance which is required to be accepted and purchased on any day, the arithmetical average of the percentage discount rates (expressed to 5 decimal places) for Canadian Dollar bankers' acceptances in comparable amounts having an identical issue and maturity date which is quoted on the "Reuters' Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) (or if such screen shall not be available any successor or similar service selected by the Agent) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) or as soon thereafter as practicable to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If neither such screen nor any successor or similar service is available, then the "CDOR Rate" shall mean, with respect to each Bankers' Acceptance which is required to be accepted and purchased by a Lender hereunder on any day, the percentage discount rate (expressed to 5 decimal places) determined by the Agent to be the average of the quoted discount rates at which Canadian Dollar bankers' acceptances in comparable amounts having an identical issue and maturity date are being bid for discount by the Lenders which are Schedule I banks under the Bank Act (Canada) at approximately 10:00 a.m. (Toronto time) or so soon thereafter as practical on the day of the acceptance and purchase of the
Bankers' Acceptances hereunder. If any Lender does not furnish a timely quotation, the Agent shall determine the relevant discount rate on the basis of the quotation or quotations furnished by the remaining Lenders. Each determination of the CDOR Rate shall be conclusive and binding, absent manifest error, and be computed using any reasonable averaging and attribution method;

"Circumstance" has the meaning set forth in Section 11.2;

"Clarification Agreement" means the agreement dated November 9, 2001 among the Guaranteeing Subsidiaries (other than Solex Production Ltd.) and Conoco Canada Limited in relation to the GMS Agreements;

"Collateral" is a collective reference to all property, assets, rights and things (whether real, personal or mixed), tangible and intangible, and the proceeds and products thereof, subjected or intended to be subjected from time to time to any Security Interest under any Security;

"Commitment" means each Lender's obligation to make Accommodations available to the Borrower, subject to the terms of this Agreement, at any one time outstanding up to but not exceeding the amount set forth opposite such Lender's name on the signature pages hereto (or in any Lender Transfer Agreement executed hereafter) as such Lender's Commitment, as such amount may hereafter be cancelled, reduced, increased or terminated from time to time pursuant to this Agreement;

"Commodity Swap" means a financial arrangement entered into between a Person and a counterparty on a case by case basis, the purpose and effect of which is to mitigate or eliminate its exposure to fluctuations in commodity prices;

"Compliance Certificate" means a compliance certificate substantially in the form attached hereto as Schedule "E" executed by any 2 of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Controller or Treasurer of the Borrower;

"Contingent Liabilities" means, in respect of a Person, any obligation whatsoever, whether choate or inchoate, direct or indirect, contingent or otherwise, guaranteeing or assuring, or in effect guaranteeing or assuring, any Indebtedness or obligation of any other Person, or indemnifying any Person against loss, in any manner, whether directly or indirectly including, without limitation, Financial Assistance;

"Conversion" means a conversion of one type of Accommodation into another type of Accommodation;

"Conversion Date" means a Business Day or Banking Day that the Borrower has notified the Agent at the Agent's Branch of Account as the date on which the Borrower has elected to convert an Accommodation or a portion thereof pursuant to Section 3.10;

"Conversion Notice" means a notice in the form of Schedule "C";

"Credit Facility" has the meaning set forth in Section 3.1;

"Currency Swap" means a financial arrangement entered into between a Person and a counterparty on a case by case basis in connection with a foreign exchange futures contract, currency swap, currency option or currency exchange or other similar currency related transactions, the purpose and effect of which is to mitigate or eliminate the exposure to fluctuations in exchange rates;

"Dedicated Reserves" means all Gas reserves owned or controlled by Persons which have entered into agreements with any of the Loan Parties dedicating production of any Gas from lands specified in such agreement to processing at any Facility;

"Default" shall mean the occurrence of any of the events specified in Section 10.1, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied;

"Demand for Repayment" means an Acceleration Notice given hereunder;

"Discount Proceeds" means, in respect of any Bankers' Acceptance where required to be purchased by a Lender hereunder, an amount (rounded to the nearest whole cent with 1/2 of 1 cent being rounded-up) determined as of the applicable Drawdown Date, Conversion Date or Rollover Date which is equal to:

           Face Amount  x  Price

where "Face Amount" is the face amount of such bankers' acceptance and "Price" is equal to:

           ______1______
           1 + (Rate x Term)
                       -----
                       365

where the "Rate" is the applicable Discount Rate expressed as a decimal on the day of purchase; the "Term" is the term of such Bankers' Acceptance expressed as a number of days; and the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded-up;

"Discount Rate" means:

     (a) with respect to an issue of Bankers' Acceptances having the same maturity date accepted by a Lender that is a bank under Schedule I of the Bank Act (Canada), the CDOR Rate; and

     (b) with respect to an issue of Bankers' Acceptances having the same maturity date accepted by a Lender that is a bank under Schedule II to the Bank Act (Canada), the lesser of (i) the CDOR Rate plus 10 bps and
          (ii) the percentage discount rate (expressed to 5 decimal places) determined by the Agent to be the average of the quoted discount rates (as at approximately 10:00 a.m. (Toronto time) on such day) of the Reference Lenders for bankers' acceptances having an identical issue and maturity date in amounts comparable to the Bankers' Acceptances to be accepted and purchased by such Lenders in connection with such issue of Bankers' Acceptances. If any Reference Lender does not furnish a timely quotation, the Agent shall determine the relevant discount rate on the basis of the quotation or the quotations furnished by the other reference lender (if any). Each such determination by the Agent shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution methods;

"Drawdown" means the advance of an Accommodation by way of a Prime Loan, US Base Rate Loan, Libor Loan, Bankers' Acceptance, BA Equivalent Advance or the issuance of a Letter of Credit, other than as a result of a Conversion or Rollover or a drawing under a Letter of Credit;

"Drawdown Date" means each Business Day on which Accommodations are to be made pursuant to a request from the Borrower under Section 3.4;

"EBITDA" means, as at the last day of any Fiscal Quarter, an amount, calculated in the aggregate on a consolidated basis for the Borrower in accordance with GAAP (but excluding any Subsidiaries that are not Guaranteeing Subsidiaries) for the 4 Fiscal Quarters ending on the last day of such Fiscal Quarter, equal to the Net Income of the Borrower for such period, excluding extraordinary, unusual or non-recurring items net of any applicable income taxes, as reflected in the consolidated statement of income of the Borrower in accordance with GAAP (but excluding any Subsidiaries that are not Guaranteeing Subsidiaries) for such period:

(a) plus, to the extent deducted in calculating such amount, the amounts classified in such consolidated statement of income of the Borrower in accordance with GAAP (without duplication) as:

     (i) income taxes (including deferred income taxes) in respect of such period;

     (ii) interest expense in respect of such period;

     (iii) depreciation expenses in respect of such period; and

     (iv) amortizations of other charges to the extent not involving an outlay of cash in such period including, without limitation, losses on the sale or other disposition of assets;

(b) minus, to the extent added in calculating such amount in accordance with GAAP, the amounts classified in such consolidated statement of income as credits to income to the extent not involving a receipt of cash in such period, including:

     (i)  gains on the sale or other disposition of assets;

     (ii) any amount of earnings on sinking fund assets other than any amount which is unconditionally available to the Borrower; and

     (iii) amortization of deferred income;

provided that, to the extent the Borrower or a Guaranteeing Subsidiary has acquired, during the 4 Fiscal Quarters ending on the last day of such Fiscal Quarter, any additional Facilities, the Borrower shall be entitled to include in EBITDA for such period a calculation of "EBITDA" for such additional Facility taking into account the operation of such acquired Facility for that part of such period prior to its date of acquisition based on historical cost and revenue information, provided that the calculation of the amount of any such inclusion has first been approved in writing by the Agent;

"Effective Date" means the date on which the conditions  precedent under Section
8.1 have been satisfied; "Eligible Assignee" has the meaning ascribed thereto in
Section 13.1;

"Environmental Laws" means all Applicable Laws regarding the environment or pursuant to which Environmental Liabilities would arise or have arisen, including relating to the Release or threatened Release of any contaminant or the generation, use, storage or transportation of any contaminant;

"Environmental Liabilities" means any and all Indebtedness for any Release, any environmental damage, any contamination or any other environmental problem caused or alleged to have been caused to any Person, property or the environment as a result of any Release or the condition of any property or asset, whether or not caused by a breach of applicable Laws, including, without limitation, all Indebtedness arising from or related to: any surface, underground, air, groundwater, or surface water contamination; the abandonment or plugging of any well; restorations and reclamations; the removal of or failure to remove any foundations, structures or equipment; the cleaning up or reclamation of storage sites; any Release; violation of pollution standards; and personal injury (including sickness, disease or death) and property damage arising from the foregoing and including, without limiting the generality of the foregoing, all common law principles in relation to any civil action in nuisance, trespass, negligence or strict liability; all applicable federal, provincial and local laws, by-laws, rules, regulations, policies, orders, information letters, interim directives, general bulletins, guidelines, standards, or other legislation of any kind, and any judicial or administrative interpretation thereof, including any judicial or administrative order, written request, consent decree or judgment or any provision or condition of any permit, license, approval or operating authorization relating to the protection of the environment, health, safety or natural resources;

"Equivalent Amount" in one currency (the "First Currency") of an amount in another currency (the "Other Currency") means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Bank of Canada noon (Toronto time) mid-point spot rate for such currencies on such date of determination (as quoted or published from time to time by the Bank of Canada) or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed to by the Borrower and the Agent;

"Escrow Funds" has the meaning ascribed thereto in Section 10.3(b);

"Event of Default" means any of the events or circumstances specified in Section
10.1 after the lapse of any cure or notice period;

"Facilities" means, collectively, the pipelines, the gas processing plants, fractionation plants, gathering systems, compressor stations and other equipment and facilities described in Schedule "J" and such additional Midstream Facilities in which any Loan Party may hereafter acquire an interest;

"Facility Service Agreement" means the agreement titled as such dated as of December 1, 1998 entered into between Gulf and the Partnership;

"Fed Funds Rate" means, on any day, the rate of interest per annum for that day set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (the "H.15(519)") opposite the caption "Federal Funds (Effective)" and, if on any day such rate is not yet published in H.15(519), the rate for such day shall be the rate set forth in the Composite 3:30 p.m. Quotations for US Government Securities, or any successor publication, for such day published by the Federal Reserve Board (the "Composite 3:30 p.m. Quotations") under the caption "Federal Funds Effective Rate"; provided that if such rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, such rate shall be the average of the interest rates per annum quoted for such day on overnight Federal funds (such words to have the meaning generally given to them by money market brokers of recognized standing doing business in the United States of America) transactions received by the Agent from 3 Federal funds brokers of recognized standing selected by the Agent, acting reasonably;

"Financial Assistance" means providing or agreeing to provide (either directly or indirectly) financial assistance to any Person including, without limitation, financial assistance by way of a loan, Guarantee, loan purchase or any credit support arrangement or of any nature whatsoever, the purpose of which is to assure payment to the holder of any Indebtedness of such Person;

"Fiscal Quarter" means the 3 month period commencing on the first day of each Fiscal Year and each successive 3 month period thereafter during such Fiscal Year;

"Fiscal Year" means the Borrower's fiscal year commencing on January 1 of each year and ending on December 31 of such year, or such other fiscal year of the Borrower as agreed to by the Majority Lenders;

"Funded Debt" means, at any time and as determined in accordance with GAAP on a consolidated basis for the Borrower, an amount equal to the aggregate of:

     (a)  all Indebtedness for Borrowed Money;

     (b) all other obligations of a Loan Party in respect of which interest charges are customarily paid; and

     (c) all obligations secured by any Security Interest existing on property owned by a Loan Party subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed;

but, for the purposes of this Agreement, for so long as the KLUX Subordination is in full force and effect, Funded Debt shall not include Intercorporate Debt that is subordinated and postponed to the Outstandings pursuant to such subordination agreements

"Funded Debt to Capitalization Ratio" means, as of the last day of a Fiscal Quarter the ratio of Funded Debt to Capitalization;

"Funded Debt to EBITDA Ratio" means, as of the last day of a Fiscal Quarter, the ratio of Funded Debt to EBITDA;

"Gas" means natural gas, solution gas and any other gas, together with associated substances before such gas has been subjected to any processing, except water removal, and includes sulphur and all fluid hydrocarbons not defined as crude oil under the provisions of the Oil and Gas Conservation Act (Alberta) and amendments thereto or substitutions therefore;

"Gas Liquids" means ethane, butane, propane, pentane and pentanes plus;

"Gas Products" means Gas Liquids, residue gas and other products derived from Gas processing;

"Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles consistently applied which are in effect from time to time in Canada;

"GMS Agreements" means, collectively:

(a)  the Partnership Agreement;

(b)  the Buy/Sell Agreement ;

(c) the Facility Service Agreement as amended by the Clarification Agreement and by a facilities services amending agreement made as of December 14, 2001 between the Partnership and Conoco Canada Resources Limited;

(d) the NGL Purchase and Sale Agreement as amended by the Clarification Agreement and by a natural gas liquids purchase and sale (non GMS facilities) amending agreement made as of December 14, 2001 between the Partnership and Conoco Canada Resources Limited;

(e) the Indemnity Agreement dated as of December 1, 1998 between Gulf, the Partnership, KEFL and the Borrower;

(f)  the Purchase and Sale Agreement as amended by the Clarification  Agreement;
     and

(g) the Marketing Agency Agreement dated as of December 1, 1998 between Gulf and the Partnership, as amended by a letter agreement dated January 19, 2001 between the Partnership and Gulf, the Clarification Agreement and a letter agreement dated December 13, 2001 among the Partnership, Conoco Canada Resources Limited and Conoco Canada Limited;

"Governmental Authority" means any federal, state, provincial, county, local or municipal government; any governmental body, agency, authority, board, bureau, department or commission (including any taxing authority); any instrumentality or office of any of the foregoing (including any quarter tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; or any entity directly or indirectly controlled by any of the foregoing;

"Governmental Authorization" means an authorization, consent, approval, waiver, order, decree, license, exemption, permit, registration, filing, qualification or declaration of or with any Governmental Authority (other than routine reporting requirements) or the giving of notice to any Governmental Authority or any other action in respect of a Governmental Authority;

"Guarantee" means any undertaking to assume, guarantee, indemnify, endorse (other than the routine endorsement of cheques in the ordinary course of business), contingently agree to purchase or to provide funds for the payment of, or otherwise become liable in respect of, any Indebtedness of any Person; provided that the amount of each Guarantee shall be deemed to be the amount of the Indebtedness guaranteed thereby, unless the Guarantee is limited to a specified amount or to realization exclusively on specified assets in which case the amount of such Guarantee shall be deemed to be the lesser of such specified amount or the fair market value of such specified assets, as the case may be, or the amount of such Indebtedness;

"Guaranteeing Subsidiary" means each of KECI, KEFL, Solex Production Ltd., the Partnership and any other wholly-owned Subsidiary which from time to time provides the Subsidiary Guarantee and Security Interests provided for by Section 6.1(b) to the Agent;

"Gulf" means Conoco Canada Resources Limited, a successor by way of amalgamation and name change to Gulf Canada Resources Limited;

"Hazardous Materials" means any substance, whether in liquid, solid or gaseous form, which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety, includes any substance defined as or determined to be a pollutant, contaminant, hazardous waste, hazardous chemical, hazardous substances, toxic substance or dangerous good under any Environmental Law;

"Indebtedness" means, with respect to any Person, all the Person's present and future indebtedness, liabilities and obligations of every nature and kind whatsoever, whether absolute or contingent, material or not, known or unknown, direct or indirect, including indebtedness created, incurred, assumed or guaranteed by such Person, all indebtedness for borrowed money, any obligation arising in respect of any Swap or similar obligation, the redemption amount of all preferred shares redeemable at the option of the holder, and all liabilities which in accordance with GAAP would appear on the liability side of a balance sheet of such Person prepared as at such time;

"Indebtedness for Borrowed Money" means, with respect to a Loan Party at any time, all indebtedness, liabilities and obligations of the Loan Party at such time:

(a)  in respect of money borrowed (whether by such Loan Party or not);

(b) in respect of any lease which would be accounted for as either a Capital Lease or synthetic lease or any other obligation under which interest charges are customarily paid, and being the amount thereof determined in accordance with GAAP which would be required to be classified and accounted for as a Capital Lease;

(c)  in respect of Swap Indebtedness;

(d) in respect of "take-or-pay" or similar prepaid Indebtedness of such Loan Party whereby it is obligated to settle, at some future date more than 90 days from the date the obligation is incurred, payment in respect of a commodity, whether by deliveries (accelerated or otherwise) of such commodity, payment of money or otherwise howsoever;

(e) in respect of reimbursement obligations under letters of credit and letters of guarantee;

(f) in connection with the acquisition of assets or receipt of services or both unless the same are payable on normal trade terms in less than 6 months from the date incurred and are not the subject of any renewal or extension provisions or arrangements;

(g) held by or payable to a bank, trust or insurance company, financial institution or other Person whose principle business is lending money, and including as a result of any assignment or transfer; or

(h) for Contingent Liabilities in respect of any such Indebtedness for Borrowed Money (as hereinbefore defined);

"Intercorporate Debt" means Indebtedness of the Borrower or any Guaranteeing Subsidiary to KS Luxembourg S.A.R.L. which has been subordinated and postponed pursuant to the KLUX Subordination to all Indebtedness of them to the Agent or the Lenders pursuant to any Loan Document;

"Intercreditor Subordination Agreement" means the October 13, 2000 inter-creditor agreement entered into between the Loan Parties, Bank of Montreal, the Syndicated Agent, the Syndicated Lenders and KeySpan Corporation in relation, inter alia, to the subordination of Indebtedness under the Syndicated Facility to Indebtedness under the Original Loan Agreement and to which the Agent and the Lenders have become a party pursuant to the "Assignment and Novation Agreement" dated concurrently herewith;

"Interest Coverage Ratio" means, as at the end of each Fiscal Quarter, the ratio of EBITDA to Interest Expense of the Borrower for the 12 month period ending on the last day of such Fiscal Quarter;

"Interest Date" means the last Business Day of each month;

"Interest Determination Date" means, with respect to a Libor Loan, the date which is 2 Banking Days prior to the first day of the Libor Interest Period applicable to such Libor Loan;

"Interest Expense" means, in respect of any period and on a consolidated basis for the Borrower, an amount equal to all interest expenses (including discounts in respect of bankers' acceptances or commercial paper) and fees (including Guarantee, standby, commitment, structuring, agency, management, acceptance, stamping or other fees) in respect of Indebtedness or credit facilities, whether expensed or capitalized (but as to capitalized amounts, only that amount amortized in the relevant period), in accordance with GAAP, including:

(a) that portion of all lease payments in respect of Capital Leases of the Borrower and its Subsidiaries which is or, in accordance with GAAP, should be classified as an interest expense in the consolidated statement of income of the Borrower;

(b) the net loss or gain associated with interest rate hedging obligations relating to debt obligations; and

(c)  amortization of deferred financing charges or premiums on indebtedness;

but excluding any of the foregoing to the extent it relates to Intercorporate Debt;

"Interest Payment Date" means:

(a) with respect to Prime Loans and US Base Rate Loans, the last Business Day of each calendar month;

(b)  with respect to a Libor Loan, the Libor Interest Date; or

(c) such other date or dates as the Borrower and the Agent may agree in writing;

"Interest Swap" means a financial arrangement entered into between a Person and a counterparty on a case by case basis, in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate related transactions, the purpose and effect of which is to mitigate or eliminate its exposure to fluctuations in interest rates;

"Judgment Currency" has the meaning set forth in Section 13.3;

"KECI" means Keyspan Energy Canada Inc. (formerly known as Gulf Midstream Services Limited), a wholly-owned Subsidiary of the Borrower, having its principal office in Calgary, Alberta;

"KEFL" means Keyspan Energy Facilities Limited (formerly known as GMS Facilities Limited), a wholly-owned Subsidiary of the Borrower, having its principal office in Calgary, Alberta;

"KeySpan Canada" means TNG Liquids Ltd., a corporation incorporated under the laws of Alberta having its principal offices in Calgary, Alberta;

"KLUX Subordination" means the amended and restated subordination agreement dated concurrently herewith which amends and restates the subordination agreement dated December 22, 2000 entered into among Bank of Montreal (on behalf of the lenders under the Original Credit Agreement), the Borrower, Keyspan Luxembourg S.A.R.L. and the Guaranteeing Subsidiaries in relation, inter alia, to the subordination of Intercorporate Debt of any Loan Party to Keyspan Luxembourg S.A.R.L. to any Indebtedness of any Loan Party to Bank of Montreal or any lenders pursuant to, inter alia, the Original Credit Agreement or any "Loan Document" thereunder and to which the Agent and the Lenders have become a party pursuant to the "Assignment and Novation Agreement" dated concurrently herewith;

"Letter of Credit" means a letter of credit or letter of guarantee denominated in Canadian Dollars or US Dollars and issued by the Agent, on behalf of the Lenders, for the account of the Borrower at the request of the Borrower pursuant to Section 3.14;

"Letter of Credit Fee" means, with respect to a Letter of Credit issued by the Agent, on behalf of the Lenders, a per annum rate equal to the Margin applicable to the issuance of the Letter of Credit and payable in the currency in which the Letter of Credit is denominated;

"Land Rights" means easements, rights-of-way, surface leases, fee simple titles, subleases, licenses of occupation and permits by virtue of which a Person is entitled to occupy and access lands used or useful for the purposes of owning or operating Midstream Facilities, including, without limitation, the Land Rights detailed in Schedule "K";

"Lender's Proportion" means, at any time and from time to time with respect to each Lender, the proportion that the amount of its Commitment bears the amount of the Total Commitment at such time and if the Total Commitment is cancelled or terminated, "Lender's Proportion" shall mean the Lender's Proportion of such Lender in effect immediately prior to such cancellation or termination;

"Lenders" means each of the financial institutions named on the signature pages hereto as Lenders and NBC in its capacity as a Lender but excluding NBC in its capacity as the Agent; and any other financial institution which is an Eligible Assignee, has executed a Lender Transfer Agreement pursuant to Section 13.1 and which Lender Transfer Agreement has been executed by the assignee and the Agent, and "Lender" means any 1 of them;

"Lender Transfer Agreement" means an agreement in the form attached hereto as Schedule "G";

"Libor" means, with respect to any Libor Interest Period applicable to a Libor Loan, the rate determined by the Agent, based on a 360 day year, rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%, as the average of the offered quotations appearing on Reuters Page LIBO (or if such Reuters Page LIBO shall not be available the average of the offered quotations appearing on Telerate Page 3750 or if such Telerate Page shall not be available, any successor or similar services as may be selected by the Agent) for a period equal to the number of days in the applicable Libor Interest Period, for deposits in US Dollars of amounts comparable to the principal amount of such Libor Loan to be outstanding during such Libor Interest Period, at or about 11:00 a.m. (London, England time) 2 Banking Days prior to a Drawdown Date, Conversion Date or Rollover Date, as the case may be, for such Libor Interest Period. If neither the Reuters Page LIBO, Telerate Page nor any successor or similar service is available, then "Libor" shall mean, with respect to any Libor Interest Period applicable to a Libor Loan, the rate determined by the Agent, based on a 360 day year, rounded upwards, if necessary, to the nearest whole multiple of 1/16th of 1%, at which the Agent, in accordance with its normal practice, would be prepared to offer to leading banks in the London interbank market for delivery by the Agent on the first day of the applicable Libor Interest Period for a period equal to the number of days in such Libor Interest Period, deposits in US Dollars of amounts comparable to the principal amount of such Libor Loan to be outstanding during such Libor Interest Period, at or about 11:00 a.m. (London, England time) 2 Banking Days prior to a Drawdown Date, Conversion Date or Rollover Date, as the case may be, for such Libor Interest Period;

"Libor Interest Date" means the date falling on the last day of each Libor Interest Period; provided that if the Borrower selects a Libor Interest Period for a period longer than 3 months, the Libor Interest Date shall be each date falling every 3 months after the beginning of such Libor Interest Period and the date falling on the last day of such Libor Interest Period;

"Libor Interest Period" means, with respect to each Libor Loan, the initial period (subject to availability) of approximately 1 month, 2 months, 3 months and 6 months (as selected by the Borrower and notified to the Agent at the Agent's Branch of Account pursuant to Section 3.4 or 3.10) commencing on and including the Drawdown Date, Conversion Date or Rollover Date, as the case may be, applicable to such Libor Loan and ending on and including the last day of such initial period, and thereafter, each successive period (subject to availability) of approximately 1 month, 2 months, 3 months, or 6 months (as selected by the Borrower and notified to the Agent at the Agent's Branch of Account pursuant to Section 3.4) commencing on and including the last day of the prior Libor Interest Period; provided that no Libor Interest Period may be selected which ends after the Maturity Date;

"Libor Loans" means the Accommodations or any portion thereof, made available by the Lenders to the Borrower pursuant to Sections 3.4, 3.10 or 3.11 and outstanding from time to time, which are denominated in US Dollars, as applicable, and on which the Borrower has agreed to pay interest in accordance with Section 5.3;

"Loan Documents" means this Agreement, the Security, each Bankers' Acceptance, and all other certificates, instruments and documents delivered by or on behalf of the Borrower or any Guaranteeing Subsidiary in connection therewith from time to time;

"Loan Parties" means the Borrower and each of the Guaranteeing Subsidiaries, and "Loan Party" means any of them;

"Loans" means the aggregate principal amount of Accommodations outstanding from time to time pursuant to this Agreement by way of Prime Loans, Libor Loans and US Base Rate Loans and "Loan" means any Prime Loan, Libor Loan or US Base Rate Loan;

"Majority Lenders" means:

(a)  where there is only 1 Lender, such Lender;

(b)  where there are less than 3 Lenders, all of the Lenders;

(c) during the continuance of a Default or an Event of Default, those Lenders (but in no circumstances less than 2) to whom there is owing 66-2/3% or more of the aggregate Outstandings; and

(d) at any other time those Lenders (but in no circumstances less than 2), the Commitments of which are, in the aggregate, at least 66-2/3% of the Total Commitment;

"Margin" means, at any time, a margin, expressed as a rate per 365 day period for Prime Loans, US Base Rate Loans, Bankers' Acceptances and Letters of Credit or in the case of Libor Loans, per 360 day period, payable to the Lenders with respect to:

======================================= === ==================================================================================
        Type of Accommodation                                      Senior Funded Debt to EBITDA Ratio
--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------

--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------
                                              <2.00 to 1.0        >2.00 to 1.0        >2.5 to 1.0
                                                                  -                   -
                                                                       to                   to              >3.00 to 1.0
                                                                   2.49 to 1.0        <3.00 to 1.0          -
--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------
Prime Loans and US Base Rate Loans                   12.5              37.5                 62.5               112.5
--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------

Bankers' Acceptances
(acceptance fees)                                   137.5             162.5                187.5               237.5
--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------

Libor Loans                                         137.5             162.5                187.5               237.5
--------------------------------------- --- ------------------ -------------------- ------------------- ----------------------

Letters of Credit                                   137.5             162.5                187.5               237.5
======================================= === ================== ==================== =================== ======================



"Mark to Market Amount" means an amount calculated in the aggregate for all of the Loan Parties as at a particular date as the sum of the following amounts (in each case if a positive number):

(a) the aggregate Swap Indebtedness of all of the Loan Parties, net of any "in the money" positions of the Loan Parties on such date in respect of outstanding Swaps;

(b) an amount, in respect of all Gas Liquids which, as of such date, any Loan Party owns and holds in storage (including Gas Liquids in transit) or has an obligation to purchase (pursuant to future deliveries) for its own account, determined as the difference between all amounts paid or payable by any Loan Party in respect of the purchase of such Gas Liquids, and deducting therefrom an amount equal to:

     (i) the aggregate proceeds payable to the applicable Loan Party pursuant to any then outstanding sales contracts with arm's length purchasers (or with non-arm's length purchasers on terms which would be applicable on an arm's length basis and reflecting fair market value) entered into by such Loan Party for the sale of such Gas Liquids and under which the purchasers are not then in default of any payment obligations in excess of 30 days; and

     (ii) in respect of all other Gas Liquids, an amount equal to the aggregate value of such Gas Liquids on such date calculated on the basis of the "NGL Ref. Price" and "Condensate Ref. Price" (as defined in the Buy/Sell Agreements on the Effective Date) for the month immediately preceding such date, as applicable; and

(c) the aggregate amount which, as of such date, any Loan Party is committed for its own account to pay for the purchase of Gas (whether for past or future deliveries) in respect of which a matching sale transaction as referred to in Section 9.2(i)(v) is not in place, less an amount equal to the aggregate value of such Gas on such date, calculated as the product of the Monthly Price times the Remaining Quantity. For the purposes hereof, "Remaining Quantity" means the sum of (i) the quantity of Gas previously delivered to, but not yet paid for by, the Loan Parties under such transactions and (ii) the total quantity of Gas remaining to be delivered to the Loan Parties under such transactions, and "Monthly Price" means the "Alberta Spot Price - AECO C/N.I.T. (7A) C$/GJ" for the applicable month as published in the Canadian Gas Price Reporter in the table entitled "Monthly Canadian and U.S. natural gas price summary".

"Marketing Business" means the marketing of any Gas Products by the Loan Parties, either as principal or agent, pursuant to the Marketing Contracts and other similar contracts pursuant to which any Loan Party may from time to time market, or assume an obligation to market, any Gas Products;

"Marketing Contracts" means those contracts and agreements set forth in Schedule "N" and any similar material contracts entered into after the Effective Date by a Loan Party in respect of its Marketing Business;

"Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), operations, assets or results of operations of the Borrower and its Guaranteeing Subsidiaries taken as a whole, or their ability to pay amounts payable by them when due under the Loan Documents or, in respect of any Loan Party, a material adverse effect on:

(a)  the validity or enforceability of any Loan Document to which it is a party;

(b) its ability to perform its obligations (other than payment obligations, as aforesaid) in all material respects under the Loan Documents to which it is a party; or

(c) the rights and remedies of the Agent or the Lenders under any of the Loan Documents to which it is a party;

and, in the case of the Partnership, includes a material adverse effect on its ability to conduct its business as contemplated by the GMS Agreements or the Material Contracts;

"Material Contracts" means each of the agreements, contracts and instruments set forth in Schedule "L" and Schedule "N";

"Maturity Date" means January 23, 2004, or if such date is extended  pursuant to
Section 3.13, the date to which it has been extended;

"Midstream Facilities" means any Gas pipeline, Gas compressing facility, Gas processing plant, Gas Liquids fractionation facility, Gas Liquids storage facility or other similar facility in which Gas or Gas Products are processed, treated, compressed, stored, transported or otherwise handled or dealt with after being produced;

"NBC" means National Bank of Canada, a Canadian chartered bank and its successors and permitted assigns;

"Net Income" means, on a consolidated basis for the Borrower, net income calculated in accordance with GAAP;

"NGL Purchase and Sale Agreement" means the agreement entitled as such dated December 1, 1998, between Gulf and the Partnership;

"Non-Acceptance Discount Rate" means, for any day, the arithmetic average of the Discount Rate in paragraph (a) of the definition thereof and items (b)(i) or items (ii), as applicable of such definition;

"Non- Acceptance Lender" is a Lender which is not a Schedule I Lender, Schedule II Lender or Schedule III Lender;

"Non-Agreeing Lender" has the meaning set forth in section 3.13(c);

"1 Month B/A Rate" means on any day the CDOR Rate hereunder (determined as of 10:00 a.m. Toronto time on such day) which would be applicable in respect of an issuance of 1 month Bankers' Acceptances in an aggregate amount of Cdn $10,000,000 issued on such day, or if such day is not a Business Day, then such rate as determined at such time on the immediately preceding Business Day;

"Old System Lenders" means a Lender which is not able to issue bankers' acceptances as depository bills under the Depository Bills and Notes Act (Canada);

"Outstandings" at a time means, in relation to the Credit Facility the aggregate at the time of:

(a) the Equivalent Amount in Canadian Dollars of the principal amounts outstanding of, and all overdue and unpaid interest outstanding in respect of, Prime Loans, US Base Rate Loans and Libor Loans, and an amount equal to the amount to be repaid on the maturity of any BA Equivalent Advance in respect of such BA Equivalent Advance;

(b)  the face amount of outstanding Bankers' Acceptances;

(c) the Equivalent Amount in Canadian Dollars of Indebtedness of any Loan Party to the Lenders or the Agent hereunder not included in any of the foregoing; and

(d) the Equivalent Amount in Canadian Dollars of the aggregate maximum uncancelled and undrawn portions of the face amounts of outstanding Letters of Credit;

"Participation Date" has the meaning set forth in section 3.14(b);

"Participating Lenders" has the meaning set forth in section 3.14(a);

"Participating Proportion" has the meaning set forth in section 3.14(b);

"Partnership" means Keyspan Energy Canada Partnership (formerly known as Gulf Midstream Services Partnership), a general partnership formed under the laws of the Province of Alberta of which the sole partners are the Borrower, Solex Production Ltd. and KECI;

"Partnership Agreement" means the general partnership agreement of the Partnership, initially entered into among Gulf, the Borrower and KECI dated December 1, 1998 as amended September 23, 1999 and as amended and restated as of December 1, 2002 among the Borrower, Solex Production Ltd. and KeySpan Energy Canada Inc., and as from time to time amended as permitted hereunder;

"Permits" means those licenses, permits and other Governmental Authorizations set forth in Schedule "M";

"Permitted Disposition" means, in respect of the Borrower or a Guaranteeing Subsidiary, any of the following:

(a) sales or dispositions by a Guaranteeing Subsidiary to the Borrower, by a Guaranteeing Subsidiary to another Guaranteeing Subsidiary or by the Borrower to a Guaranteeing Subsidiary;

(b) any sale, lease, sublease, trade, abandonment, surrender or other disposition of any assets which may have become worn out, unserviceable, obsolete, unsuitable or unnecessary in operations or activities relating to the business of the Loan Parties, taken as a whole, provided that such sale, lease, sublease, trade or other disposition is in keeping with prudent industry practice;

(c) any sale, lease, transfer or other disposition of assets in the ordinary course of business if:

     (i) such assets are sold, leased, transferred or disposed of for proceeds not less than their fair market value at the time of such disposition;

     (ii) no Default or Event of Default has occurred and is continuing or would exist if such disposition is effected; and

     (iii)an amount equal to the proceeds of such disposition, net of direct costs of such disposition, is reinvested in Assets within 180 days from the date of the transaction giving rise thereto or such proceeds are applied on account of a cancellation of the Total Commitment and a permanent reduction in the principal amount of Indebtedness hereunder;

(d) dispositions of Gas Products or other Petroleum Substances constituting inventory of a Loan Party disposed of in the ordinary course of such Loan Party's business; and

(e) any other sale or disposition which the Majority Lenders agree to in writing;

"Permitted Encumbrances" means, as of any date:

(a) Security Interests granted in favour of the Agent or any Lender to secure any Indebtedness under any of the Loan Documents;

(b) all rights reserved to or vested in any Government Authority by the terms of any lease, license, franchise or permit or by a statutory provision to terminate the lease, license, franchise or permit, to require periodic payments as a condition of continuance or to effect a termination of any such lease, license, franchise or permit or to distrain against or to obtain a lien on any property or assets of a Loan Party in the event of failure to make any such periodic payments;

(c) undetermined or inchoate Security Interests (including operators', mechanic's, builder's, materialmen's and similar liens) arising in the ordinary course of business, to the extent such Security Interests relate to obligations not due or delinquent at that time (or if due or delinquent, are being diligently contested in good faith by the applicable Loan Party by appropriate proceedings for amounts in the aggregate not in excess of $5,000,000);

(d) Security Interests for Taxes, assessments or other governmental charges or levies imposed upon a Loan Party or upon its income or profits or property (including Security Interests securing assessments under workers' compensation laws, unemployment insurance or similar social security legislation), if the same are not yet due and payable (or if due or delinquent, are being diligently contested in good faith by such Loan Party by appropriate proceedings in respect of which there is no potential of forfeiture of any material property interest of any Loan Party);

(e) the excess of any amount of any Taxes, rates, assessments or governmental charges or levies for which final assessments (to the extent final assessments are issued or applicable) have not been received over and above the amount of such Taxes, rates, assessments or governmental charges or levies as set out in the applicable filings made by the applicable Loan Party;

(f) easements, rights of way, servitudes, zoning restrictions and other similar rights and interests in land (including surface rights for railways, sewers, drains, watermains, pipelines, gas mains, electric, light, power, cable television and telephone and telegraph poles, wires and cables (which do not in the aggregate materially impair the use and benefit of any land subject thereto);

(g) any Preferential Rights applicable to a Loan Party as set forth in Schedule "R";

(h) the reservations, limitations, provisions and conditions contained in an original grant from the Crown of any lands or interests therein and statutory exceptions to title;

(i) Security Interests in respect of any material judgment rendered, or claim filed, against any Loan Party which such Loan Party shall be contesting in good faith and liens resulting from a deposit of cash, security or appeal bonds to secure the costs of ongoing litigation, provided that the execution or enforcement of any such lien, judgment or claim is effectively stayed or appropriate security in respect thereof is posted with the Agent as the Agent may reasonably require;

(j) any Security Interest or right of distress reserved in or exercisable under any lease or sublease for rent or otherwise to effect compliance with the terms of such lease or sublease in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which are being contested at the time in good faith for amounts in the aggregate not in excess of Cdn. $5,000,000;

(k) Security Interests (including cash deposits) securing the performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness), statutory obligations, appeal bonds and performance bonds incurred as incidental to and in the ordinary course of a Loan Party business, if all such Security Interests neither singularly nor in the aggregate secure obligations in excess of Cdn $5,000,000;

(l) Security Interests (including cash deposits) given by a Loan Party to a public utility or any Governmental Authority when required by such public utility or Governmental Authority in the ordinary course of the business of such Loan Party in connection with its operations if such Security Interests do not, either alone or in the aggregate, materially impair the use of the property affected in the conduct of the business of such Loan Party;

(m) any other Security Interests which the Majority Lenders agree in writing shall be permitted;

(n) any Security Interest to secure a Purchase Money Obligation, provided that the property subject to such Security Interest is limited to the property in respect of which the Purchase Money Obligation was incurred or assumed, and the identifiable or traceable proceeds thereof; and for purposes hereof "Purchase Money Obligation" means:

     (i) indebtedness incurred, assumed or owed by a Loan Party as all or part of, or incurred or assumed by a Loan Party to provide funds to pay the purchase price of any property or assets acquired by such Loan Party provided that:

          (A) the aggregate principal amount of all such indebtedness, in respect of all such purchases of property or assets does not, at any time, exceed $500,000; and

          (B) no Loan Party or Affiliate thereof, immediately prior to entering into an agreement for the acquisition of such property or assets, owns or has any interest in, or any entitlement to own, or has an interest in, the property or assets or a portion thereof being so acquired; and

     (ii) in the extension, renewal, refinancing or replacement (or success of extensions, renewals, refinancings or replacements), whether from the same or another lender, in whole or in part, of any Indebtedness referred to in paragraph (i) above, provided that the principal amount of Indebtedness secured by such extension, renewal, refinancing or replacement shall not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal, refinancing or replacement, and the security interests granted in respect of such Indebtedness shall be limited to all or a part of the property or assets which secured such Indebtedness immediately prior to such extension, renewal, refinancing or replacement;

(o) any extension, renewal or replacement (or success of extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding paragraphs (a) to (m) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the principal amount of the Indebtedness or obligations secured thereby is not increased;

"Permitted Indebtedness" means:

(a)  Indebtedness under the Loan Documents;

(b) Indebtedness of the Borrower to a Guaranteeing Subsidiary or Indebtedness of a Guaranteeing Subsidiary to the Borrower;

(c) Indebtedness of the Borrower or a Guaranteeing Subsidiary incurred in the ordinary course of business for (i) trade payables or (ii) cash calls or reimbursement of operators pursuant to operating or similar agreements entered into by it in the ordinary course of business and provided, in each case, that the same are payable on normal trade terms in less than 6 months from the date incurred and not the subject of any renewal or extension provisions or arrangements;

(d) Syndicated Indebtedness not exceeding in principal amount from time to time the Syndicated Facility Amount;

(e)  Intercorporate Debt;

(f) Contingent Liabilities (other than Guarantees and indemnities in respect of Indebtedness for Borrowed Money) incurred in the ordinary course of business of a Loan Party and which, in any event, (after any time when liability thereunder can be reasonably quantified in respect of a particular circumstance) do not in the aggregate exceed Cdn. $5,000,000; and

(g) Indebtedness applicable pursuant to the definition of Mark to Market Amount not exceeding Cdn. $5,000,000;

"Permitted Title Defects" means, in respect of any particular asset of the Borrower or any Guaranteeing Subsidiary, the following defects in its title thereto:

(a)  Permitted Encumbrances;

(b) title defects or irregularities which are of a minor nature and in the aggregate will not materially impair the use of the property for the purposes for which it is held, or impair its saleability, or cause a material disruption or reduction in the production or cash flow (if any) associated therewith; and

(c) title defects which are disclosed to and expressly consented to in writing by the Majority Lenders as constituting Permitted Title Defects hereunder or of which the Agent has actual (and not merely constructive) knowledge prior to any Accommodation first being made hereunder;

"Person" means any individual, firm, partnership,  company, corporation or other
body  corporate,   government,   governmental  body,  agency,   instrumentality,
unincorporated body of persons or association;

"Petroleum Substances" means petroleum, crude oil, crude bitumen, synthetic crude oil, oilsands, bituminous sands, natural gas, natural gas liquids and specific products derived therefrom, condensate, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with or derived from any of the foregoing, including hydrogen sulphide, sulphur and coke;

"Preferential Right" means any pre-emptive right, right of first refusal or right of first offer pursuant to which any Person may have a right of acquisition in relation to any asset, property or undertaking;

"Prime Loans" means the Accommodations or any portion thereof made available by the Lenders to the Borrower pursuant to Section 3.4, and outstanding from time to time, which are denominated in Canadian Dollars and on which the Borrower has agreed to pay interest in accordance with Section 5.1;

"Prime Rate" means, with respect to Prime Loans, the greater on any day of:

(a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by the Agent in Canada; and

(b) a rate of interest per 365 day period equal to the sum of the 1 Month B/A Rate plus 1%;

"Purchasing Lender" has the meaning set forth in Section 3.13(c);

"Purchase and Sale Agreement" means the purchase and sale agreement among Gulf, KECI, KEFL, the Partnership and the Borrower dated as of October 13, 2000;

"Rateably" means the proportion that the amount of the Outstandings of any Lender (as the case may be) bears to the aggregate of the Outstandings of all Lenders;

"Reference  Lenders"  means,  if there is only 1  Lender  which is a bank  under
Schedule II or Schedule III to the Bank Act (Canada), such Lender and, if there is more than 1 such Lender, any 2 of such Lenders agreed to by the Borrower and the Agent from time to time;

"Release" means any presence, release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, leeching or migration of any element or compound in or into the indoor or outdoor environment (including the abandonment or disposal of any barrels, tanks, containers or receptacles containing any contaminant), or in, into or out of any vessel or facility, including the movement of any contaminant through the air, soil, subsoil, surface, water, groundwater, rock formation or otherwise which is or may be (under any circumstances, whether or not they have not occurred);

(a) contrary to any Applicable Laws, Governmental Authorization, the terms of any title or operating document, or to any other authorization, permit or license; or

(b)  harmful to any Person, property or the environment;

"Replacement Lender" has the meaning set forth in Section 3.14(d);

"Request for Extension" means a request of the Borrower in the form attached as Schedule "F";

"Rimbey Shares" means 20,303 common shares in the capital stock of Rimbey Pipeline Co. Ltd.;

"Rollover" means:

(a) with respect to any Libor Loan, the continuation of all or a portion of such Libor Loan (subject to the provisions hereof) for an additional Libor Interest Period subsequent to the initial or any subsequent Libor Interest Period applicable thereto, all in accordance with Section 3.10; and

(b) with respect to Bankers' Acceptances, the issuance of new Bankers' Acceptances (subject to the provisions hereof) in respect of all or any portion of Bankers' Acceptances which are maturing, all in accordance with
     Section 3.6;

"Rollover Date" means a Business Day or Banking Day that the Borrower has notified the Agent at the Agent's Branch of Account as the date on which the Borrower has elected to rollover an Accommodation, or a portion thereof, pursuant to Section 3.10;

"Rollover Notice" means a notice in the form of Schedule "D";

"Schedule I Lender" means a Lender which is a Canadian  chartered bank listed on
Schedule I to the Bank Act (Canada);

"Schedule II Lender" means a Lender which is a Canadian chartered bank listed on
Schedule II to the Bank Act (Canada);

"Schedule III Lender" means a Lender which is a Canadian chartered bank listed on Schedule III to the Bank Act (Canada);

"Security" means all documents, instruments or agreements directly or indirectly assuring or securing the Lenders in respect of the Outstandings; and any amendments to any of the foregoing; any indentures or instruments supplemental to or in implementation of any of the foregoing; and any and all other documents, instruments or agreements pursuant to which the Agent or any Lender is assured or granted or receives a Security Interest pursuant to the terms hereof (including as provided in Section 6.1) or thereof;

"Security Interest" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement (including, without limitation, a Capital Lease) or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not;

"Senior Funded Debt" means, at any time and as determined in accordance with GAAP on a consolidated basis for the Borrower, an amount equal to Funded Debt but, for the purposes of this Agreement, for so long as the Intercreditor Subordination Agreement is in full force and effect, Senior Funded Debt shall not include Syndicated Indebtedness that is subordinated and postponed to the Outstandings pursuant to the terms and conditions of the Intercreditor Subordination Agreement;

"Senior Funded Debt to EBITDA Ratio" means, as of the last day of a Fiscal Quarter, the ratio of Senior Funded Debt to EBITDA, and for the purposes of this Agreement, the ratio as of the Effective Date is acknowledged to be <2.0 to 1;

"Shareholders' Tangible Equity" means, in respect of the Borrower, as at the last day of any Fiscal Quarter, and as determined in accordance with GAAP on a consolidated basis, the aggregate of (i) shareholders' equity classified as such on the consolidated balance sheet of the Borrower including, without limitation, retained earnings, the share capital and contributed surplus accounts of the Borrower appearing on the consolidated balance sheet of the Borrower excluding
(A) any subscribed for but unissued share capital, and (B) any amounts attributable to shares of the Borrower or any Subsidiary which are redeemable for cash at the option of the holder thereof (whether or not the circumstances entitling the holder to such redemption have then occurred or are applicable); plus (ii) Indebtedness of the Borrower which has been subordinated to Indebtedness of the Borrower to the Lenders and the Agent hereunder and under any other Loan Document pursuant to a subordination agreement in form and substance satisfactory to the Lenders and specifically including the Intercorporate Debt but excluding the Syndicated Indebtedness;

"Standby Fee Rate" means, at any time, the rate, expressed as a rate per annum based on a year of 365 days, as set out in the following table opposite the applicable Funded Debt to EBITDA Ratio from time to time:

         ================================= =========================================================================================
                                                                         Senior Funded Debt to EBITDA Ratio
         --------------------------------- ----------------------- ---------------------- ---------------------- -------------------
                                                <2.00 to 1.0           >2.00 to 1.0          >2.5 to 1.0
                                                                       -                     -
                                                                            to                     to                 >3.00 to 1.0
                                                                                                                      -
                                                                       =2.49 to 1.0           < 3.00 to 1.0
         --------------------------------- ----------------------- ---------------------- ---------------------- -------------------
         Standby Fee Rate
                                                    20                     30                     40                     50
         ================================= ======================= ====================== ====================== ===================


"Subsidiary" means:

(a) a Person of which another Person alone or in conjunction with its other Subsidiaries owns an aggregate number of Voting Shares sufficient to enable the election of a majority of the directors (or other Persons performing similar functions) regardless of the manner in which other Voting Shares are voted;

(b) a Person of which another Person alone or in conjunction with its other Subsidiaries has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors (or other Persons performing similar functions) or otherwise exercise control over the management and policies of such Person; and

(c)  any partnership or joint venture of which a Person:

     (i)  is the general or managing partner; or

     (ii) directly or indirectly, owns more than 50% of the equity or beneficial interest thereof;

and shall include any Person in like relation to a Subsidiary, and for the purposes hereof in respect of the Borrower includes, without limitation, KECI, KEFL, Solex Production Ltd. and the Partnership;

"Subsidiary Guarantee" means a guarantee in the form of Subsidiary Guarantee executed by KEFL, and the Subsidiary Guarantee and Indemnity executed by the Partnership, on the Effective Date, with such changes as the Agent may approve;

"Swap" means any Commodity Swap, Currency Swap or Interest Swap;

"Swap Indebtedness" means at any time for a Person in respect of all Swaps to which it is a party or by which it is bound, the aggregate net amount, if any, which (as of the date of any determination of the amount thereof) would be payable by such Person under all agreements evidencing such Swaps in settlement of obligations arising thereunder as a result of an early termination of all such Swaps, together with all interest, fees and other amounts payable thereon or in connection therewith;

"Syndicated   Agent"   means  the  Person   from  time  to  time  named  as  the
"Administrative Agent" pursuant to the Syndicated Credit Agreement, being on the date hereof Royal Bank of Canada;

"Syndicated Credit Agreement" means the Cdn.$200,000,000 extendible revolving/term credit facility credit agreement among the Borrower, Royal Bank of Canada, as agent, and the Syndicated Lenders as Lenders, dated July 29, 1999, as amended to the date hereof;

"Syndicated Facility" means the credit facility provided to the Borrower pursuant to the terms of the Syndicated Credit Agreement;

"Syndicated Facility Amount" means the principal amount of the commitments of the Syndicated Lenders under the Syndicated Credit Agreement aggregating Cdn. $200,000,000 as such amount is reduced (but not increased) pursuant to the provisions of the Syndicated Credit Agreement;

"Syndicated Indebtedness" means the outstanding principal amount of all Indebtedness of the Borrower to the Syndicated Lenders under the Syndicated Facility, such amount being determined by including the principal amount of all outstanding loans and the face amount of all outstanding Bankers' Acceptances thereunder, together with all interest, fees and other amounts payable thereunder;

"Syndicated Lenders" means, on the date hereof, Royal Bank of Canada, JPMorgan Chase Bank, Bank of Montreal, Bank One, National Association, Alberta Treasury Branches and such other lenders as may from time to time become party to the Syndicated Credit Agreement in addition to or in replacement of any of the foregoing lenders, and in accordance with and as permitted by the provisions of the Syndicated Credit Agreement;

"Tax" means all present and future taxes, rates, levies, imposts, assessments, dues, government fees, stamp taxes, deductions, charges or withholdings, and all liabilities with respect thereto, and any interest, additions to tax and penalties imposed with respect thereto, excluding, with respect to a Lender, taxes imposed on its income or capital and franchise taxes imposed on it by any taxation authority;

"Taylor Units" means limited partnership interests in the Taylor NGL Limited Partnership, a limited partnership holding limited partnership interests in the Taylor Gas Liquids Limited Partnership;

"Total Commitment" means the amount of Cdn. $75,000,000 (being all of the Commitments) as hereafter cancelled, reduced or terminated from time to time pursuant to this Agreement;

"US Base Rate" means, on any day with respect to US Base Rate Loans, the greater of:

(a) the annual rate of interest announced from time to time by the Agent as being its reference rate then in effect for determining interest rates on US Dollar denominated commercial loans made by the Agent in Canada; and

(b) a rate of interest per 365 day period equal to the Fed Funds Rate plus 100 bps;

"US Base Rate Loans" means the Accommodations or any portion thereof, made available by the Lenders to the Borrower pursuant to Sections 3.4 or 3.10 and outstanding from time to time, which are denominated in US Dollars and on which the Borrower has agreed to pay interest in accordance with Section 5.2;

"US Dollars" and the symbol "US$" each means lawful money of the United States of America; and

"Voting Shares" means share capital of any class of any corporation which carries voting rights to elect the board of directors under any circumstances, but shares which carry the right to so vote conditionally upon the happening of an event shall not be considered Voting Shares until the occurrence of such event.

1.2        Headings and Table of Contents

     The headings, the table of contents and the Article and Section titles are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3        References

     Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Articles and Schedules are to Sections and Articles of and Schedules to this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions mean and refer to this Agreement.

1.4        Rules of Interpretation

     In this Agreement, unless otherwise specifically provided, the singular includes the plural and vice versa, "month" means calendar month, "quarter" means calendar quarter, and "in writing" or "written" includes printing, typewriting, facsimile or electronically scanned and transmitted documentation evidencing originally signed documentation.

1.5        Generally Accepted Accounting Principles

     All financial statements required to be furnished by the Borrower to the Agent hereunder shall be prepared in accordance with Generally Accepted
Accounting Principles. Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under Generally Accepted Accounting Principles and, except as otherwise provided herein, reference to any balance sheet item, statement of income item or statement of cash flows item means such item as computed from the applicable financial statement prepared in accordance with Generally Accepted Accounting Principles.

1.6        Time

     Unless otherwise provided herein, all references to a time in this Agreement shall mean local time in the City of Toronto, Ontario.

1.7        Monetary References

     Whenever an amount of money is referred to herein, such amount shall, unless otherwise expressly stated, be in Canadian Dollars.

1.8        Payment for Value

     All payments required to be made hereunder shall be made for value on the required day in same day immediately available funds.

                                   Article 2
                         REPRESENTATIONS AND WARRANTIES

2.1        Representations and Warranties

     The Borrower represents and warrants to each of the Lenders and the Agent (all of which representations and warranties the Borrower hereby acknowledges are being relied upon by the Lenders and the Agent in entering into this Agreement) that:

(a) Corporate Existence: the Borrower and each Guaranteeing Subsidiary (other than the Partnership) is a duly incorporated, organized and validly existing corporation, and each is in good standing under the laws of its jurisdiction of incorporation, and is duly registered and qualified as an extra-provincial corporation under the laws of each other jurisdiction in

     Canada in which the nature of any material business transacted by it or the character of any material properties and assets owned or leased by it requires such registration and qualification;

(b)  Partnership  Existence:  the  Partnership  is a  duly  formed  and  validly existing partnership in good standing under the laws of Alberta and qualified to carry on business as a partnership under the laws of the Province of Saskatchewan and each other jurisdiction in Canada in which the nature of any material business transacted by it or the character of any material properties or assets owned or leased by it require such registration and qualification;

(c) Corporate Power: the Borrower and each Guaranteeing Subsidiary (other than the Partnership) has full corporate power and capacity to own its properties and assets and conduct its business as presently conducted;

(d) Partnership Power: the Partnership has full partnership power and capacity to own its properties and assets and conduct its business as presently conducted;

(e) Authorization: the execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or partnership action, as applicable and are within its corporate or partnership power and capacity, as applicable;

(f) Execution: each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party;

(g) Binding Obligations: each Loan Document to which any Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms except as enforceability may be limited by general principles of equity and by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally;

(h) No Legal Bar or Resultant Lien: the execution, delivery and performance by each Loan Party of each of the Loan Documents and the GMS Agreements to which it is a party will not:

     (i) violate any provision of Applicable Law (including financial assistance provisions), its articles or by-laws, the Partnership Agreement or any resolutions passed by the directors, shareholders or (in the case of the Partnership) partners of such Loan Party; or

     (ii) result in a breach of or constitute a default or require any consent under, or result in the creation of any Security Interest (other than Permitted Encumbrances) upon any of its property or assets;

     and the execution, delivery and performance by each Loan Party of each of the Loan Documents and the GMS Agreements to which it is a party and the validity and enforceability thereof does not require any Governmental Authorization (other than filings necessary to perfect the Security and such Governmental Authorizations which have been obtained) and does not and will not contravene any provision of any Governmental Authorization applicable to such Loan Party or any of its assets, properties or interests;

(i)                  Title:

          (i) KEFL is the legal and beneficial owner of the Rimbey Shares, which have been issued as fully paid and non-assessable shares and which constitute not less than 40.6% of the Voting Shares of

               Rimbey Pipeline Co. Ltd., and its title to the Rimbey Shares is free and clear of all adverse claims, Preferential Rights (except pursuant to the Articles of Continuance of Rimbey Pipe Line Co. Ltd.) and Security Interests and (except pursuant to the Articles of Continuance of Rimbey Pipe Line Co. Ltd.) no Person, firm or corporation now has any agreement, option, right, warrant or privilege to purchase or acquire the Rimbey Shares;

          (ii) subject to Permitted Title Defects, each Loan Party has good, valid and marketable title to all of its other material assets, properties and interests, including, without limitation, its undivided working interest ownership percentage and leasehold interest percentage in and to the Facilities as set forth in each of the schedules comprising Schedules "J" and "K", free and clear of all adverse claims, Preferential Rights (except as set forth in Schedule "R") and Security Interests, other than Permitted Encumbrances;

(j)  Use of Assets:

          (i) each Loan Party owns, leases or has the lawful right to use all assets, rights and interests necessary for the conduct of its respective businesses, including all required Governmental Authorizations, all consents, authorizations and approvals of any other Person, and all licenses, trademarks, patents, copyrights or agreements with respect to the use of technology or intellectual property necessary for the ownership, operation or maintenance of such assets, rights or interests;

          (ii) the ownership, use, occupation, operation and maintenance by each Loan Party of its assets and businesses complies with all Applicable Laws and Governmental Authorizations and any required consents, authorizations and approvals of any other Person; and

          (iii)no Loan Party has received any notice of any claim of infringement or any claim challenging or questioning the validity or effectiveness of any such Governmental Authorizations, consents, authorizations or approvals of any other Person, or any such licenses, trademarks, patents, copyrights or agreements with respect to the use or technology or intellectual property;

     except to the extent that failure to have or maintain the same, or any such claim of infringement or claim challenging validity or effectiveness, could not, when taken in the aggregate, reasonably be expected to have any Material Adverse Effect;

(k)  Required Availability:  all utilities,  services,  means of transportation, pipelines, facilities and other materials and equipment necessary or desirable for the operation of the Facilities (including, without limitation all necessary gas, electrical, water and sewage and other waste disposal services and facilities) are available to the Facilities, and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such services, means of transportation, pipelines, facilities and other materials and equipment, except to the extent such availability could not reasonably be expected to have a Material Adverse Effect;

(l) Land Rights: all material Land Rights necessary for owning and operating the Facilities are held by a Loan Party, in any circumstances where a Loan Party is the operator of a Facility, or where a Loan Party is not the operator by a Person holding such Land Rights as agent or trustee for or on behalf of the owners of such Facility, including the applicable Loan Party, and all of such Land Rights are in full force and effect and are not subject to any material default or material defect, other than Permitted Title Defects;

(m) Liens: as of the Effective Date, and except for Permitted Encumbrances, there are, with respect to the Facilities operated by any Loan Party, and to the best of the knowledge, information and belief of the Loan Parties with respect to any Facilities not operated by a Loan Party, no:

     (i) material payments overdue that would give rise to any mechanics, labourers, materialmen's, builders or other similar liens;

     (ii) material payments overdue that would give rise to any Security Interests in favour of any Person, other than a Loan Party, conducting the operation of such Facilities in respect of the joint operation of any Facility;

     (iii)material payments overdue that would give rise to any Security Interest in favour of any Person in respect of Taxes, assessments or water, sewer or other rents or charges; or

     (iv) unsatisfied judgments or executions in any material amount;

(n) Material Contracts: as of the Effective Date and excluding Marketing Contracts, the agreements identified in Schedule "L" include, without limitation, all agreements, contracts, documents or other writings which:

     (i) would involve the payment or receipt of any amounts by or to any Loan Party in any 12 month period which would exceed $10,000,000; or

     (ii) would account for 5% or more of the aggregate volumes of Gas processed, stored or transported by the Facilities in any 12 month period and the Persons identified in the last item on Schedule "L" are the only Persons which would, pursuant to contracts with any such Person (including its Affiliates) be liable to the Loan Parties for receivables which would exceed $5,000,000 in any 12 month period.

     To the best of each Loan Party's knowledge, information and belief, after due inquiry,

          (A) there are presently no material defaults by any of the parties to any of the Material Contracts;

          (B) no Material Contract nor any material term or condition thereof has been terminated or cancelled, nor have there been any material modifications or amendments thereto or material waivers granted in respect thereof other than as referenced in Schedule "L"; and

          (C) each of the Material Contracts is a valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles relating to creditor's rights generally;

(o) Marketing Contracts: as of the Effective Date, the contracts set forth in Schedule "N" constitute all of the material contracts to which any Loan

     Party is a party in a capacity as a seller for its own account and which have a term in excess of 12 months or where, if any such contract was terminated, the liability of any Loan Party could exceed $5,000,000;

(p) Indebtedness: the Loan Parties have not incurred, created or assumed any Indebtedness other than Permitted Indebtedness and, as of the Effective Date, the outstanding Syndicated Indebtedness is Cdn. $200,000,000 and the outstanding Indebtedness on account of Intercorporate Debt is $248,970,268.31 and on the Effective Date the only agreements evidencing Intercorporate Debt are as set forth in Schedule "A" to the Amending and Novation Agreement;

(q) Designations: no Loan Party operating a Facility, nor any other Person operating any Facility on behalf of a Loan Party, has been designated as a "Common Processor" or "Common Carrier" pursuant to the Gas Utilities Act (Alberta) or any similar legislation in any other jurisdiction where any Facilities are located;

(r) Operating Condition: each of the Facilities (with the exception of the Facility set forth in Schedule "J" and described as Paddle River) operated by a Loan Party has, since December, 1998, and in the case of the Facility described in Schedule "J" as Paddle River since August 1, 2000 has, been maintained and operated in accordance with generally accepted engineering practices and in all material respects with all Applicable Laws and Governmental Authorizations (and non-compliance with which could reasonably be expected to result in liabilities or obligations to any Loan Party or Loan Parties at any time in the aggregate in excess of $2,500,000) and is in satisfactory condition for its intended use in accordance with prudent industry practices;

(s) Novations: each Loan Party, to the extent of its ownership interest in any Facility, has been properly novated into all Material Contracts applicable to such Facility and has all rights and privileges of an owner thereunder commensurate with its interest in such Facility except to the extent rights, privileges or interests (including legal title), in accordance with generally accepted industry practice, are held in trust by another Person for and on behalf of the applicable Loan Party;

(t) Dedicated Reserves: no Loan Party has done any act or thing, nor is aware of any act or thing having been done, whereby material Dedicated Reserves have been released from dedication or material amendments, restrictions or alterations made to any dedication covenants in respect thereof;

(u) Operatorship: as of the Effective Date, except for the Facilities described in Schedule "J as "NON OP", the Partnership or KECI is the operator of each of the Facilities and there are no outstanding challenges to such operatorship or seeking the replacement of the Partnership or KECI;

(v) Petroleum and Natural Gas Reserves: no Loan Party has acquired any interest in any petroleum or natural gas reserves, except to the extent that (i) such acquisition was required to acquire or hold a corresponding interest in a Facility, or (ii) such acquisition was made pursuant to Dedicated Reserves, or (iii) such acquisition was made as ancillary to a transaction the primary purpose of which is to allow injection of waste products and in circumstances where the purchase price attributable to such reserves would not exceed $1,000,000;

(w) Default of Contracts: neither the Borrower nor any Guaranteeing Subsidiary is in breach or default of, nor has any event or circumstance occurred, which, but for the passage of time or the giving of notice, or both, would constitute a breach or default, under any agreement or instrument by which the Borrower, any Guaranteeing Subsidiary or any of their respective properties, assets or undertakings are bound, except such breaches, defaults, events or circumstances which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(x) Litigation: except as set forth in Schedule "O", there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any Guaranteeing Subsidiary) pending or threatened against any Loan Party or any of its business, assets or properties at law or in equity by or before any court, tribunal, governmental department, commission, board, bureau, agent or instrumentality, domestic or foreign, or before any arbitrator of any kind and neither the Borrower nor any Guaranteeing Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or any arbitrator of any kind, and which actions, suits or proceedings if determined adversely to any Loan Party could, individually, or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(y) Engineering and Financial Information: all engineering data, production data, economic models, cash flow projections, capital expenditure requirements, budgets and other data provided to the Agent by the Loan Parties in respect of the properties, assets and undertakings of the Loan Parties is, as at the Effective Date in respect of information delivered prior thereto, and in respect of deliveries thereafter as at the date of delivery, true and correct in all material respects and fairly and properly reflects the interests of each Loan Party therein and thereto;

(z) Financial Condition: all financial statements of the Loan Parties submitted to the Agent (including the audited consolidated financial statements of the Borrower for the Fiscal Year ending December 31, 2001 and the unaudited consolidated financial statements of the Borrower for the 9 months ended September 30, 2002) fairly reflect, as of the dates thereof, the consolidated financial condition of the Borrower, the unconsolidated position of each Loan Party to the extent provided in such financial statements and the results of its operations for the periods covered thereby, have been prepared in accordance with Generally Accepted Accounting Principles and, from the date of the latest of such financial statements submitted to the Agent, there has been no changes in the financial condition of any Loan Party or any of its properties, assets, condition or undertakings which have had, or could be reasonably expected to have, a Material Adverse Effect except those which have been specifically disclosed as such in writing to the Agent as having such effect;

(aa) Corporate Organization: as of the Effective Date, Schedule "Q" accurately sets forth the corporate structure of the Borrower, its shareholders and its Subsidiaries;

(bb) Risk Management: neither the Borrower nor any Guaranteeing Subsidiary is a party to any Swap on the Effective Date except as set forth in Schedule "S", and as of the Business Day immediately preceding the Effective Date, the Mark to Market Amount was in an amount not exceeding $5,000,000;

(cc) Subsidiaries: the Borrower has no Subsidiaries other than KEFL, KECI, Solex Production Ltd., KeySpan Canada and the Partnership, each of which are wholly-owned Subsidiaries. As of the Effective Date KeySpan Canada has no material assets, properties or businesses other than ownership of the Taylor Units;

(dd) Taxes:

     (i) each Loan Party has filed all tax returns which were required to be filed, has paid or made provision for payment (in accordance with Generally Accepted Accounting Principles) of all Taxes which are due and payable, and has provided adequate reserves (in accordance with Generally Accepted Accounting Principles) for the payment of any Tax, the payment of which is being contested;

     (ii) all ad valorem, property, production, severance and similar taxes and assessment based on or measured by the ownership of assets or the processing of Petroleum Substances or the receipt of proceeds therefrom payable by any Loan Party in respect of or in relation to its assets have been properly paid and fully discharged; and

     (iii)no reassessment, appeal or material claim is, to the knowledge of any Loan Party, being asserted or processed with respect to Taxes against any Loan Party or in respect of any of its assets or properties which could reasonably be expected to have a Material Adverse Effect if adversely determined;

(ee) Insurance:

     (i) the Borrower and each Guaranteeing Subsidiary has in full force and effect such policies of insurance in such amounts issued by insurers of recognized standing insuring its properties and operations, and providing such coverage as would be maintained by a prudent oil and gas operator engaged in the same or similar business in the localities where its properties and operations are located, and in any event as required by Section 9.1(n);

     (ii) there are no material outstanding insurance claims in respect of physical damage, or for liability in respect of the ownership or operation of any assets, properties or interests of any Loan Party, which are being disputed as to any material liability or amount by any of the insurers in respect thereof, except such as have been disclosed in writing to the Agent;

(ff) Compliance with Laws and Material Contracts: the Borrower and each Guaranteeing Subsidiary is in compliance in all material respects with all Applicable Laws and all Material Contracts;

(gg) Environmental Laws:

     (i) each Loan Party has obtained, and, to the best of the knowledge, information and belief of the Loan Parties, each operator of any Facility not operated by a Loan Party has obtained (in respect of such Facility), all material permits, licenses and other Governmental
          Authorizations which are required under all Environmental Laws in respect of its material businesses, operations and assets and the acquisition, ownership and operation thereof;

     (ii) the Borrower and each Guaranteeing Subsidiary is, and to the best of the knowledge, information and belief of the Loan Parties, each operator of any Facility not operated by a Loan Party is (in respect of such Facility), in all material respects in compliance with Environmental Laws in relation to the material business, activities and assets of the Loan Parties and the operation thereof and in compliance in all material respects with all terms and conditions of all material permits, licenses and other Governmental Authorizations;

     (iii)as of the Effective Date, no Loan Party has received any written notice under any Environmental Laws or Governmental Authorizations in respect of its businesses, operations or assets which could result in any material obligation or liability to any Loan Party; and

     (iv) except as previously disclosed to the Agent in writing, no Loan Party has any knowledge of any facts which could give rise to any notice of non-compliance in any material respect with any Environmental Laws or Governmental Authorizations or any notice that any Loan Party is potentially responsible for any material clean-up, remedial action, decommissioning or other corrective action;

(hh) Environmental Condition of Property: the properties and assets of the Borrower and of each Guaranteeing Subsidiary, including each of the
     Facilities:

(i) are not the subject of any material outstanding orders, claims or charges from any government agency, department or commission or otherwise alleging violation of any Environmental Laws or, if subject to any such material claim, charge or order, the applicable Loan Party (or the operator of such asset or property if not operated by a Loan Party) is taking or causing to be taken all remedial, corrective or other action required under the claim, charge or order or is diligently and in good faith contesting the validity thereof; and

     (ii) comply, with respect to their use and condition and in all material respects, with all Environmental Laws and all terms and conditions of all permits, licenses and other authorizations, which are required under all Environmental Laws;

     (ii) Hazardous Materials: the operations of the Assets which have generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced or processed Hazardous Materials have done so in compliance with all Environmental Laws and all permits, licenses and authorizations thereunder, except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect;

(jj) Labour and Pension Matters: Schedule "I" identifies each collective bargaining agreement, each material management agreement and each material pension plan and material benefit plan maintained (or, if applicable, intended to be maintained) by or on behalf of any Loan Party for any of its employees. As of the Effective Date, there are no strikes or other labour disputes against any Loan Party or any of its material businesses pending or threatened, nor is any Loan Party aware of any organizing activity pending or threatened by any labour union or group of employees with respect to any of its material businesses or any demand for recognition by any thereof;

(kk) Contingent Liability: except as set forth in Schedule "P", no Loan Party has any Contingent Liability except for (i) ordinary course of business liabilities and indemnities, (ii) obligations incurred pursuant to the performance of the terms of the Material Contracts, and (iii) obligations to pay royalties and license fees incurred in the ordinary course of business;

(ll) Permits: As of the Effective Date, Schedule "M" lists all of the material Governmental Authorizations required for the operation of the Facilities;

(mm) Expropriation: as of the Effective Date, no part of any real property owned, leased or used by any Loan Party, or any building or fixture located thereon, has been taken or expropriated by any Governmental Action, nor is any Loan Party aware that any written notice or proceeding in respect of an expropriation has been given or commenced and no Loan Party is aware of any intent or proposal to give any such notice or commence any such proceedings; and

(nn) KeySpan Luxembourg S.A.R.L.: as of the Effective Date, KeySpan Luxembourg S.A.R.L. (i) does not conduct any material business other than the ownership, directly or indirectly, of all of the shares of the Borrower or other corporate entities and the holding of the Intercorporate Debt, and the issuance of preferred equity certificates ("PECs") to its parent KeySpan CI Midstream Limited, and (ii) does not have any material liabilities except for interest payable pursuant to the PECs and taxes owed to Canada Customs and Revenue Agency in connection with the Intercorporate Debt.

2.2  Deemed Representation and Warranty

     Each request by the Borrower for a Drawdown, Rollover or Conversion of Accommodations shall be deemed to be a representation and warranty by the Borrower to the Lenders that, except as disclosed to the Agent in writing, (i) the matters referred to in Section 2.1 are, as of the date of such request, and will be as of the applicable Drawdown Date, Conversion Date or Rollover Date, true and correct as of each such date and that (ii) as of the date of such request and as of the applicable Drawdown Date, Conversion Date or Rollover Date, there exists no Default or Event of Default, nor will any such event occur as a result of such Drawdown Date, Conversion Date or Rollover Date.

                                   Article 3
                              THE CREDIT FACILITIES

3.1        Obligations of each Lender

     Relying on each of the representations and warranties set out in Article 2 and subject to the terms and conditions of this Agreement, each Lender agrees to make Accommodations available to the Borrower up to the amount of its Commitment, commencing on the Effective Date and ending on the Maturity Date, by way of an extendible revolving credit facility in a maximum principal amount not exceeding the Total Commitment (the "Credit Facility").

3.2        Purpose

     Accommodations shall only be used by the Borrower for the acquisition, operation, maintenance, construction and expansion of Facilities.

3.3        Takeover Notification

     In the event the Borrower wishes to utilize Accommodations to, or to provide funds to any Subsidiary to, offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding securities of any Person (other than a private company as defined under the Securities Act (Alberta) or a corporation whose shares are directly or indirectly held by 1 Person) where, as of the date of the offer to acquire, the securities that are subject to the offer to acquire, together with the securities of such Person that are beneficially owned, or over which control or direction is exercised, by the Borrower or its Subsidiaries and any Person acting jointly or in concert with any thereof on the date that the offer to acquire is made, constitute in the aggregate 5% or more of all of the outstanding securities of that class of securities of the Person or are likely to result in a change of the voting control of such Person if it is a publicly traded corporation, then the Borrower shall require the consent of each Lender, such consent not to be unreasonably withheld.


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


3.4        Accommodations

     Subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow by way of Accommodations from each Lender pursuant to the Facility up to the amount of such Lender's Commitment by:

(a) Prime Loans: borrowing Prime Loans, in minimum aggregate amounts of Cdn. $1,000,000 and in integral multiples of Cdn. $100,000 thereafter, upon at least 1 Business Day's prior written notice;

(b) Bankers' Acceptances and BA Equivalent Advances: issuing Bankers' Acceptances to be accepted by the Lenders and making BA Equivalent Advances, in minimum aggregate amounts of Cdn. $5,000,000 and in integral multiples of Cdn. $100,000 thereafter, upon at least 2 Business Days' prior written notice;

(c) US Base Rate Loans: borrowing US Base Rate Loans, in minimum aggregate amounts of US $1,000,000 and in integral multiples of US $100,000 thereafter, upon at least 1 Business Day's prior written notice;

(d) Libor Loans: borrowing Libor Loans, in minimum aggregate amounts of US $5,000,000 and in integral multiples of US $500,000 thereafter, upon at least 3 Banking Days' prior written notice; and

(e) Letters of Credit: the issuance of Letters of Credit, upon at least 3 Banking Days' prior written notice;

each such notice to be given to the Agent at the Agent's Branch of Account at or prior to 12:00 noon (Toronto time) on the last day on which such notice can be given pursuant to this Section 3.4 and to be substantially in the form of Schedule "A". Any such notice may be given by telephone and in such case shall be followed by delivery on the day of such telephone notice of written notice substantially in the form of Schedule "A".

     Prior to the Maturity Date, the Borrower may increase or decrease Accommodations under the Facility by obtaining Accommodations and by making repayments in respect thereof. The Facility shall terminate on the Maturity Date and all Outstandings thereunder shall be repaid in full to the Lenders not later than the Maturity Date.

3.5        Selection of Libor Interest Periods

     If the Borrower elects to borrow by way of a Libor Loan pursuant to Section 3.4, elects to convert an Accommodation into a Libor Loan pursuant to Section
3.10 or elects to Rollover a Libor Loan pursuant to Section 3.11, the Borrower shall, prior to the beginning of the Libor Interest Period applicable to such Libor Loan, in accordance with the same period of notice required for the initial drawdown of a Libor Loan as set forth in Section 3.4 select and notify the Agent at the Agent's Branch of Account in writing, of the Libor Interest Period (which shall begin and end on a Banking Day) applicable to such Libor Loan.


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


3.6     Conditions Applicable to Bankers' Acceptances and BA Equivalent Advances

(a) Purchase of Bankers' Acceptances by Lenders: Subject to the terms and conditions of this Agreement, each Lender hereby agrees to purchase at the applicable Discount Rate its Lender's Proportion of Bankers' Acceptances issued by the Borrower pursuant to Sections 3.4 and 3.10. Any Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances purchased by it.

(b)  Payment to Borrower:

     (i) On the Drawdown Date relating to any issue of Bankers' Acceptances, each Lender shall deliver the Discount Proceeds (less the applicable acceptance fees pursuant to Section 5.4) to the Agent for the account of the Borrower through the Agent's Account for Payments.

     (ii) In the case of a Rollover of Bankers' Acceptances under the Facility, the Borrower shall be liable to the Lenders for the principal amount of maturing Bankers' Acceptances. In order to satisfy the continuing liability of the Borrower to the Lenders for the principal amount of the maturing Bankers' Acceptances, each Lender shall receive and retain for its own account the Discount Proceeds of such new Bankers' Acceptances accepted by it and the Borrower shall on the maturity date of the maturing Bankers' Acceptances pay to the Agent for the benefit of such Lender an amount equal to the difference between the principal amount of the maturing Bankers Acceptances accepted by it and the Discount Proceeds from the new Bankers' Acceptances accepted by it together with the fee to which such Lender is entitled pursuant to
          Section 5.4.

     (iii)In the case of a Conversion into Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Accommodation, each Lender shall receive for its own account the Discount Proceeds of the Bankers' Acceptances accepted by it and the Borrower shall on the Conversion Date pay to the Agent for the benefit of such Lender the difference between the principal amount of the converted Accommodation and the Discount Proceeds from such Bankers' Acceptances accepted by it together with the fee to which such Lender is entitled to pursuant to Section 5.4.

     (iv) In the case of a Conversion of Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the principal amount of such Bankers' Acceptances, the Agent shall record the obligation of such Borrower to each Lender as an Accommodation of the type into which the maturing Bankers' Acceptance has been converted.

(c) Waiver of Presentment and Other Conditions: The Borrower waives presentment for payment and, except to the extent of the gross negligence or willful misconduct of the Lenders referred to in the Power of Attorney - Bankers' Acceptances referred to in Section 3.6(e), any other defence to payment of any amounts due to a Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right and the Borrower agrees not to claim any days of grace if such Lender as holder sues the Borrower on the Bankers' Acceptance for payment of the amount payable by the Borrower thereunder. On the specified maturity date of a Bankers' Acceptance, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Borrower shall pay the Agent on behalf of the Lender that has accepted such

     Bankers' Acceptance, the full face amount of such Bankers' Acceptance either through payment to the Agent's Branch of Account or conversion of such Bankers' Acceptance into a Prime Loan pursuant to Section 3.10.

(d)  Terms of Each Bankers' Acceptance: Each Bankers' Acceptance shall:

     (i)  have a maturity date which shall be on a Business Day;

     (ii) have a term of not less than 30 days, and not more than (if available) 180 days (excluding days of grace);

     (iii)have an aggregate face amount of not less than Cdn. $5,000,000 and be in an integral multiple of Cdn. $100,000;

     (iv) be in the standard form of each Lender accepting same, provided however, the Agent may require a Lender to use a generic form of Bankers' Acceptance, in a form satisfactory to the Borrower and each Lender, each acting reasonably, provided by the Agent for such purpose in place of the Lender's own forms; and

     (v)  have a term which does not extend beyond the Maturity Date.

     It is the intention of the parties that, pursuant to the Depository Bills and Notes Act (Canada) ("DBNA"), all Bankers' Acceptances accepted by the Lenders (other than Old System Lenders) under this Agreement shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with, and made payable to, a "clearing house" (as defined in the DBNA including, without limitation, The Canadian Depository for Securities Limited or its nominee, CDS & Co. ("CDS"). The Agent and the Lenders (other than Old System Lenders) shall, inter alia, effect the following and, subject to the approval of the Borrower and the Majority Lenders, establish and notify the Borrower and the Lenders of any additional procedures, consistent with the terms of this Agreement and the quarterly requirements of the DBNA, as are reasonably necessary to accomplish such intention including, without limitation:

          (A) each Bankers' Acceptance accepted by a Lender (other than an Old System Lender) hereunder shall have marked prominently and legibly on its face a notation to the effect that it is issued subject to the DBNA;

          (B) any reference to authentication of the Bankers' Acceptance will be removed; and

          (C) such Bankers' Acceptance shall not be marked with any words prohibiting negotiation, transfer or assignment of it or of any interest in it.

(e) Power of Attorney - Bankers' Acceptances: As a condition precedent to each Lender's obligation to accept and purchase Bankers' Acceptances hereunder, and subject to the DBNA compliance requirements set forth in Section
     3.6(d), the Borrower agrees to the Power of Attorney Terms - Bankers' Acceptances set out in Schedule "B".

(f) Failure to Give Notice of Repayment: If the Borrower fails to give notice to the Agent at the Agent's Branch of Account of the method of repayment of a Bankers' Acceptance prior to the date of maturity of such Bankers' Acceptance in accordance with the same period of notice required for the original acceptance of such Bankers' Acceptance as set forth in Section 3.4, the face amount of such Bankers' Acceptance shall be converted on its maturity to a Prime Loan from the Lender pursuant to Section 3.10.

(g)  BA Equivalent  Advances:  Notwithstanding the foregoing  provisions of this
     Section 3.6 a Non-Acceptance Lender shall, in lieu of accepting Bankers' Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances which, but for this
     Section 3.6(g), such Lender would otherwise be required to accept as part of such an Accommodation by way of Bankers' Acceptances. To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the Non-Acceptance Discount Rate. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Conversion Date or Rollover Date, as the case may be, and shall remain outstanding for the term of the Bankers' Acceptances issued concurrently therewith. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the applicable acceptance fees pursuant to Section 5.4 which, but for this Section 3.6(g), such Lender would otherwise be entitled to receive as part of such issue of Bankers' Acceptances. The BA Equivalent Advance shall accrue interest at a rate per annum equal to the Non-Acceptance Discount Rate for such Bankers' Acceptance for the term of such BA Equivalent Advance. Upon the maturity date for such Bankers' Acceptances, the Borrower shall pay to each Non-Acceptance Lender in satisfaction of the BA Equivalent Advance and accrued interest thereon an amount equal to the face amount of the Bankers' Acceptance which, but for this Section 3.6(g), such Lender would otherwise have been required to accept as part of such issue of Bankers' Acceptances, failing which such amount shall be converted to a Prime Loan.

     All BA Equivalent Advances made by a Non-Acceptance Lender shall, if requested by such Lender, be evidenced by promissory notes of the Borrower in form and substance satisfactory to such Lender, each acting reasonably.

     All references herein to "Bankers' Acceptances" shall, unless otherwise expressly provided herein or unless the context otherwise required be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender in conjunction with an Accommodation by way of Bankers' Acceptances.

3.7        Agent's Duties re Bankers' Acceptances

(a) Advice to the Lenders: The Agent, promptly following receipt of a Borrowing Notice by way of Bankers' Acceptance or Conversion Notice of an Accommodation to a Bankers' Acceptance, shall so advise the Lenders and shall advise each Lender of the face amount of each Bankers' Acceptance to be purchased by it and the term thereof, which term shall be identical for all Lenders. By no later than 10:30 a.m. (Toronto time) on each Drawdown Date or Conversion Date on which the Lenders are required to purchase Bankers' Acceptances hereunder, the Agent shall determine the applicable CDOR Rate in respect of such Bankers' Acceptances and obtain quotations from each Schedule II Lender of the Discount Rate then applicable to Bankers' Acceptances accepted by such Lender.

(b) Agent's Confirmation of Bankers' Acceptance Issuance: On or prior to 11:30 a.m. (Toronto time) on the Drawdown Date or Conversion Date relating to all Bankers' Acceptances to be purchased by the Lenders on such date, the Agent shall provide written confirmation to the Borrower and each Lender with respect to such Bankers' Acceptances, and shall include reasonable particulars as to such Bankers' Acceptances.

(c) Completion of Bankers' Acceptance: Upon receipt of such written confirmation, each Lender is thereupon authorized to complete bankers' acceptances in the manner applicable pursuant to Section 3.6(e) in accordance with the particulars so advised by the Agent.

3.8        Notice of Repayment

     The Borrower shall give the Agent, at the Agent's Branch of Account, prior written notice of each repayment of Accommodations in respect of each Facility in accordance with the same period of notice required pursuant to Section 3.4, for the initial drawdown of the basis of the Accommodation being repaid, such notice to be substantially in the form of Schedule "A". Notwithstanding the foregoing, a Bankers' Acceptance shall only be repaid on its maturity date and a Libor Loan shall only be repaid prior to the last day of the Libor Interest Period applicable to such Libor Loan upon payment by the Borrower of amounts payable in respect thereof pursuant to Sections 4.4 and 11.5. Such amounts deposited by the Borrower shall belong to the Borrower and shall be held by the Agent in an interest bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit and shall be applied by the Agent in accordance with the provisions hereof to satisfy the obligations of the Borrower with respect to the outstanding Bankers' Acceptance or Libor Loan, as applicable. Such Cash Collateral Account shall be assigned to the Agent as security for the Obligations and amounts held in such Cash Collateral Account may not be withdrawn by the Borrower without the consent of the Agent; however, interest on such deposited amount shall be for the account of the Borrower and, provided no Default or Event of Default has occurred and is continuing, may be withdrawn from time to time by the Borrower. If after maturity of the Bankers' Acceptance or expiration of the Libor Interest Period, as applicable, for which such funds are held and application by the Agent of the amounts in such Cash Collateral Account to satisfy the Obligations with respect to the Bankers' Acceptance or Libor Loan being repaid, any excess remains and no Default or Event of Default has occurred and is continuing, such excess shall be promptly paid by the Agent to the Borrower.

3.9        Pro-Rata Treatment of Accommodations

(a) Pro-Rata Accommodations: Subject to Section 3.9(b), each Accommodation and each basis of Accommodation shall be made available by each Lender and all repayments and reductions in respect thereof shall be made and applied in a manner so that the Accommodations and each basis of Accommodation outstanding hereunder to each Lender will, to the extent possible, thereafter be in the same proportion as the Lender's Proportion of such Lender. The Agent is authorized by the Borrower and each Lender to determine, in its sole and unfettered discretion, the amount of Accommodations and each basis of Accommodation to be made available by each Lender and the application of repayments and reductions of Accommodations to give effect to the provisions of this Section 3.9(a) and Section 7.2; provided that, subject to Section 3.9(b), no Lender shall, as a result of any such determination, have Accommodations outstanding in an amount which is in excess of the amount of its Commitment.

(b) Agent's Discretion on Allocation: If it is not practicable to allocate Bankers' Acceptances to each Lender such that the aggregate amount of Bankers' Acceptances required to be purchased by such Lender hereunder is in a whole multiple of Cdn. $100,000, the Agent is authorized by the Borrower and each Lender to make such allocation as the Agent determines in its sole and unfettered discretion may be equitable in the circumstances. In no event shall the outstanding Accommodations of a Lender exceed its Lender's Proportion by more than Cdn. $100,000 as a result of such exercise of discretion by the Agent. In the event it is not practicable to allocate each basis of Accommodation in accordance with Section 3.9(a) by reason of the occurrence of circumstances described in Sections 11.2, 11.3 or 11.4, the Agent is authorized by the Borrower and each Lender to make such allocation as the Agent determines in its sole and unfettered discretion may be equitable in the circumstances.

(c) Further Assurances by Borrower: The Borrower and each Lender agrees to be bound by and to do all things necessary or appropriate to give effect to the provisions of this Section 3.9.

3.10       Conversion Option

     The Borrower may, during the term of this Agreement, convert any basis of Accommodation in a currency to another basis of Accommodation in the same currency upon giving the Agent at the Agent's Branch of Account a Conversion Notice in accordance with the period of notice and other requirements set out in
Section 3.4 applicable to the basis of Accommodation to which any Accommodation is being converted (other than delivery of a notice in the form of Schedule "A"), provided that:

(a) Bankers' Acceptances: a Bankers' Acceptance and BA Equivalent Advance may only be converted on its maturity date; and

(b) Libor Loans: a Libor Loan may be converted on the last day of the Libor Interest Period applicable to such Libor Loan or on any other day if the Borrower pays all amounts payable in respect thereof pursuant to Section 11.5.

     On each Conversion Date, the Borrower shall be required to repay to the Agent for the account of the Lenders the basis of Accommodation which is being converted and, subject to the provisions of this Agreement, the Lenders shall be required to make available to the Borrower the Accommodations into which such basis of Accommodation is being converted.

3.11       Rollovers

     The Borrower may, during the term of this Agreement, Rollover all or any portion of a Banker's Acceptance or BA Equivalent Advance on its maturity date or all or any portion of a Libor Loan for an additional Libor Interest Period subsequent to the initial or any subsequent Libor Interest Period where the amount of such continued Libor Loan will be equal to the amount of the existing Libor Loan, upon giving the Agent at the Agent's Branch of Account a Rollover Notice in accordance with the period of notice and other requirements set out in
Section 3.4 applicable to Libor Loans, Bankers' Acceptances and BA Equivalent Advances (other than delivery of a notice in the form of Schedule "A"), unless immediately prior to the issuance of any such Bankers' Acceptance, the making of such BA Equivalent Advance or the commencement of any subsequent Libor Interest Period, a Default or Event of Default shall have occurred and be continuing, in which event the Borrower shall be deemed to have converted such Bankers' Acceptance or BA Equivalent Advance into a Prime Loan or such Libor Loan to a US Base Rate Loan pursuant to Section 3.10 and the Borrower shall not be entitled to continue such Libor Loan subsequent to the existing Libor Interest Period. In the event notice of a Rollover of an existing Bankers' Acceptance, BA Equivalent advance or an existing Libor Loan is not given pursuant to this Section 3.11 or notice of a Conversion of such existing Bankers' Acceptance, BA Equivalent Advance or such existing Libor Loan is not given pursuant to Section 3.10, such Bankers' Acceptance of BA Equivalent Advance shall be converted to a Prime Loan on the maturity date of such Bankers' Acceptance or BA Equivalent Advance, or such Libor Loan shall be converted to a US Base Rate Loan on the last day of the Libor Interest Period applicable to such existing Libor Loan.

3.12       Notices Irrevocable

     All notices delivered or deemed to be delivered by the Borrower pursuant to this Article 3 shall be irrevocable and shall oblige the Borrower to take the action contemplated on the date specified therein.

3.13       Extension of Maturity Date

(a) Request for Extension: The Borrower may, from time to time, request an extension of the Maturity Date for a period of 364 days or less by sending to the Agent at the Agent's Branch of Account a Request for Extension in duplicate not less than 60 days and not more than 90 days prior to the then current Maturity Date and the Agent shall forthwith notify the Lenders of such request and each Lender shall acknowledge receipt of such notification. Provided the Lenders have previously received the financial statements required by Section 9.1(e) and the budgets and financial plans required by Sections 9.1(h) and 9.1(i), each Lender shall advise the Agent as to whether it agrees with such request within 30 days of being notified of the Borrower's Request for Extension, provided that in the event such Lender does not so advise the Agent within such 30 day period, such Lender shall be deemed to have advised the Agent that it does not agree with such request.

(b) Extension: If, pursuant to Section 3.13(a), Lenders holding less than 50% of the Total Commitment agree to the request made in a Request for Extension, then the Agent shall, within 5 Business Days after it has received the response or deemed response of each Lender to the Request for Extension, advise the Borrower and the Maturity Date shall not be extended and the further provisions of this Section 3.13 shall have no further application to such Request for Extension. If Lenders holding more than 50%, but less than 100%, of the Total Commitment agree to a Request for an Extension, then the Agent shall advise the Borrower within 5 Business Days after it has received the response or deemed response of each Lender to the Request for Extension, and the other provisions of this Section 3.13 shall be applicable.

(c) Request Refused: If any Lender receiving a Request for Extension does not agree or is deemed not to have agreed to such a request (such Lender being a "Non-Agreeing Lender"), each of the other Lenders which do agree to such request shall have the right (but not the obligation) to purchase the Commitment of the Non-Agreeing Lender. Each of the other Lenders (a "Purchasing Lender") wishing to exercise its rights to purchase the Commitment of a Non-Agreeing Lender shall forthwith so notify the Borrower, the Agent, the Non-Agreeing Lender and each of the other Lenders, if any, and such Purchasing Lender shall thereupon be obligated to purchase, and the Non-Agreeing Lender shall be obligated to sell, not less than 6 Business Days prior to the then current Maturity Date, that portion of such Commitment which is in the ratio that its Lender's Proportion bears to the aggregate of the Lender's Proportions of all Purchasing Lenders or as otherwise agreed to by the Borrower and the Purchasing Lenders. Notwithstanding the foregoing, and unless otherwise agreed at that time, the Non-Agreeing Lender shall not be obligated to sell to any Purchasing Lender unless (i) provision satisfactory to the Non-Agreeing Lender (acting reasonably) has been made for payment of any costs, losses, premiums or expenses incurred by the Non-Agreeing Lender by reason of any liquidation or re-deployment of deposits or other funds in respect of Libor Loans outstanding; (ii) provision satisfactory to the Non-Agreeing Lender (acting reasonably) has been made for payment at maturity of outstanding Bankers' Acceptances accepted by it; and (iii) if the Non-Agreeing Lender is the Agent, such purchase shall subject to the replacement or cash collateralization (satisfactory to the Agent acting reasonably) of all outstanding Letters of Credit issued by the Agent (in an amount equal to the aggregate maximum uncancelled and undrawn portions of the face amounts thereof) not less than 3 Business Days prior to the then current Maturity Date. The Non-Agreeing Lenders, the Purchasing Lenders, the Agent, the Borrower and each of the other Lenders, if any, shall forthwith duly execute and deliver any necessary documentation to give effect to any purchase under this Section 3.13(c).

(d)  Replacement:  If  a  Non-Agreeing  Lender's  Commitment  is  not  purchased pursuant to Section 3.13(c), the Borrower may arrange for a replacement lender (a "Replacement Lender") (which may be 1 of the Lenders) to purchase the Non-Agreeing Lender's Commitment on the same basis and subject to the same requirements and indemnities as specified in Section 3.13(c). Any such Replacement Lender shall require the approval of the Agent, such approval not to be unreasonably withheld, and no later than 2 Business Days prior to the Maturity Date such Replacement Lender shall have purchased the Non-Agreeing Lender's Commitment by execution of all necessary documentation including, without limitation, execution and delivery of a Lender Transfer Agreement.

(e) Extension: The Maturity Date shall only be extended pursuant to any Request for Extension if:

     (i)  each Lender agrees to the request made in such Request for  Extension;
          or

     (ii) Non-Agreeing Lenders hold less than 50% of the Total Commitment and the Commitment of each such Non-Agreeing Lender is either:

          (A)  purchased pursuant to Section 3.13(c); or

          (B)  replaced by the Borrower pursuant to Section 3.13(d);

     and, in any such case, the Maturity Date shall thereupon be extended for 364 days or such other period of time as the Lenders may stipulate in their response to a Request for Extension. The Borrower understands that consideration of any Request for Extension constitutes an independent credit decision which each Lender on its own behalf retains the absolute and unfettered discretion to make and that no commitment in this regard is hereby given by any Lender and that any extension of the Maturity Date may be on such terms and conditions in addition to those set out herein as the Lenders may stipulate and the Borrower may agree to.

3.14       Letters of Credit

(a) Issuance: Subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in Section 3.14(b), the Agent, on behalf of the Lenders which are not then Non-Agreeing Lenders (the "Participating Lenders"), agrees to issue Letters of Credit for the account of the Borrower from time to time on any Business Day. The Agent shall not be obligated to issue a Letter of Credit on behalf of the Participating Lenders under this Section 3.14 if, after issuance of such Letter of Credit, the aggregate undrawn and uncancelled face amounts of all Letters of Credit issued by the Agent on behalf of the Participating Lenders
     (including the Agent's pro rata share thereof as a Participating Lender) would be in excess of an Equivalent Amount of Cdn $5,000,000. No Letter of Credit shall have an expiry date later than 1 year from the date of issue. Letters of Credit issued under this Section 3.14 shall be in a form satisfactory to the Agent, acting reasonably and in accordance with its usual and customary practices. A Letter of Credit may not be issued by the Agent if the Agent is made aware that any Participating Lender would be prohibited, if it were issuing such Letter of Credit, from issuing such Letter of Credit by any applicable law, regulation, treaty, official directive or regulatory requirement now or hereafter in effect (whether or not having the force of law).

(b) Letter of Credit Participations: The Agent irrevocably grants, and in order to induce the Agent to issue its Letters of Credit hereunder each Participating Lender irrevocably accepts and hereby purchases from the Agent on the terms and conditions hereinafter stated, for its own account and risk, an undivided interest (based on the proportion that its Lender's Proportion is of the aggregate Lender's Proportions of all Participating Lenders thereunder (its "Participating Proportion") in the Agent's obligations and rights under each Letter of Credit issued by the Agent pursuant to this Section 3.14 and the amount of each drawing or draft paid by the Agent thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Agent that, on or before the close of business of the Agent on each day on which a draft is paid under a Letter of Credit for which the Agent has not been reimbursed in full by the Borrower in accordance with the terms of this Agreement, including, without limitation, pursuant to Section 3.14(h) (a "Participation Date"), such Lender will pay to the Agent for the account of the Agent at the Agent's Branch of Account its Participating Proportion of any such unpaid amount. The Agent shall notify each Participating Lender of the occurrence of a Participation Date, and the amount payable by it to the Agent based on its Participating Proportion. Any such notice may be oral if promptly confirmed in writing (including telecopy or electronic mail). If any Participating Lender fails to make any such payment on or prior to the first Business Day after such Lender receives notice as provided above, then interest shall accrue and be payable by such Lender on its obligation to make such payment during the period from such Business Day to the day such Lender makes such payment (or, if earlier, the date on which the Borrower reimburses the Agent as required pursuant to Section 3.14(h)), at the Prime Rate plus 1%.

(c) Repayment of Lenders: Upon, and only upon, receipt by the Agent of funds from the Borrower in full or partial reimbursement of any draft paid under a Letter of Credit with respect to which any Participating Lender has theretofore paid the Agent for the account of the Agent in full for such Lender's participation pursuant to Section 3.14(b) and in full or partial payment of interest on such draft paid under a Letter of Credit, the Agent will pay to such Lender, in the same funds as those received by the Agent, or net against any then due obligation of such Lender under Section 3.14(b) to make any payment to the Agent, the Participating Proportion of such Lender of such funds.

(d) Role of the Agent: The Agent will exercise and give the same care and attention to each Letter of Credit issued by it pursuant to this Section
     3.14 as it gives to its other letters of credit and similar obligations, and the Agent's sole liability to each Lender shall be to distribute promptly, as and when received by the Agent, to each Participating Lender its Participating Proportion of any payments made to the Agent by the Borrower, pursuant to Section 3.14(c). Each Participating Lender agrees that, in paying any drawing under a Letter of Credit, the Agent shall not have any responsibility to obtain any document (other than as expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any person delivering any such document. Neither the Agent nor any of its representatives, officers, employees or agents shall be liable to any Lender for:

     (i) any action taken or omitted to be taken in connection herewith at the request or with the approval of the Participating Lenders holding at least 66?% of the applicable Participating Proportions;

     (ii) any action taken or omitted to be taken in connection with any Letter of Credit in the absence of gross negligence or wilful misconduct; or

     (iii)the    execution,    effectiveness,    genuineness,    validity,    or
          enforceability of any Letter of Credit, or any other document contemplated thereby.


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


     The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Save as aforesaid, neither the Agent nor any Participating Lender assumes any liability or responsibility for the form, sufficiency, correctness, genuineness or legal effect of any documents provided for under a Letter of Credit or for the good faith or acts of any beneficiaries or any other person in relation thereto and a Participating Lender may hold the delivery of documents conforming to the Letter of Credit as prima facie evidence of the good faith of such beneficiaries or other persons.

(e) Lenders Obligations Absolute: Each Participating Lender acknowledges that its obligations to the Agent under this Section 3.14, including the obligation to purchase and fund a participation in the obligations and rights of the Agent under each Letter of Credit and any drafts paid by it for which it has not been fully reimbursed by the Borrower, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation:

     (i) the occurrence and continuance of any default under any term or condition of the Loan Documents or any circumstance or event which, with the giving of notice or the passage of time, or both, would constitute such a default;

     (ii) any failure or inability of any other Participating Lender to purchase or fund such a participation hereunder; or

     (iii)any other failure by any other Lender to fulfil its obligations hereunder.

     Each payment by a Participating Lender to the Agent for its own account shall be made, without any offset, compensation, abatement, withholding or reduction whatsoever.

(f) Reinstatement and Survival: Notwithstanding anything herein to the contrary, if the Agent is required at any time whether before or after demand or any default hereunder to make any payment under a Letter of Credit, the Agent shall provide notice in writing to each Participating
     Lender containing the details of such payment and thereafter each Participating Lender shall pay over to the Agent in accordance with the provisions of this Section 3.14, its Participating Proportion thereof. If the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by or on behalf of the Borrower to the Agent in reimbursement of the Borrower's obligations in respect of such Letter of Credit and interest thereon, each Participating Lender shall, on demand of the Agent forthwith pay over to the Agent for its account its Participating Proportion of such amount, plus interest thereon from the day such demand is made to the day such amount is provided by such Participating Lender to the Agent at the rate of Prime Rate plus 1% per annum.

(g)  Agent's Procedure for Issuance and Renewal of Letters of Credit:

     (i) The Borrower may request that the Agent issue a Letter of Credit by delivering to the Agent at the Agent's Branch of Account a Letter of Credit Application, completed to the satisfaction of the Agent together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements set forth herein) and such other certificates, documents and other papers and information as the Agent may reasonably request; provided that in the event of a conflict between this Agreement and the Agent's Letter of Credit Application, this Agreement shall govern with respect to such conflict.

     (ii) Within three (3) Business Days following the date on which the Agent shall have received the Letter of Credit Application including the proposed form of the Letter of Credit and such additional certificates, documents and other papers and information as the Agent may have reasonably requested in satisfaction of all conditions to the issuance thereof, the Agent shall, provided all other applicable conditions precedent contained in this Agreement have been complied with, issue such Letter of Credit.

     (iii)The Borrower may request the extension or renewal of a Letter of Credit issued under this Section 3.14 by giving written notice to the Agent at least fifteen (15) Business Days prior to the then current expiry date of such Letter of Credit (provided that the Agent may accommodate shorter notice in its sole discretion). If all conditions precedent contained in this Agreement (including the payment of the necessary fees under Section 5.11) shall have been fulfilled as required thereby and subject to the other terms of this Agreement, the Agent shall promptly issue such extension or renewal. Notwithstanding the foregoing, a Participating Lender that has since become a Non-Agreeing Lender shall not be required to participate in any such renewal or extension. In such circumstances, the Participating Proportions of the other Participating Lenders that have not become Non-Agreeing Lenders shall be proportionately increased to take up all of the Participating Proportions of any such Non-Agreeing Lenders.

     (iv) If the Agent becomes a Non-Agreeing Lender, then the Borrower shall not be entitled to renewal of a Letter of Credit issued unless the Agent has been replaced in accordance with the provisions of this Agreement prior to the request of the Borrower for any such renewal or extension.

(h) Reimbursement of the Agent: In the event that any drawing shall be made under any Letter of Credit issued under this Section 3.14:

     (i) the Agent shall promptly notify the Borrower of such payment and of the amount thereof;

     (ii) the payment by the Agent of such drawing shall constitute the making of a Prime Loan or US Base Rate Loan, as applicable, to the Borrower by each Participating Lender according to the Participating Proportion of such Lender (without limiting such Lender's obligations to the Agent, including under Section 3.14(b));

     (iii)the Agent shall notify each Participating Lender by facsimile or by telephone (confirmed by facsimile) of such drawing; and

     (iv) immediately upon receipt of such notice, each Participating Lender shall make its Participating Proportion of such amount in Cdn Dollars or US Dollars, as applicable, available to the Agent by wire transfer of immediately available funds to the Agent's Account for Payment.

(i) Indemnity: The Borrower unconditionally, absolutely and irrevocably covenants with each Participating Lender that it shall at all times hereafter keep each Participating Lender indemnified and held harmless from and against all suits (whether founded or unfounded), actions, proceedings, judgments, costs, claims, demands, losses, liabilities, damages and expenses (including all reasonable legal fees on a solicitor and his own client basis) in any way relating to, arising out of or incidental to any issuance of a Letter of Credit including, without limitation:

     (i) all applicable direct third party charges and disbursements incurred by a Participating Lender in connection with the issuance, negotiation or calling of a Letter of Credit including any applicable correspondent bank disbursements, fees, interest (other than interest payable by such Participating Lender to the Agent pursuant to Section 3.14(b) or 3.14(f)) and charges;

     (ii) charges by other banks, legal expenses (on a solicitor and his own client basis) and other permissible expenses reasonably incurred by a Participating Lender incurred in defending any action brought against it to compel payment under a Letter of Credit or to restrain it from making payment thereunder; and

     (iii)the effect of any foreign laws, rules, regulations or policies on a Letter of Credit or on the Participating Lender's obligations pursuant to any Letter of Credit,

     save and except as caused by the gross negligence or wilful misconduct of the Participating Lender. The foregoing indemnity obligations of the Borrower shall continue in full force and be applicable to all transactions relating to any Participating Lender notwithstanding that a Participating Lender may subsequently become a Non-Agreeing Lender or any other change in the composition of the parties to this Agreement and shall cover any and all amounts payable under a Letter of Credit that a Participating Lender may be required to pay thereunder or by reason of having participated in a Letter of Credit issued under this Section 3.14.

                                   Article 4
                            REPAYMENT AND PREPAYMENT

4.1        Reduction of Commitments and Repayment of Accommodations

     On the Maturity Date, the Borrower shall repay all Accommodations (other than outstanding Letters of Credit) then outstanding, shall provide cash collateral in respect of any Letters of Credit issued hereunder (with a maturity date falling subsequent to the Maturity Date) in an amount equal to the maximum undrawn and uncancelled portion of the face amount of each such Letter of Credit (in the currency of such Letter of Credit) to be held by the Agent in the manner provided in Section 10.3, and the Commitment of each Lender shall be reduced to zero. The Borrower shall ensure that all Libor Loans, Bankers' Acceptances and BA Equivalent Advances mature on or prior to the Maturity Date and shall ensure that the maturities of all Bankers' Acceptances, Libor Loans and BA Equivalent Advances are such that the foregoing mandatory repayments can be effected. If there are any Letters of Credit outstanding at the Maturity Date, or at the date of any earlier maturity of the Outstandings as a result of an Acceleration Notice or Event of Default, then in addition to the cash collateral requirements set forth above, the Borrower shall proceed diligently and using all reasonable commercial efforts to replace such outstanding Letters of Credit and obtain their unconditional return to the Agent as soon as possible.

4.2        Repayment of Outstandings In Excess of Commitments

     If the amount of Outstandings (determined in Cdn. Dollars with all Accommodations denominated in US Dollars being converted to the Equivalent Amount of Cdn. Dollars using the Bank of Canada noon (Toronto time) spot rate for converting US Dollars to Canadian Dollars on the first Business Day of the calendar month for any determination of the currency conversion in such month) outstanding to any Lender is on any day in excess of the amount of such Lender's Commitment, the Borrower shall within 5 Business Days thereafter repay, provide cash cover to be held by the Agent on behalf of such Lender in the same manner provided for in Section 10.3 or otherwise reduce a portion of such Accommodations to the extent of the amount of such excess.

     Notwithstanding the foregoing, if the excess referred to above is as a result of exchange rate fluctuations then the Borrower shall not be obligated to provide the cash cover referred to above unless the Outstandings in respect of all Lenders has in the aggregate exceeded the aggregate of all Commitments, for 5 consecutive Business Days.

4.3        Cancellation of Commitment and Prepayment

     The Borrower may, without penalty or premium, at any time upon 3 Business Days' prior written notice substantially in the form of Schedule "A", cancel all of the Total Commitment or any portions thereof in minimum amounts of Cdn. $100,000 and whole multiples thereof if, on or prior to the last day of such notice period, the Borrower has:

(a) identified in writing, the amount of reduction to be applicable to the Total Commitment;

(b) prepaid or otherwise reduced Outstandings outstanding to each Lender in an amount equal to the amount by which Outstandings outstanding to such Lender would otherwise be in excess of such Lender's Commitment immediately after the reduction of the Commitments provided for in such notice; and

(c) paid all accrued interest and other charges and fees in respect of the Outstandings being repaid or reduced as aforesaid.

     Any such notice of cancellation is irrevocable and the amount of the Commitment of each Lender so cancelled and reduced may not be reinstated hereunder.

4.4 Early Repayment of Libor Loans, Letters of Credit and Bankers' Acceptances

     The Borrower shall not cancel all or any portion of the Commitment of any Lender pursuant to Section 4.3 if the Accommodations required to be repaid to such Lender as a result thereof include Letters of Credit with an expiry date subsequent to the date of such cancellation, Libor Loans with a Libor Interest Period falling subsequent to the date of such cancellation or Bankers' Acceptances accepted by such Lender with a maturity date falling subsequent to the date of such cancellation unless, on the date of such cancellation, the Borrower has, in respect of Letters of Credit, provided cash collateral equal to the aggregate uncancelled and undrawn portions of the face amounts thereof to be held in a Cash Collateral Account pursuant to Section 10.3(b), has paid to the Agent at the Agent's Account for Payments, for the account of such Lender, in respect of Libor Loans the amount required to be paid pursuant to Section 11.5, and has, in respect of Bankers' Acceptances, paid to each Lender the amount determined by such Lender, acting reasonably, (and advised to the Agent) to be the amount required to be paid on such date of cancellation in order to yield to the Lender the face amount of all such Bankers' Acceptances, as applicable, on the maturity date thereof.

4.5        Evidence of Indebtedness

     The Agent shall open and maintain on the books of the Agent's Branch of Account, accounts and records evidencing the Accommodations and other amounts owing by the Borrower to the Agent and each Lender under this Agreement. The Agent shall debit therein the amount of such Accommodations, and shall enter therein each payment of principal of and interest on the Accommodations and fees and other amounts payable pursuant to this Agreement and shall record the Bankers' Acceptances accepted by each Lender and all other amounts becoming due to the Agent and each Lender under this Agreement. The Accounts constitute, in the absence of manifest error, prima facie evidence of the Indebtedness of the Borrower to the Agent and each Lender pursuant to this Agreement, the date each

Lender made each Accommodation available to the Borrower and the amounts the Borrower has paid from time to time on account of the principal of and interest on the Accommodations, fees payable pursuant to this Agreement and other amounts owing hereunder. The Agent shall, from time to time, provide to the Borrower copies of such accounts and records upon the Borrower's reasonable request.

                                   Article 5
                          PAYMENT OF INTEREST AND FEES

5.1        Interest on Prime Loans

     The Borrower shall pay to the Agent on behalf of each Lender interest on each Prime Loan in Canadian Dollars at the Agent's Account for Payments at a rate per 365 day period equal to the Prime Rate plus the Margin applicable to such Prime Loan. A change in the Prime Rate will simultaneously cause a corresponding change in the interest payable for a Prime Loan and a change in the Margin will cause a change in the interest payable as provided for in
Section 5.10. Such interest is payable monthly in arrears on each Interest Date for the period commencing on and including the immediately prior Interest Date up to and including the last day prior to the Interest Date on which such interest is to be paid and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days. The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 5.1 are equivalent, are the rates so determined multiplied by the actual number of days in a period of 1 year commencing on the first day of the period for which such interest is payable and divided by 365.

5.2        Interest on US Base Rate Loans

     The Borrower shall pay to the Agent on behalf of each Lender interest on each US Base Rate Loan in US Dollars at the Agent's Account for Payments at a rate per 365 day period equal to the US Base Rate plus the Margin applicable to such US Base Rate Loan. A change in the US Base Rate will simultaneously cause a corresponding change in the interest payable for a US Base Rate Loan and a change in the Margin will cause a change in the interest payable as provided for in Section 5.10. Such interest is payable monthly in arrears on each Interest Date for the period commencing on and including the immediately prior Interest Date up to and including the last day prior to the Interest Date on which such interest is to be paid and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in a year of 365 days. The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 5.2 are equivalent, are the rates so determined multiplied by the actual number of days in a period of 1 year commencing on the first day of the period for which such interest is payable and divided by 365.

5.3        Interest on Libor Loans

     The Borrower shall pay to the Agent on behalf of each Lender interest on each Libor Loan in US Dollars at the Agent's Account for Payments for the period commencing on and including the first day of the Libor Interest Period applicable to such Libor Loan up to but not including the last day of such Libor Interest Period at a rate per 360 day period, equal to the sum of Libor plus the Margin applicable to such Libor Loan. A change in the Libor Margin will cause a corresponding change in the interest payable for a Libor Loan as provided for in
Section 5.10. Such interest shall be payable on each Libor Interest Date applicable to such Libor Interest Period and shall be calculated on a daily basis and on the basis of the actual number of days elapsed in the period for which such interest is payable (including the first day of such period but excluding the date on which such interest is payable) divided by 360. The annual rates of interest to which the rates determined in accordance with the foregoing provisions of this Section 5.3 are equivalent, are the rates so determined multiplied by the actual number of days in a period of 1 year commencing on the first day of the period for which such interest is payable and divided by 360.


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


5.4        Bankers' Acceptance Fees

     The Borrower shall pay acceptance fees in Canadian Dollars to the Agent on behalf of the Lenders at the Agent's Account for Payments forthwith upon the acceptance by each Lender of each Bankers' Acceptance issued by the Borrower at a rate per 365 day period equal to the applicable Margin, calculated on the face amount of such Bankers' Acceptance and on the basis of the number of days in the term of such Bankers' Acceptance divided by 365. Acceptance fees payable to the Lenders pursuant to this Section 5.4 shall be paid in the manner specified in
Section 3.6. All fees payable pursuant to this Section 5.4 on any date in respect of any issuance of Bankers' Acceptances shall be calculated by the Agent and payable by the Borrower based on the applicable Margin in effect on such date as provided for in Section 5.10; provided that if during the term of any such Bankers' Acceptance a change in the Margin occurs, the fees paid by the Borrower in respect of such Bankers' Acceptance shall be adjusted, effective at the beginning of the Fiscal Quarter next following the Fiscal Quarter in which the change in the Margin occurs pursuant to Section 5.10, to reflect the Margin for the remaining term (if any) of the Bankers' Acceptance and the Borrower, in the case of an increase in the Margin, shall forthwith after receipt of a notice from the Agent make such payments to the Agent at the Agent's Account for Payments for the account of the Lenders as are necessary to reflect such change and the Lenders, in the case of a decrease in the Margin, shall credit any amount which would otherwise be refundable to the Borrower against amounts in respect of interest or fees accruing hereunder in relation to the Borrower.

5.5        Interest on Overdue Amounts

     Notwithstanding any other provision hereof, in the event that any amount due hereunder (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall and hereby agrees to pay to the Lenders interest on such unpaid amount (including, without limitation, interest on interest), if and to the fullest extent permitted by Applicable Law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is made before 10:00 a.m. at the place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded on the last Business Day of each calendar month and be payable in the currency of the relevant Accommodation on demand, as well after as before maturity, default and judgment, at a rate per annum that is equal to:

(a) if such amount is payable in Canadian Dollars, the Prime Rate plus 2% per annum; and

(b) if such amount is payable in US Dollars, the US Base Rate plus 2% per annum.

     The Borrower hereby waives, to the fullest extent it may do so under Applicable Law, any provisions of Applicable Law, including specifically the Interest Act (Canada) or the Judgment Interest Act (Alberta) which may be inconsistent with this Agreement.

5.6        Standby Fees

     The Borrower shall pay standby fees to the Agent on behalf of each Lender at the Agent's Account for Payments calculated quarterly in arrears on the last Business Day of each calendar quarter commencing with the last Business Day of the calendar quarter in which the Effective Date occurs, and payable quarterly in arrears on the last Business Day of each calendar quarter thereafter and on the Maturity Date. Each payment of standby fees shall be calculated for the period commencing on and including the Effective Date or the last date on which such standby fees were payable hereunder, as the case may be, up to and including the day immediately preceeding the last day of the calendar quarter for which such standby fees are to be paid and shall be in an amount equal to the Standby Fee Rate in effect on each day during such period of calculation multiplied by the difference, if positive, obtained by subtracting the Accommodations outstanding from such Lender for each day in the period of the calculation from the amount of such Lender's Commitment in effect on each such day. Such standby fees shall be calculated on a daily basis and on the basis of a 365 day year. For purposes of calculating standby fees payable pursuant to this Section 5.6, the amount of Accommodations outstanding from time to time in US Dollars on each day during the period for which such standby fees are payable shall, for the purposes of determining an Equivalent Amount on such day, be notionally converted to the Equivalent Amount in Canadian Dollars using the Bank of Canada noon (Toronto time) spot rate for converting US Dollars to Canadian Dollars for the first Business Day of such calendar month for any calculation in such month.

5.7        Agent's Fees

     The Borrower shall pay an agency fee to the Agent (for the Agent's sole account) at the Agent's Account for Payments, in the amount as from time to time agreed to between the Borrower and the Agent, on the Effective Date and on each extension of the Maturity Date and such fees shall, for purposes of this Agreement, be deemed to be an amount payable pursuant to this Agreement.

5.8        Maximum Rate Permitted by Law

     No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event any such interest or fee exceeds such maximum rate, such interest or fee shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

5.9        Interest Generally

     The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Agreement or in any other Loan Document now or hereafter granted to or taken by the Lender and all interest and fees payable by the Borrower to any Lender shall accrue from day to day and be computed as described herein in accordance with the "nominal rate" method of interest calculation.

5.10       Interest and Fee Adjustment

     In the event of a change in the Margin or a change in the Standby Fee Rate as a result of a change in the Senior Funded Debt to EBITDA Ratio, such change shall become effective (except as provided in Section 5.4 for acceptance fees) on the day on which the Borrower delivers a Compliance Certificate in accordance with the requirements hereof evidencing the change in the Senior Funded Debt to EBITDA Ratio, or, if the Borrower has not delivered a Compliance Certificate as required by the terms hereof within 75 days of the end of any Fiscal Quarter, then such change in the Margin or a change in the Standby Fee Rate shall become effective on such 75th day and the determination of the Senior Funded Debt to EBITDA Ratio on such date shall be made by the Agent, in its sole discretion, and such determination shall be final and binding for all purposes hereof.

5.11       Letter of Credit Fees

(a) Issue Fee: The Borrower shall pay to the Agent on behalf of each Participating Lender, at the Agent's Account for Payments, an issue fee in Cdn Dollars or US Dollars, as applicable, equal to the applicable Margin.

     Such issue fee shall be payable by the Borrower quarterly in advance commencing on the date of issue (which shall include any renewal) of such Letter of Credit and thereafter on the first day of each successive calendar quarter during the term of such Letter of Credit and shall be calculated based on the undrawn and uncancelled face amount of each such Letter of Credit on the last Business Day of the immediately preceding calendar quarter, the applicable Margin on that same day and on the basis of the number of days in such calendar quarter or portion thereof. The Letter of Credit Fee payable to a Lender participating therein shall be calculated based on the Lender's Proportion of each Lender (and excluding any Non-Agreeing Lenders).

(b) Credit on Account of Fees: If and to the extent that a Letter of Credit is drawn upon prior to the date of expiry thereof, is renewed prior to its date of expiry and a new issue fee paid at the time of renewal, is terminated and returned to the Agent prior to such date of expiry, or the face amount thereof is reduced by the Agent prior to such date of expiry, or the face amount thereof is reduced by a Lender or the Agent, as applicable, prior to such date of expiry (other than through a drawing on such Letter of Credit) or any combination thereof, the Agent shall forthwith after such event and through the Agent's Account for Payments, credit the Borrower for any fees which it has been paid in respect of any such Letter of Credit pursuant to Section 5.11(a) based upon the amount of the Letter of Credit on its termination, renewal or the amount of the reduction and for the time remaining in the period for which such fees were originally paid.

(c) Administration and Amendment Fees: The Borrower shall pay to the Agent on behalf of each Lender issuing a Letter of Credit, at the Agent's Account for Payments on the date of issue (which shall include any renewal) of each Letter of Credit, an administration fee and, on the date of each amendment an amending fee, in each case payable in Canadian Dollars or US Dollars, as applicable and in accordance with the customary charges of the Agent.

                                   Article 6
                                    SECURITY

6.1        Security

     To secure due repayment and satisfaction of all Indebtedness of the Borrower to the Lenders from time to time pursuant to this Agreement and any of the other Loan Documents, including due performance, payment and satisfaction of all its obligations and Indebtedness hereunder and thereunder, the Borrower shall, in each case in form, substance and amount satisfactory to the Agent:

(a) execute and deliver a floating charge debenture, a pledge agreement thereof and an opinion in respect of such documents from counsel to the Borrower; and

(b) cause each Guaranteeing Subsidiary to execute and deliver to the Agent a Subsidiary Guarantee, a floating charge debenture, a pledge agreement thereof, and an opinion in respect of such documents from counsel to such Guaranteeing Subsidiary.

6.2        Release and Amendment of Security

     Neither the Agent nor any Lender shall, during the term of this Agreement, discharge, surrender, amend or otherwise modify any Security, without the prior written consent of all of the Lenders provided that the Agent and each Lender shall, when there is no Default or Event of Default, discharge Security provided hereunder with respect to Permitted Dispositions upon the written request of the Borrower, accompanied by evidence to the satisfaction of the Agent, acting reasonably, that a Permitted Disposition has or is about to occur.


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


6.3        Registrations and Renewals

     The Borrower shall and shall cause each Guaranteeing Subsidiary to, at the Borrower's sole cost and expense, do all such acts, execute all such instruments and provide such further assurances as counsel to the Agent may reasonably request to ensure that the priority of the Security Interests created by all of the Security executed and delivered to the Agent as contemplated hereby is duly protected and perfected by registration, filing or recordation of such Security or a caution, caveat, security notice or other appropriate instrument at all offices where necessary or of advantage to the protection or perfection thereof including in the Provinces of Alberta and Saskatchewan; and to so cooperate with the Agent and the Agent's counsel in renewing or refiling any registration, filing or recordation required hereby in order to preserve, protect and maintain the priority of such Security Interests, from time to time.

6.4        Extensions, Etc.

     The Lenders may directly, or through the Agent or other duly authorized representatives, grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower, any Guaranteeing Subsidiary or any other Persons, sureties or securities as the Lenders, in their sole discretion, may see fit, all without prejudice to the liability of the Borrower or any Guaranteeing Subsidiary under the Loan Documents or the rights of the Lenders under the Loan Documents.

6.5   Permitted Encumbrances, Permitted Indebtedness and Permitted Title Defects

                     None of:

(a) the fact that the Borrower or a Guaranteeing Subsidiary is permitted to create or suffer to exist any Permitted Encumbrance, Permitted Indebtedness or Permitted Title Defect;

(b)  the fact that any  representation,  warranty or covenant herein may make an
     exception   for  the   existence  of  Permitted   Encumbrances,   Permitted
     Indebtedness or Permitted Title Defects; or

(c) the fact that the Security Interests created pursuant to the Loan Documents are stated to be subject to, or are not required to rank in priority to, Permitted Encumbrances;

shall in any manner, nor in any cause or proceeding, directly or indirectly, be taken to constitute a subordination of any Security Interest created pursuant to the Loan Documents to any Permitted Encumbrance or to any other Security Interest or other obligation whatsoever, or that the Indebtedness under the Loan Documents is in any way subordinate or junior in right of payment to any Permitted Indebtedness, it being the intention of the parties that all Security Interests created pursuant to the Loan Documents shall at all times, to the maximum extent permitted by Applicable Law, rank as first priority Security Interests in priority to Permitted Encumbrances and all other Security Interests or other obligations whatsoever and that the Indebtedness under the Loan Documents will rank in right of payment at all times at least equally with such Permitted Indebtedness.

                                   Article 7
                                PAYMENT AND TAXES

7.1        Time, Place and Currency of Payment

     Payments of principal, interest, fees and all other amounts payable by the Borrower pursuant to this Agreement shall be paid in the currency in which it is due for value at or before 1:00 p.m. (Toronto time) on the day such payment is due. If any such day is not a Business Day, such amount shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day and any such extension of time shall be included in the computation of the payment of any interest or fees payable under this Agreement. All payments shall be made at the Agent's Account for Payments. Receipt by the Agent from the Borrower of funds pursuant to this Agreement, as principal, interest, fees or otherwise, shall be deemed to be receipt of such funds by the Agent or Lenders, as the case may be.

7.2        Application of Payments Prior to an Event of Default

     Except as otherwise agreed to by all of the Lenders in their sole discretion, all payments made by or on behalf of the Borrower pursuant to this Agreement, prior to the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), shall be applied by the Agent rateably among the Lenders and the Agent in accordance with amounts owed to the Lenders and the Agent in respect of each category of amounts set forth below, each such application to be made in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category:

(a) Expenses: firstly, in payment of any amounts due and payable as and by way of recoverable expenses hereunder;

(b) Interest and Fees: secondly, in payment of any amounts due and payable as and by way of interest pursuant to Sections 5.1, 5.2 and 5.3, fees pursuant to Sections 5.4, 5.6, 5.7 and 5.11 and interest on overdue amounts pursuant to Section 5.5; and

(c) Other Amounts (other than Accommodations): thirdly, in payment of any amounts (other than Accommodations) then due and payable by the Borrower hereunder other than amounts hereinbefore referred to in this Section 7.2;

with the balance to be applied to repay or otherwise reduce Accommodations in a manner so that the Accommodations and each basis of Accommodation outstanding hereunder to each Lender will, to the extent possible, be in the same proportion as its Lender's Proportion.

7.3        Taxes

                     The Borrower shall make all payments to the Agent on behalf of the Lenders without set-off or counterclaim, free and clear of, and without deduction for or on account of, any Tax, other than tax withheld in respect of a Lender by reason of such Lender not being a resident of Canada within the meaning of the Income Tax Act (Canada) ("Withholding Tax"). If any Tax is deducted or withheld from any payments, other than in respect of any Withholding Tax in respect of a Lender not a resident of Canada within the meaning of the Income Tax Act (Canada), the Borrower shall promptly remit to the Agent on behalf of the Lenders the equivalent of the amounts so deducted or withheld together with the relevant official receipts or other evidence satisfactory to the Agent evidencing payment to the appropriate taxing authority of each such Tax by the Borrower on behalf of the Lenders.


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


7.4        Account Debit Authorization

     The Borrower authorizes and directs the Agent, in its discretion, to automatically debit or credit, as applicable, by mechanical, electronic or manual means, the bank accounts of the Borrower maintained with NBC (for so long as NBC is Agent hereunder) for all amounts payable under this Agreement, including but not limited, to the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank accounts, and amounts becoming payable or reimbursable to the Borrower hereunder.

                                   Article 8
           CONDITIONS PRECEDENT TO DISBURSEMENT OF THE ACCOMMODATIONS

8.1        Effectiveness and Conditions Precedent

     This Agreement shall become effective at such time as the following conditions precedent have been satisfied to the satisfaction of the Agent and the Lenders:

(a) No Event of Default: as of such time, there exists no Default or Event of Default;

(b) Representations and Warranties True: the representations and warranties contained in Article 2 are true and correct as of such time;

(c) Receipt of Documentation: the Agent has received, in form and substance satisfactory to the Lenders, the following:

     (i)  a duly executed copy of this Agreement for the Agent and each Lender;

     (ii) duly executed copies of a loan and security assignment agreement assigning the Original Credit Agreement to the Agent and the Lenders and assigning the Security Interests provided to BMO under the Original Credit Agreement, an amendment and restatement of the Original Credit Agreement and amendments and restatements of the Security Interests under the Original Credit Agreement so as to constitute the Security required pursuant to Article 6;

     (iii)a  certificate   of  status  in  respect  of  the  Borrower  and  each
          Guaranteeing Subsidiary that is a corporation issued under the laws of the provinces in which any of them carries on any material business;

     (iv) a certified copy of the constating documents and by-laws of the Borrower and each Guaranteeing Subsidiary, and a certified copy of the Partnership Agreement, the certificate of the Partnership, and all amendments to any of the foregoing, certified as of the Effective Date;

     (v) a certified copy of a directors' resolution of the Borrower and each Guaranteeing Subsidiary that is a corporation, and a certified copy of a partners resolution of the Partnership, with respect to the Loan Documents to which it is a party, certified as of the Effective Date;

     (vi) certified copies of any amendments to the GMS Agreements since the date of the Original Credit Agreement;


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


     (vii)execution and delivery by all parties thereto of an amendment, assignment and novation of the Intercreditor Subordination Agreement, an amendment and restatement of the KLUX Subordination, together with originally executed copies of the Amending and Novation Agreement;

     (viii) evidence that all regulatory and shareholder approvals required on or before the date hereof have been received with respect to the Loan Documents, and the execution, delivery and performance of the Loan Documents;

     (ix) an opinion of Macleod Dixon, counsel to the Borrower, the Guaranteeing Subsidiaries and Solex Production Ltd., addressed to the Agent and each Lender, relating to, inter alia, existence of the Borrower, each Guaranteeing Subsidiary and Solex Production Ltd. and the authorization, execution, delivery and enforceability of the Loan Documents to which each is a party;

     (x) an opinion of Burnet, Duckworth & Palmer, counsel to the Lenders, addressed to the Agent and each Lender;

     (xi) an opinion of Dickstein Shapiro Morin & Oshinsky, counsel to KeySpan Energy Development Corporation, an opinion of Stewart McKelvey Stirling Scales, counsel to the Borrower, an opinion of McDougall Gauley counsel to the Agent and an opinion of Oostvegels & De Meester counsel to Keyspan Luxembourg S.A.R.L.;

     (xii) a duly executed Notice of Borrowing;

     (xiii) a duly completed compliance certificate;

     (xiv) evidence of insurance in compliance with Section 9.1(n);

     (xv) evidence of repayment in full of Bank of Montreal in respect of the Original Credit Agreement, excluding outstanding letters of credit to be cash collateralized with Bank of Montreal; and

     (xvi)such other documents and documentation which the Agent may reasonably request;

(d) Fees: payment of all advisory, commitment, agency and legal fees of the Agent; and

(e) No Material Adverse Effect: as of such time no circumstance or event has occurred which could reasonably be expected to have a Material Adverse Effect.

8.2        Continuing Conditions Precedent

     The obligation of the Lenders to make available any Accommodations pursuant to Section 3.4 or to make any Conversion of Accommodations pursuant to Section
3.10 or to make a Rollover pursuant to Section 3.11, is subject to and conditional upon the condition precedent that, on each Drawdown Date, Conversion Date and Rollover Date (i) there exists no Default or Event of Default, and (ii) after giving effect to the Drawdown, Conversion or Rollover, the aggregate Outstandings will not exceed the Total Commitment.


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


8.3        Waiver of a Condition Precedent

     The terms and conditions of Sections 8.1 and 8.2 are inserted for the sole benefit of the Agent and the Lenders and may be waived by the Majority Lenders in whole or in part with or without terms or conditions, in respect of all or any portion of the Accommodations, without affecting the right of the Lenders to assert such terms and conditions in whole or in part in respect of any other Accommodations.

                                   Article 9
                                    COVENANTS

9.1        Positive Covenants

     During the term of this Agreement, the Borrower covenants with each of the Lenders and the Agent that:

(a) Payment and Performance of Indebtedness: the Borrower shall, and shall cause each Guaranteeing Subsidiary to, pay duly and punctually all Indebtedness as and when due by it hereunder and shall perform all other obligations on its part to be performed under the terms of the Loan Documents at the times and places and in the manner provided for therein;

(b) Corporate Existence: the Borrower shall maintain its corporate existence in good standing under the laws of the Province of Nova Scotia and register and qualify and remain registered and qualified as an extra-provincial corporation under the laws of each jurisdiction in which the nature of any material business conducted by it or the character of any material properties and assets owned or leased by it requires such registration and qualification;

(c) Corporate Existence of Guaranteeing Subsidiaries: the Borrower shall cause each Guaranteeing Subsidiary which is a corporation to maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation or creation, as the case may be, and shall cause each to duly register and qualify and remain duly registered and qualified as an extra provincial corporation under the laws of each jurisdiction in Canada in which the nature of any material business transacted by it or the character of any material properties or assets owned or leased by it requires such registration and qualification;

(d) Partnership Existence: other than as expressly permitted hereunder, the Borrower shall cause the Partnership to maintain its partnership existence in good standing under the laws of Alberta and under the laws of Saskatchewan and shall cause the Partnership to be duly registered and qualified and remain duly registered and qualified as a partnership under the laws of Alberta and each other jurisdiction in Canada in which the nature of any material business transacted by it or the character of any material properties or assets owned or leased by it require such qualification;

(e) Annual Financial Statements: the Borrower shall furnish to the Agent (with a copy for the Agent and each Lender) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, the annual audited consolidated financial statements of the Borrower, and unaudited unconsolidated annual financial statements for each Loan Party. as at the close of such Fiscal Year, setting forth in comparative form the corresponding figures of the preceding Fiscal Year together with (i) (in the case of audited statements) an auditor's report confirming that its examinations of such consolidated financial statements were made in accordance with generally accepted auditing standards and accordingly included such tests and other procedures as it considered necessary in the circumstances and that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the close of such Fiscal Year and the results of their operations and the changes in their financial position for the Fiscal Year then ended, in accordance with Generally Accepted
     Accounting Principles; and (ii) a certificate of a senior officer of the Borrower certifying that, except as disclosed in such financial statements, no Loan Party has had any liability, contingent or otherwise, or any unrealized or anticipated loss that, singularly or in the aggregate, had, or could reasonably be expected to have, a Material Adverse Effect;

(f) Quarterly Financial Statements: the Borrower shall furnish to the Agent (with a copy for the Agent and each Lender) as soon as available and in any event within 75 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year of each Loan Party, its quarterly unaudited consolidated financial statements including unaudited consolidated statements of income, changes in financial position and balance sheet prepared in accordance with GAAP consistently applied;

(g) Quarterly Compliance Certificate: the Borrower shall furnish to the Agent (with a copy for the Agent and each Lender), as soon as reasonably practicable and in any event within 75 days after the end of each Fiscal Quarter, and effective as of the last day of each Fiscal Quarter, a duly executed and completed Compliance Certificate, such Compliance Certificate to be substantially in the form of Schedule "E" hereto and providing, with detail and supporting calculations satisfactory to the Agent, the determination of the financial ratios set out in the financial covenants in
     Section 9.3;

(h) Annual Budget: the Borrower shall furnish to the Agent (with a copy for the Agent and each Lender) as soon as available and in any event not later than 75 days after each Fiscal Year and in form and substance satisfactory to the Agent, acting reasonably, an annual budget for the Borrower and its Guaranteeing Subsidiaries for that Fiscal Year containing reasonable detail as to all budgeted capital expenditures, an operating business plan, a projection of revenues and expenses and cash flow forecast;

(i) Five Year Financial Plan: the Borrower shall furnish to the Agent (with a copy for the Agent and each Lender) as soon as available and in any event within 90 days after each Fiscal Year and in form and substance satisfactory to the Agent, acting reasonably, a detailed financial plan in respect of the Borrower and its Guaranteeing Subsidiaries for the 5 year period commencing with such Fiscal Year;

(j) Mark to Market Amount: the Borrower shall ensure that at all times the Mark to Market Amount does not exceed $5,000,000;

(k) Inspection and Audit: the Borrower shall, and shall cause each Guaranteeing Subsidiary to, at reasonable times, on reasonable notice and subject to observance of applicable safety rules and procedures, allow or enable (to the extent it is able in respect of Facilities not operated by a Loan Party) the Agent, any Lender or any of their representatives to visit and inspect the assets or properties of the Borrower or any Guaranteeing Subsidiary (in each case at the risk of the Borrower except to the extent of the negligence or willful misconduct of the Agent, such Lender or such representatives) during normal business hours and afford to any Lender and its representatives such access as may be reasonably required for such purposes;

(l) Environmental Inspection: where the Majority Lenders reasonably believe that the Borrower or a Guaranteeing Subsidiary in is material breach of an Environmental Law and that the result of such breach could reasonably be expected to have a Material Adverse Effect such Loan Party shall permit, or if it is not the operator of the Collateral in question seek the permission of the operator for, properly qualified representatives of the Agent to conduct tests, inspections and appraisals on the applicable Collateral, including environmental audits and soil tests, and to remove soil and other samples from the subject Collateral from time to time to determine whether there is a breach of any Environmental Law by the Borrower or such Guaranteeing Subsidiary which could reasonably be expected to have a Material Adverse Effect, provided that the results of any such tests shall be delivered to the Borrower or such Guaranteeing Subsidiary and the Borrower shall be responsible for the reasonable costs thereof;

(m) Payment of Taxes: the Borrower shall and shall cause each Subsidiary to file all income tax returns which are required to be filed, pay or make provision for payment (in accordance with Generally Accepted Accounting Principles) of all Taxes which are due and payable, and provide adequate reserves (in accordance with Generally Accepted Accounting Principles) for the payment of any Tax, the payment of which is being contested, and shall provide the Agent upon request with evidence, in form and substance satisfactory to the Agent, of such payment or, in the case of a contestation, evidence that such contestation could not reasonably be expected to have a Material Adverse Effect if determined adversely to the applicable Loan Party;

(n) Insurance: the Borrower shall and shall cause each Guaranteeing Subsidiary to maintain in full force and effect such policies of insurance issued by insurers of recognized standing insuring such properties and operations of the Borrower and the Subsidiaries, including all risks property insurance, wrap-up general liability insurance, employee's liability insurance, business interruption insurance, sudden and accidental pollution insurance and replacement cost insurance, and providing such coverages as would be maintained by a prudent oil and gas operator engaged in the same or similar business in the localities where such properties and operations are located, all with responsible and reputable insurance companies in such amounts, with such waivers of insurer's rights of subrogation and with such deductibles as are customary and consistent with prudent industry practice, and including the Agent as additional insured and first loss payee, and shall, if required, furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing provisions;

(o) Defend Title: except as otherwise expressly provided for hereunder the Borrower shall, and shall cause each Guaranteeing Subsidiary to, maintain, protect and defend title to all of its material assets and take all such commercially reasonable acts and steps as are necessary or advisable at any time and from time to time to retain its ownership and that of any Guaranteeing Subsidiary in all such material assets in good standing (other than Permitted Title Defects) and to cure any title defects in respect of all such material assets (other than Permitted Title Defects);

(p) Books and Records: the Borrower shall and shall cause each Guaranteeing Subsidiary to keep proper and adequate records and books of account
     (including lists of accounts receivable showing amounts owing on each account) in which true and complete entries will be made in a manner sufficient to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles as consistently applied to the Borrower and each Guaranteeing Subsidiary and, upon request of the Agent, make the same available for confidential inspection by the Agent and the Lenders and their respective employees at all reasonable times and for the purposes of obtaining copies of and abstracts therefrom;

(q) Notice of Certain Events: the Borrower shall, to the extent any Loan Party is or becomes aware, provide the Agent with prompt written notice of:

     (i) any Default or Event of Default, or of any circumstance or event which would constitute a material default by any party to any of the GMS
          Agreements together in each case with an officer's certificate describing in detail such Default, or Event of Default or other defaults and specifying the steps, if any, being taken to cure or remedy the same;

     (ii) any material actions, suits, litigation or other proceedings of which any Loan Party has knowledge which are commenced or threatened against or adversely affect any Loan Party;

     (iii)the discovery of any Hazardous Material or of any material Release from or upon the land or property of the Borrower or any Guaranteeing Subsidiary which could reasonably be expected to result in liability to the Borrower or any Guaranteeing Subsidiary in excess of Cdn. $5,000,000 in the aggregate;

     (iv) any Governmental Authorization that has been issued or made by any Governmental Authority to the effect that the Borrower, any Guaranteeing Subsidiary, or any operator of a property in which the Borrower or any Guaranteeing Subsidiary has an interest, has failed to comply in any material respect with any Environmental Laws or requiring any material remediation, stop work, cleanup or otherwise; and

     (v) any event, circumstance or condition that has had, or could reasonably be expected to have, a Material Adverse Effect;

(r) Maintenance of Assets: the Borrower shall, and shall cause each Guaranteeing Subsidiary to, maintain in all material respects all of its businesses, activities and operations in accordance with prudent industry practice, including the maintenance and renewal of all required permits (including, without limitation, the Permits), Land Rights, licenses, rights and privileges necessary to enable the Borrower and each Guaranteeing Subsidiary to operate and conduct its respective businesses, activities and operations in accordance in all material respects with prudent industry practice;

(s) Novations: to the extent that the applicable Loan Party is not a party to any Material Contract on the Effective Date, to diligently and expeditiously pursue the novation of the applicable Loan Party to all such Material Contracts except to the extent that any rights, privileges or interests, in accordance with generally accepted industry practice, are held in trust by another Person for the applicable Loan Party;

(t) Additional Environmental Information: the Borrower shall, and the Borrower shall cause each Guaranteeing Subsidiary to, upon the request of the Agent (acting reasonably), make available for discussion with the Lenders at all reasonable times the senior officers of the Borrower and any Guaranteeing Subsidiary primarily responsible for the environmental activities and affairs of the Borrower or such Guaranteeing Subsidiary;

(u) Compliance with Laws and Regulations: the Borrower shall and shall cause each Guaranteeing Subsidiary to:

     (i)  comply with all Applicable Laws in all material respects; and

     (ii) observe and conform in all material respects to all valid requirements of any governmental or municipal authority relative to any of its material assets and all material covenants, terms and conditions of all material agreements upon or under which any of its assets are held;


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


(v) Guaranteeing Subsidiary Ownership: the Borrower shall ensure at all times that it beneficially owns either directly or indirectly through 1 or more Guaranteeing Subsidiaries, all of the issued and outstanding shares in the capital stock of each Guaranteeing Subsidiary that is a corporation, and all voting, equity and partnership interests in any other Guaranteeing Subsidiary;

(w) Remittance of Cash Flow: the Borrower shall cause each Guaranteeing Subsidiary to remit, on a regular basis, all cash flow after operating expenses of such Subsidiary, to the Borrower as may be required to ensure that the Borrower is able to discharge all of its payment obligations from time to time under the Loan Documents on a timely basis;

(x) Additional Information: the Borrower shall, and shall cause each Guaranteeing Subsidiary to, furnish to the Agent any additional information regarding the business affairs, operations and financial condition of the Borrower and its Subsidiaries as the Agent shall reasonably request;

(y) Further Assurances: the Borrower shall, within 30 days after notice thereof from the Agent, to do all such further acts and things and execute and deliver all such further documents as shall be reasonably required by the Agent in order to ensure the terms and provisions of the Loan Documents are fully performed and carry out;

(z) Parent Undertaking: the Borrower shall use its best efforts and act diligently and expeditiously to obtain as soon as possible after an Event of Default, or an event of default under the Syndicated Credit Agreement, an undertaking in writing to the Agent from KeySpan Corporation undertaking that (i) if there is any demand for payment made upon the Borrower by or on behalf of the Syndicated Lenders under the Syndicated Credit Facility and a demand for payment under the guarantee thereof provided by KeySpan Corporation, then KeySpan Corporation will forthwith make payment under its guarantee of all Indebtedness to the Syndicated Lenders or will otherwise forthwith fund the Borrower such that it is able to effect such payment directly, and (ii) if it makes payment under its guarantee, it will enter into a subordination agreement in the terms of the KLUX Subordination in respect of all Indebtedness of the Borrower to KeySpan Corporation arising as a result of any such payment;

(aa) Disposition Restrictions: the Borrower shall use and shall cause each Guaranteeing Subsidiary to use reasonable commercial efforts to ensure that all agreements in the nature of Material Contracts entered into by the Borrower or any Guaranteeing Subsidiary after the date hereof may be subject to the Security Interest constituted by the Security and may thereafter be sold, assigned and transferred in the course of any realization or enforcement of such Security to a reasonably creditworthy purchaser, assignee or transferee who agrees to be bound by the provisions of such contracts; and

(bb) Mark to Market Reporting: the Borrower shall:

     (i) on the 10th Business Day of each month provide to the Agent (with a copy for the Agent and each Lender) a certificate of a senior officer of the Borrower, confirming (A) the Mark to Market Amount as of the last Business Day of the immediately preceding month; and (B) the amounts of any loss or potential losses as referred to in Section 9.2(i)(vi); and

     (ii) at any time when the threshold amount provided in Section 9.2(i)(vi) is exceeded provide a notice to the Agent (with a copy for the Agent and each Lender) to that effect.


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


9.2        Negative Covenants

     During the term of this Agreement, the Borrower covenants with each of the Lenders and the Agent that it shall not, and shall ensure that each Guaranteeing Subsidiary shall not:

(a) Limitation on Indebtedness: issue, create, incur, assume, permit, or suffer to exist, or directly or indirectly be or become in any way liable for or in respect of, any Indebtedness except for Permitted Indebtedness;

(b) Negative Pledge: except for Permitted Encumbrances, create, incur, assume or suffer to exist any Security Interest upon or with respect to any of its undertaking, properties, rights or assets, whether now owned or hereafter acquired;

(c) Mergers, Etc.: enter into or become party to any transaction of merger, amalgamation (other than any amalgamation of the Borrower with a Guaranteeing Subsidiary or winding up of a Guaranteeing Subsidiary into the Borrower, or a dissolution of the Partnership and distribution of all of its assets to the Loan Parties which are partners thereof, on terms and conditions as approved by the Agent, acting reasonably), consolidation, reorganization, winding up, plan of arrangement, or reconstruction with any Person or become a party to any other transaction whereby all or substantially all the property or assets of any Loan Party may become the property or assets of another Person, including, in the case of an amalgamation, of the continuing company resulting therefrom, or take any corporate action in pursuance of any of the foregoing;

(d) Restriction on Dispositions: except for Permitted Dispositions, directly or indirectly, make any sale, exchange, lease, transfer or other disposition of any of its properties and assets to any Person;

(e) Change of Fiscal Year: change its Fiscal Year or the basis on which its financial records are now maintained;

(f) Capital Distributions: directly or indirectly reduce stated capital or surplus accounts, or make or give effect to any Capital Distribution other than:

     (i)  Capital Distributions by a Guaranteeing Subsidiary to the Borrower;

     (ii) subject to the KLUX Subordination Agreement, Capital Distributions on account of the payment of dividends on or in respect of any share capital of the Borrower, or reasonable interest payments on account of Intercorporate Debt, provided that all such dividends paid or declared in any Fiscal Year are not in the aggregate in excess of 100% of Net Income for such Fiscal Year; and provided further that (A) 100% of the amount of any such dividends, and (B) not less than 75% of the amount of any such interest payments, are immediately (and in any event within 10 Business Days of payment thereof) either (x) loaned by KeySpan Luxembourg S.A.R.L. to the Borrower on the same terms as the existing Intercorporate Debt and as an increase to the principal amount thereof, or (y) invested by KeySpan Luxembourg S.A.R.L. in the Borrower by way of equity, and in either case confirmation thereof is provided in writing to the Agent within the same 10 Business Day period;

     Notwithstanding   the   foregoing,   until  the  Agent  has  confirmed  the
     satisfactory  receipt of the legal opinion  referred to in Section 10.1(q),


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


     no Capital Distributions whatsoever on account of dividends or payments on account of Intercorporate Debt shall be declared, paid or made by the Borrower.

(g) Limit Activities: make any material change in the nature of its business and operations, or conduct any businesses or operations, which are materially different from those conducted on the date hereof;

(h) Financial Assistance: provide any form of Financial Assistance to any Person except for Financial Assistance provided as between the Borrower and any Guaranteeing Subsidiary or between any Guaranteeing Subsidiaries;

(i)  Risk Management: enter into or become subject to:

     (i) any Swap in respect of which any Security Interest is created, assumed or granted;

     (ii) any Swap outside the ordinary course of its business or for speculative purposes (determined, where relevant, by reference to GAAP), unless the aggregate Swap Indebtedness of all Loan Parties in respect of Swaps which would be so characterized does not at any time exceed $1,000,000;

     (iii)any Currency Swap having a term to maturity exceeding 1 year or which has as its subject matter any amount which would exceed the applicable Loan Party's underlying liability or exposure in such currency in respect of the physical or financial transaction mitigated by the Currency Swap;

     (iv) any Commodity Swap other than in respect of Gas Products and then only:

          (A) in the case of Gas Liquids, if any such Commodity Swap has a term not exceeding 12 months and is entered into with counterparties having an "Investment Grade Rating" as defined in Section 13.1; and

          (B) in the case of Gas Products other than Gas Liquids, if any such Commodity Swap has a term not exceeding 12 months and is entered into with counterparties having an "Investment Grade Rating" as defined in Section 13.1 or, if entered into with any other counterparty, then (x) such counterparty is a customer of any of the Loan Parties and the Borrower has determined, after diligent review and inquiry, that such counterparty is a reasonably credit worthy counterparty, and (y) there is concurrently entered into an offsetting back to back Swap with a counterparty having such Investment Grade Rating;

(v) any agreement for the purchase for its own account of any Petroleum Substances (other than Gas Liquids) unless it concurrently enters into a matching sale transaction having the same term, the same daily quantity purchase commitment and for a price not less than the price to be paid by it and with all other material terms being substantially similar, with the exception of purchases of residue gas pursuant to contracts not exceeding in the aggregate 30 mmcf/day at any time;

(vi) any agreements whereunder it, or a Person on behalf of it, would be entitled or required to extract Gas Liquids from Gas for the account or benefit of it but would incur or be subject to a make whole commitment obligating it to provide or pay for make-up gas to replace lost heating value (attributable to the extraction) unless (A) in respect of each such


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


     transaction the Gas Liquids sale price, the Gas purchase price, the processing fees and any applicable transportation and other costs are fixed at such time for the duration of the transaction with the result that it is not exposed to any loss; or (B) to the extent any such transactions are not so structured, the Loan Parties in the aggregate are not exposed to any loss or potential loss that would in the aggregate for the remaining term of all such transactions exceed $2,000,000; or

     (vii)any Swap or any other agreement or transaction which would be contrary to the "GMS Corporate Policy for Commodity Pricing, Trading and Contractual Relationships" dated March 17, 2000 and which policy is as attached hereto as Schedule "H", provided that changes may be made thereto with the prior written approval of the Agent.

     The restrictions set forth in this Section 9.2(i) are in addition to, and without qualification of, the obligations with respect to the Mark to Market Amount as set forth in Section 9.1(j).

(j) Restriction on Investments: make any investments in, capitalize or acquire any ownership interest in, any Person (other than Guaranteeing Subsidiaries which remain as wholly-owned Subsidiaries of the Borrower) unless any such investment is consented to by the Majority Lenders and is made on terms and conditions approved by the Majority Lenders (acting reasonably);

(k) Ownership of Petroleum and Natural Gas Reserves: acquire any interest in petroleum or natural gas reserves except to the extent (i) required to acquire or hold a corresponding interest in a Facility, (ii) made pursuant to Dedicated Reserves, or (iii) made as ancillary to a transaction the primary purpose of which is to allow injection of waste products and in circumstances where the purchase price attributable to such reserves would not exceed $1,000,000.00;

(l)  Amendment of Agreements:

     (i) agree to any material revision, alteration, modification, amendment, change, extension, renewal, replacement or substitution of or under, or terminate, forfeit, surrender or cancel any of the GMS Agreements;

     (ii) waive any material failure of any party to any of the GMS Agreements to perform its obligations thereunder or release such party from its obligations to perform and comply with the terms and provisions of the GMS Agreements;

     (iii)suffer or permit anything (within its control) allowing termination of any of the GMS Agreements; or

     (iv) assign or consent (to the extent it is entitled to withhold same) to any assignment or further assignment of any of the GMS Agreements.

9.3        Financial Covenants

     The  Borrower  shall  ensure  that at any time when there is no  Syndicated
Indebtedness:

(a) its Funded Debt to EBITDA Ratio as of the last day of each Fiscal Quarter is not more than 3.5 to 1.0;

(b) its Interest Coverage Ratio as of the last day of each Fiscal Quarter is not less than 3 to 1; and


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


(c) its Funded Debt to Capitalization Ratio as at the last day of each Fiscal Quarter is not more than .55 to 1;

and at any time when there is any such Syndicated Indebtedness, then to the extent such Syndicated Indebtedness would cause any of the ratios specified above to be in excess of such ratios, the Borrower shall ensure that, after taking into account such outstanding Syndicated Indebtedness:

(d) its Funded Debt to EBITDA Ratio as of the last day of each Fiscal Quarter is not more than 5.6 to 1.0;

(e) its Interest Coverage Ratio as of the last day of each Fiscal Quarter is not less than 2.25 to 1;

(f) its Funded Debt to Capitalization Ratio as at the last day of each Fiscal Quarter is not more than .60 to 1.

                                   Article 10
                                EVENTS OF DEFAULT

10.1       Events of Default

     The occurrence of any 1 or more of the following events or circumstances constitutes an Event of Default under this Agreement:

(a) Payments: (i) the failure of the Borrower to pay or otherwise reduce the Accommodations or any portion thereof when due for payment or other reduction hereunder; or (ii) the failure to pay any other amount due hereunder on the date upon which the same is due and payable, which failure to pay continues for 2 Business Days after the date such amount is due;

(b) Covenants: if there is a breach or failure of due performance by the Borrower or any Guaranteeing Subsidiary of any covenant or provision of any of the Loan Documents (other than those otherwise dealt with in this Section 10.1), and such breach or failure is not capable of being remedied, or if capable of being remedied such breach or failure is not cured to the reasonable satisfaction of the Majority Lenders within 30 days after written notice thereof by the Agent to the Borrower;

(c) Representations and Warranties: if any representation or warranty made by the Borrower or any Guaranteeing Subsidiary in Article 2 or any other Loan Document or certificate or document delivered to the Agent or any Lender shall prove to have been incorrect in any material respect when made hereunder, or would be incorrect in any material particular if then made hereunder, and (if capable of being corrected, but without changing same) such representation or warranty continues to be incorrect for a period of 30 days after the Agent gives written notice of such incorrect representation and warranty to the Borrower;

(d) Cross Default: if the Borrower or a Guaranteeing Subsidiary is given a valid notice of a default under any term or provision of any agreement evidencing Indebtedness for Borrowed Money (other than this Agreement or Intercorporate Debt, but including, without limitation, any Capital Lease), securing or evidencing Indebtedness in the aggregate in excess of Cdn. $5,000,000 and such breach or default shall not be remedied within the lesser of 30 days from the occurrence thereof and the cure period (if any) allowed in the relevant agreement, or if any Person shall demand repayment of any Indebtedness which is repayable on demand and is owing to it by the Borrower or any Guaranteeing Subsidiary and such Indebtedness shall not be


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


     paid within the time required by law, and the aggregate amount of all such Indebtedness outstanding at any one time to which all such defaults or demands relate is in excess of Cdn. $5,000,000 or the Equivalent Amount in any other currencies;

(e) Cease to Carry on Business: other than as permitted hereunder, if the Borrower or any Guaranteeing Subsidiary ceases or threatens to cease to carry on its business, or a substantial part thereof, or makes a bulk sale of its property;

(f)  Voluntary Insolvency: if the Borrower or any Guaranteeing Subsidiary shall:

     (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets;

     (ii) be unable, or admit in writing its inability or failure, to pay its debts generally as they become due;

     (iii) make a general assignment for the benefit of creditors;

     (iv) commit or threaten to commit an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada) or any statute passed in substitution therefore, as amended from time to time;

     (v) commence any cause, proceeding or other action under any existing or future law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or an arrangement with creditors or taking advantage of any insolvency law or proceeding for the relief of debtors, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

     (vi) take corporate action for the purpose of effecting any of the foregoing;

(g) Involuntary Insolvency: if any cause, proceeding or other action shall be instituted in any court of competent jurisdiction, against the Borrower or any Guaranteeing Subsidiary seeking in respect of the Borrower or such Guaranteeing Subsidiary an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or the like of the Borrower or any Guaranteeing Subsidiary or of all or any substantial part of its assets, or any other like relief in respect of the Borrower or any Guaranteeing Subsidiary under any bankruptcy or insolvency law, and if such cause, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment, or if such case, proceeding or other action is being diligently contested by the Borrower or such Guaranteeing Subsidiary in good faith, the same shall continue undismissed or unstayed and in effect, for any period of 15 consecutive days;

(h) Change of Control: if at any time when there is any Syndicated Indebtedness, the Borrower ceases to be a wholly-owned direct or indirect Subsidiary of KeySpan Corporation, or, at any time after the Syndicated Indebtedness has been permanently repaid in full, if there is a change of effective control of the Borrower, direct or indirect, including, without limitation:


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


     (i) the acquisition by any Person or Persons, (other than KeySpan Corporation or a wholly-owned Subsidiary of it) acting jointly or in concert of beneficial ownership of, or control or direction over, 49% or more of the outstanding Voting Shares of the Borrower;

     (ii) the acquisition by any Person or Persons, (other than KeySpan Corporation or a wholly-owned Subsidiary of it) of the ability to elect a majority of its or his nominees to the board of directors of the Borrower; or

     (iii) any change in the effective control of management of the Borrower;

(i) Material Adverse Effect: if an event or circumstance shall occur which, in the opinion of the Majority Lenders, on reasonable grounds and in good faith, could reasonably be expected to result in a Material Adverse Effect and, if capable of remedy, such event shall not be remedied within a period of 30 days from the date of written notice (including reasonable particulars) by the Agent to the Borrower of such event;

(j) Judgments: if a final judgment or judgments for the payment of money aggregating in excess of Cdn. $5,000,000 shall be rendered against the Borrower or any Guaranteeing Subsidiary and the same shall remain undischarged for a period of 30 days during which such judgment or judgments shall not be on appeal or execution thereof shall not be effectively stayed;

(k) Writs: if a writ, execution, attachment or similar process is issued or levied against any property of the Borrower or any Guaranteeing Subsidiary in connection with any judgment or judgments against the Borrower or any Guaranteeing Subsidiary or in connection with any judgment for non-payment of any Tax, aggregating in excess of Cdn. $5,000,000 and such writs, executions, attachments or similar processes are not released, bonded, satisfied, discharged, vacated or stayed within 30 days after their entry, commencement or levy;

(l) Encumbrancers: if an encumbrancer or lienor lawfully takes possession of any property of the Borrower or any Guaranteeing Subsidiary having a net book value in excess of Cdn. $5,000,000 and such possession continues for a period of 30 consecutive days;

(m) Actions: if there shall be commenced in any court or with or before any Governmental Authority any material action, suit or proceeding against or affecting the Borrower or any Guaranteeing Subsidiary or any material portion of its assets, which, if successful, could reasonably be expected to have a Material Adverse Effect unless the action, suit or proceeding is being diligently contested in good faith by appropriate proceedings and in respect of which adequate reserves have been established in accordance with Generally Accepted Accounting Principles on the books of the Borrower;

(n) Invalid Documents: if any of the Loan Documents, the GMS Agreements, the Intercreditor Subordination Agreement, the KLUX Subordination or any material provision thereof shall at any time for any reason cease to be in full force and effect in accordance with its terms, be declared to be void or voidable or shall be repudiated or claimed to be ineffective, or the validity or enforceability thereof shall at any time be contested by any party thereto (other than the Lenders); or if in respect of the Loan Documents (i) any Loan Party shall deny that it has any or any further liability or obligation thereunder, or (ii) at any time it shall be unlawful or impossible for any Loan Party to perform any of its material obligations under any such Loan Document;

(o) Specified Events: if there is a breach of or default under the covenant specified in Section 9.1(v) or under any of the covenants specified in Sections 9.2(a), 9.2(b), 9.2(c), 9.2(f) or 9.2(j);


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


(p) Environmental Orders: if an order from a Governmental Authority is issued against any Loan Party or any material assets or businesses of any Loan Party alleging a material violation of any Environmental Laws and either:

     (i) adequate accounting reserves have not been established in accordance with GAAP within a reasonable period of time after the order is issued; or

     (ii) the order is not being diligently contested in good faith; or

(q) KeySpan Luxembourg: if, not later than 30 days from the Effective Date, the Borrower has not (i) caused KeySpan Luxembourg S.A.R.L. ("KLSA") to take all such acts that are necessary such that it is in good standing under the laws of Luxembourg, and (ii) caused an updated revised opinion of Oostvegals & DeMeester as counsel to KLSA to be provided to the Agent in the form delivered on the Effective Date, but amended to confirm the valid existence and good standing of KLSA and deleting all qualifications referencing the failure to file annual accounts, such amendments to be in form and substance to the satisfaction of the Agent, acting reasonably.

10.2       Acceleration and Demand

     Upon the occurrence of any Event of Default the Agent may:

(a)  if so required by the Majority Lenders:

     (i) Terminate Commitment: by written notice to the Borrower, declare the Total Commitment and each Lender's Commitment in respect thereof and the right of the Borrower to apply for further Accommodations thereunder to be terminated; and

     (ii) Acceleration Notice: by written notice to the Borrower (an "Acceleration Notice"), declare all Indebtedness (whether matured or unmatured) of the Borrower outstanding to the Agent or any of the Lenders (including the face amount of all Bankers' Acceptances and the aggregate uncancelled and undrawn portions of the face amounts of all Letters of Credit) to be immediately due and payable (or to be due and payable at such later time as may be stated in such notice) without further demand, presentation, protest or other notice of any kind, all of which are expressly waived by the Borrower.

10.3       Cash Collateral Accounts

(a) Exchange Rate Fluctuations: Upon the receipt of cash cover by the Agent pursuant to Section 4.2 and in addition to any other rights or remedies of the Lenders hereunder, the Agent, for the benefit of the Lenders hereunder, shall thereafter be entitled to deposit and retain in a Cash Collateral Account, bearing interest (with interest to follow principal) at the Agent's prevailing rates for demand deposits of comparable amounts which are received by the Agent from the Borrower until the next Business Day on which there has been no such excess under Section 4.2 for a period of 5 consecutive Business Days, whereupon all such amounts (including interest) shall be immediately credited to the Prime Loans outstanding.

(b) Bankers' Acceptances, Libor Loans and Letters of Credit: Upon the occurrence of an Event of Default or delivery of an Acceleration Notice and on the Maturity Date in respect of any Letters of Credit then outstanding, the Borrower shall forthwith pay to the Agent, for deposit into a Cash
     Collateral Account, an amount equal to the Lenders' maximum potential liability under the Borrower's then outstanding Bankers' Acceptances and Letters of Credit and (unless the Borrower makes payment of the amount


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     required pursuant to Section 11.5) Libor Loans  (collectively,  the "Escrow
     Funds"). The Escrow Funds shall be held by the Agent for set-off against future Indebtedness owing by the Borrower to the Lenders in respect of such Bankers' Acceptances and Letters of Credit and Libor Loans and shall be held until repayment of such Outstandings in full, except to apply the amount represented thereby to the Outstandings or a portion thereof. Escrow Funds shall bear interest at the Agent's prevailing rates for demand deposits of comparable amounts, with interest to follow principal.

10.4       Remedies on Default

          After an Event of Default:

(a) Majority Lenders Instructions: If the Majority Lenders do provide directions or instructions to the Agent, the Agent, on behalf of all Lenders shall, take such actions and commence such proceedings as the Majority Lenders in their sole discretion may determine and may enforce or otherwise realize upon any Security, all without any obligation to marshall any Security Interests and without additional notice, presentation, demand or protest, all of which the Borrower hereby expressly waives (to the extent such rights may be waived under Applicable Law).

(b) General Remedies: The rights and remedies of the Agent and each Lender under the Loan Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. To the extent that the circumstances in paragraph (a) above are applicable, the Agent may on behalf of all Lenders and shall if so required by the Majority Lenders, to the extent permitted by Applicable Law, bring suit at law, in equity or otherwise for any available relief or purpose including but not limited to:

     (i) Specific Performance: the specific performance of any covenant or agreement contained in the Loan Documents;

     (ii) Injunction: enjoining a violation of any of the terms of the Loan Documents;

     (iii)Assistance: aiding in the exercise of any power granted by the Loan Documents or by law; or

     (iv) Judgment: obtaining and recovering judgment for any and all amounts due in respect of the Accommodation or amounts otherwise due hereunder or under the Loan Documents.

10.5       Right of Set-Off

     Upon the occurrence and during the continuance of any Event of Default, and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent and the Lenders are authorized at any time and from time to time thereafter, without notice to the Borrower or to any other Person, (any such notice being expressly waived by the Borrower) to set-off and to appropriate and to apply any and all deposits
(general or special, time or demand, provisional or final) and any other Indebtedness at any time held by or owing by the Agent or such Lender to or for the credit of or the account of the Borrower against and on account of the obligations and Indebtedness of the Borrower to the Agent or such Lender under this Agreement or under any of the Loan Documents (including the face amount of all Bankers' Acceptances and the uncancelled and undrawn face amount of all Letters of Credit) including without limitation, all claims of the Agent or any Lender of any nature or description arising out of or connected with this Agreement, irrespective of whether or not the Agent or any Lender has made any demand under this Agreement and although such obligations, liabilities or claims of the Borrower or any of them are contingent or unmatured. Any exercise of such rights by any Lender shall be subject to the obligations of such Lender pursuant to Section 12.11.

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10.6       Application and Sharing of Payments Following Acceleration

     Except as otherwise agreed to by all the Lenders in their sole discretion, any sum received by the Agent at any time after delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g), shall be applied by the Agent among the Lenders and the Agent in accordance with amounts owed to the Lenders and the Agent in respect of each category of amounts set forth below, each such application to be made in the following order with the balance remaining after application in respect of each category to be applied to the next succeeding category:

(a) firstly, in or towards payment of any fees or expenses then due and payable to the Agent hereunder or under any other Loan Document;

(b) secondly, Rateably among the Lenders in respect of amounts due and payable to such Lenders as and by way of recoverable expenses hereunder or under any Loan Document;

(c) thirdly, Rateably among the Lenders in respect of amounts due and payable to such Lenders by way of interest pursuant to Sections 5.1, 5.2 and 5.3, acceptance fees pursuant to Section 5.4, Letter of Credit Fees pursuant to
     Section 5.11, interest on overdue amounts pursuant to Section 5.5, standby fees pursuant to Section 5.6 and Agent's fees pursuant to Section 5.7; and

(d) fourthly, Rateably among the Lenders in respect of any other amount not hereinbefore referred to in this Section 10.6 which are then due and payable by the Borrower or any other Loan Party hereunder or under any other Loan Document.

10.7       Lenders May Perform Covenants

     If any Loan Party shall fail to perform any of its obligations under any covenant contained in any of the Loan Documents within the time permitted for the performance of any such covenant or for the cure of any default thereof, the Agent may on behalf of the Lenders, on the instructions of the Majority Lenders, perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds on behalf of the Lenders. If the Majority Lenders elect to effect such observance or performance, neither the Agent nor the Majority Lenders shall be liable for any failure or deficiency, apart from fraud, in effecting such observance or performance, nor for the payment of any bills, invoices or accounts incurred or rendered in connection therewith. All amounts so paid by the Agent hereunder shall be repaid by the Borrower on demand therefor, and shall bear interest at the rate set forth in Section 5.5 from and including the date paid by the Agent hereunder to but excluding the date such amounts are repaid in full by the Borrower.

10.8       Waiver of Default

     Any single or partial exercise by any Lender, the Agent or by the Agent on behalf of any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in the Loan Documents shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which the Agent or such Lender may be lawfully entitled for the same default or breach, and any waiver by any Lender, the Agent or by the Agent on behalf of any Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement contained in the Loan Documents, and any indulgence granted thereby, shall be deemed not to be a waiver of any


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


subsequent default. To the extent permitted by Applicable Law, the Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which are inconsistent with the Agent's or a Lender's rights or remedies under the Loan Documents.

                                   Article 11
                            EXPENSES AND INDEMNITIES

11.1       Reimbursement of Expenses

     All statements, reports (including engineering reports and environmental reports), certificates, opinions and other documents or information required to be furnished to the Agent or the Lenders by any Loan Party under this Agreement shall be supplied by the Loan Parties without cost to the Agent or the Lenders. In addition, the Borrower agrees to pay promptly to the Agent on demand, all reasonable legal fees and other reasonable out-of-pocket expenses (including travel, publicity and syndication expenses) incurred or which may hereafter be incurred from time to time by the Agent or the Lenders in respect of the documentation, preparation, registration, negotiation, execution and administration of the Loan Documents (including any stamp taxes or other Taxes payable in connection with the execution, delivery or enforcement of the Loan Documents) and all reasonable legal fees and other out-of-pocket expenses (on a solicitor and his own client basis) which are incurred from time to time by the Agent or the Lenders in respect of the enforcement of the Loan Documents.

     The Borrower acknowledges that the Agent's fees payable pursuant to Section
5.7 do not include any activities which the Agent may undertake hereunder in respect of any restructuring of the Credit Facility that may be required in the event of any adverse developments or circumstances affecting the Borrower and that in all such circumstances additional fees may be required by the Agent in respect of any such restructuring and in addition to any fees otherwise payable hereunder.

11.2       Increased Cost

     If the introduction of, any change in or the implementation of any Applicable Law, (including any capital adequacy requirement but excluding any taxes on the overall net income of a Lender or upon the overall capital of a Lender), regulation, treaty or official directive now or hereafter in effect (whether or not having the force of law) or any change in the interpretation or application thereof by any court or by any judicial or Governmental Authority charged with the interpretation or administration thereof, or if compliance by any Lender with any request from any central bank or other fiscal, monetary or other authority (whether or not having the force of law) (individually, a "Circumstance"):

(a) subjects a Lender to any Tax, or changes the basis of taxation of payments due to a Lender or increases any existing Tax, on payments of principal, interest or other amounts payable by the Borrower to a Lender under this Agreement;

(b) imposes, modifies or deems applicable any reserve, special deposit, capital adequacy, regulatory or similar requirement against assets or liabilities held by a Lender, or deposits of or for the account of a Lender, or loans by a Lender, or any other acquisition of funds for loans by a Lender or commitments by a Lender to fund loans or obligations of a Lender in respect of bankers' acceptances accepted by such Lender; or

(c)  imposes on a Lender any other condition with respect to this Agreement;


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     and the  result of (a),  (b) or (c) is, in the sole  determination  of such
     Lender acting reasonably and in good faith, to increase the cost in respect of an Accommodation to such Lender or to reduce the income receivable by such Lender in respect of an Accommodation or standby fees payable pursuant to Section 5.6, such Lender shall promptly notify the Agent. The Agent shall promptly notify the Borrower and the Borrower shall pay to the Agent for the benefit of such Lender that amount which compensates such Lender for such additional cost or reduction in income (except to the extent such increase in costs or reduction in income is reflected in or recovered by an increase in the Prime Rate or the US Base Rate) ("Additional Compensation") on the next Libor Interest Date in the case of a Libor Loan, on the next date on which standby fees are payable under Section 5.6 in the case of standby fees and the next date of issuance of any Bankers' Acceptances or on the next Interest Date in any other case (and each successive Libor Interest Date, or Interest Date, if applicable) unless such Lender knew, on the date of execution of this Agreement, of such Circumstance and the likely result thereof. The Borrower shall not be obligated to pay any portion of such Additional Compensation accruing under this Section 11.2 for any period prior to the date which is 3 months prior to the date on which the Agent, on behalf of such Lender, gives notice to the Borrower that such Additional Compensation is so accruing. A photocopy of the
     relevant  law,  regulation,   treaty,   official  directive  or  regulatory
     requirement (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate by a duly authorized officer of such Lender (prepared in good faith) setting forth the amount of the Additional Compensation and the basis for it must be submitted by the Agent to the Borrower and is conclusive evidence, in the absence of manifest error, of the amount of the Additional Compensation. If the Agent notifies the Borrower that Additional Compensation is owed, the Borrower shall pay such Additional Compensation to the Agent for the account of such Lender and the Borrower shall have the right, upon written irrevocable prior notice of at least 3 Business Days to the Agent at the Agent's Branch of Account, to make payment in full to the Agent for the account of such Lender in respect of the applicable Accommodation on the date specified in such notice together with accrued but unpaid interest and fees in respect of such Accommodation or to convert such Accommodation into another basis of Accommodation available under this Agreement.

11.3       Illegality

     If the introduction of or any change in Applicable Law, regulation, treaty, official directive or regulatory requirement now or hereafter in effect (whether or not having the force of law) or any change in the interpretation or application thereof by any court or by any judicial or Governmental Authority charged with the interpretation or administration thereof, makes it unlawful or prohibited for a Lender (in its sole opinion acting reasonably and in good faith) to make, to fund or to maintain the Accommodations or a portion of the Accommodations or to perform its obligations under this Agreement, such Lender may by written notice to the Borrower through the Agent terminate its obligations under this Agreement to make such Accommodations or perform such obligations and the Borrower shall prepay such Accommodations within 2 Business Days together with all accrued but unpaid interest and fees as may be applicable to the date of payment or convert by notice to the Agent such Accommodation forthwith into another basis of Borrowing available under this Agreement.

11.4       Substitute Basis of Accommodation

     If, on or prior to any  Interest  Determination  Date in respect of a Libor
Loan,  a  Lender   determines   acting  reasonably  and  in  good  faith  (which
determination is final, conclusive and binding upon the Borrower) that:

(a) adequate and fair means do not exist for ascertaining the rate of interest on such Libor Loan;


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(b)  the cost to such Lender of making,  funding or maintaining  such Libor Loan does not accurately reflect the effective cost to such Lender thereof and the costs to such Lender are increased or the income receivable by such Lender is reduced in respect of such Libor Loan;

(c) the making or the continuation of such Libor Loan or a portion of such Libor Loan by such Lender has become impracticable by reason of circumstances which materially and adversely affect the London interbank market; or

(d) deposits in US Dollars are not available to such Lender in the London interbank market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make, fund or maintain such Libor Loan during such Libor Interest Period;

then, such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrower in writing of such determination setting forth the basis of such determination and such Lender shall not thereafter be obligated to provide such Libor Loan. The Borrower shall thereupon forthwith notify the Agent as to the substitute basis of Accommodation available under this Agreement which it has selected for such Libor Loan. If the Borrower has not so notified the Agent, such Libor Loan shall automatically be converted to a US Base Rate Loan for all purposes under this Agreement on the date falling 2 Banking Days subsequent to such Interest Determination Date.

11.5       Funding Indemnity

     If, for any reason whatsoever and whether or not required or permitted pursuant to the provisions of this Agreement, the Borrower repays, prepays, converts or cancels a Libor Loan other than on the last day of a Libor Interest Period applicable to such Libor Loan, or fails for any reason to borrow, convert, rollover or otherwise act in accordance with a notice given hereunder pursuant to Schedules "A", "C" or "D", the Borrower shall indemnify the Lender for any loss or expense incurred by such Lender including without limitation, any loss of profit or expenses such Lender incurs by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to maintain the Libor Loan or any increased interest or other charges payable to lenders of funds borrowed in order to maintain such Libor Loan together with any other out-of-pocket charges, costs or expenses incurred by such Lender relative thereto. A certificate of such Lender (acting reasonably and prepared in good faith) submitted by the Agent setting out the basis for the determination of the amount necessary to indemnify such Lender shall be, in the absence of manifest error, prima facie evidence thereof.

11.6       General Indemnity

     The Borrower hereby covenants with the Agent and each Lender that it shall at all times hereafter keep the Agent, each Lender and their respective officers, directors, employees, agents, Affiliates, shareholders and assignees (the "Indemnified Persons") indemnified and held harmless from and against all suits (whether founded or unfounded), actions, proceedings, judgments, demands or claims instituted or made against any Indemnified Person, and all costs, losses, liabilities, damages and expenses (including all legal fees on a solicitor and his own client basis) incurred by any Indemnified Person in any way relating to, arising out of, or incidental to any default by the Borrower or any Guaranteeing Subsidiary under any provision of any of the Loan Documents (unless any of the foregoing arise from the gross negligence or willful misconduct of such Indemnified Person). Provided there is no Default hereunder and for so long as there is no Default hereunder, the Borrower, or at its option another Loan Party, shall be entitled to conduct the defence of such suit, action or proceeding with the participation of and taking into account the best interests of the Indemnified Persons. If the Agent or such Lender shall determine in good faith that the defence of any such suit, action or proceeding is not being conducted in the best interests of the Indemnified Persons, the Agent or such Lender shall on notice to the Borrower and any such Loan Party be


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entitled to take over the sole  conduct of the  defence of such suit,  action or proceeding and, unless the Agent or Lender advises that the basis of such determination is that counsel to a Loan Party has a material conflict of interest in representing both the Loan Party and the Indemnified Persons, the Borrower shall not be obligated to indemnify the Agent or such Lender in respect of any legal fees and disbursements thereafter incurred in respect of such suit, action or proceeding.

11.7       Environmental Indemnity

     The Borrower shall indemnify and hold harmless the Agent and the Lenders (including any receiver, receiver-manager or similar Person appointed under Applicable Law) and their respective Affiliates, officers, directors, employees and agents (the "Indemnitees") forthwith on demand by the Agent from and against any and all suits (whether founded or unfounded), actions, proceedings, judgments, demands or claims instituted or made against any Indemnitee, and all costs, losses, liabilities, damages and expenses (including all legal fees on a solicitor and his own client basis) of any nature whatsoever suffered or incurred by any Indemnitee with respect to any Environmental Liabilities (actual or alleged) related to any Loan Party's assets and properties or arising from its operations in respect thereof (or any predecessor in interest to any such Loan Party), except to the extent any thereof arise as a result of the gross negligence or willful misconduct of such Indemnitee.

                                   Article 12
                            THE AGENT AND THE LENDERS

12.1       Authorization of Agent

     Each Lender irrevocably appoints and authorizes the Agent to exercise such powers, perform such duties, take such actions, make such decisions and determinations and give such consents under the Loan Documents as are required to be exercised, performed, taken, made, given or otherwise carried out by the Agent hereunder or under any other agreement between the Lenders, together with all powers reasonably incidental thereto. As to any matters not expressly required by this Agreement, the other Loan Documents or by any other agreement between the Lenders to be carried out by the Agent, the Agent is not required to exercise any discretion or take or to refrain from taking any action except upon the written instructions of the Majority Lenders. Notwithstanding anything to the contrary in this Agreement, the Agent shall not be required to exercise any discretion or to take or to refrain from taking any action in any manner which is contrary to the Loan Documents, to any other agreement between the Lenders or to Applicable Law.

12.2       Responsibility of Agent

     The Agent makes no representation or warranty and accepts no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or priority of any of the Loan Documents nor with respect to the due execution, legality, validity, sufficiency, enforceability, accuracy or authenticity of any documents, papers, materials or other information furnished by the Borrower (or any other person, including the Agent or any Guaranteeing Subsidiary) in connection with the Loan Documents, whether provided before or after the date of this Agreement. The Agent shall incur no liability to the Lenders under or in respect of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. The Agent assumes no responsibility for the payment of any of the Accommodations or other amounts outstanding hereunder by the Borrower.


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12.3       Acknowledgment of Lenders

     Each Lender acknowledges to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, environmental soundness, affairs, status and nature of the Borrower and accordingly each Lender confirms to the Agent that it has not relied, and will not hereafter rely on the Agent:

(a) Information: to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any Guaranteeing Subsidiary or in connection with the Loan Documents (whether or not such information has been or is hereafter circulated to such Lender by the Agent);

(b) Performance: to inquire as to the performance by the Borrower or any Guaranteeing Subsidiary of its obligations under the Loan Documents; or

(c) Credit Review: to assess or keep under review on its behalf the financial condition, creditworthiness, environmental soundness, affairs, status or nature of the Borrower or any Guaranteeing Subsidiary.

12.4       Rights and Obligations of Each Lender

     The rights and obligations of each Lender under this Agreement are several and no Lender shall be obligated to make Accommodations available to the Borrower in excess of the amount of such Lender's Commitment. The failure of a Lender to perform its obligations under this Agreement shall neither:

(a) No Liability to Other Lenders: result in any other Lender incurring any liability whatsoever; nor

(b) No Relief from Obligations: relieve the Borrower or any other Lender from their respective obligations under any Loan Document.

     Nothing contained herein or in any other Loan Document nor any action taken pursuant hereto or thereto shall be deemed to constitute the Lenders a partnership, joint venture or any other similar entity.

12.5       Notice to Lenders

     Unless otherwise specifically dealt with in this Agreement, in the event the Agent delivers a written notice to a Lender requesting advice from such Lender as to whether it consents or objects to any matter in connection with the Loan Documents, then, except as otherwise expressly provided herein, if such Lender does not deliver to the Agent its written consent or objection to such matter:

(a) where a time period is specified hereunder for the Agent or the Majority Lenders to provide any response, notice or other communication, not less than 1 Business Day prior to the end of such period; or

(b) where no such time period is specified hereunder, then within 15 Business Days of the delivery of such written notice by the Agent to such Lender;


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such Lender shall be deemed not to have consented thereto.

12.6       Notices between the Lenders, the Agent and the Borrower

     All notices by the Lenders to the Agent shall be through the Agent's Branch of Account and all notices by the Agent to a Lender shall be through such Lender's Branch of Account. All notices or communications between the Borrower and the Lenders which are required or contemplated pursuant to the Loan Documents shall be given or made through the Agent at the Agent's Branch of Account.

12.7       Agent's Duty to Deliver Documents Obtained from the Borrower

     The Agent shall promptly deliver to each Lender, at its Branch of Account, such documents, papers, materials and other information as are furnished by the Borrower to the Agent on behalf of such Lender pursuant to this Agreement, and the Borrower shall provide the Agent with sufficient copies of all such information for such purpose.

12.8       Arrangements for Accommodations

     The Agent shall promptly give written notice to each Lender at its Branch of Account upon receipt by the Agent of any notice given pursuant to Article 3 or Section 4.3. The Agent shall advise each Lender of the amount, date and details of each Accommodation and of such Lender's share in each Accommodation. At or before 1:00 p.m. (Toronto time) on each Drawdown Date, Conversion Date or Rollover Date:

(a) Loans: each Lender will make available to the Borrower its share of Accommodations by way of Loans by forwarding to the Agent at the Agent's Account for Payments the amount of Loans required to be made available by such Lender; and

(b) Bankers' Acceptances: each Lender will make available to the Borrower its share of Accommodations by way of Bankers' Acceptances and BA Equivalent Advances by forwarding to the Agent at the Agent's Account for Payments the amount of the Discount Proceeds (less the amount of applicable fees payable by the Borrower to such Lender pursuant to Section 5.4).

12.9       Arrangements for Repayment of Accommodations

(a) Prior to Demand or Acceleration: Prior to the delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), upon receipt by the Agent of payments from the Borrower on account of principal, interest, fees or any other payment made to the Agent on behalf of the Lenders, the Agent shall pay over to each Lender at its Branch of Account the amount to which it is entitled under this Agreement and shall use its best efforts to make such payment to such Lender on the same Business Day on which such payment is received by the Agent. If the Agent does not remit any such payment to a Lender on the same Business Day as such payment is received by the Agent, the Agent shall pay interest thereon to such Lender until the date of payment at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice in respect of deposits of amounts comparable to the amount of such payment which are received by the Agent at a time similar to the time at which such payment is received by the Agent, and no Loan Party will have any liability therefor.


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(b)  Subsequent to Acceleration: Following delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), the Lenders shall share any payments subsequently received in accordance with Section 10.6 of this Agreement.

12.10      Repayment by Lenders to Agent

(a) Where Borrower Fails to Pay: Unless the Agent has been notified in writing by the Borrower at least 1 Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to the amount of such payment which is due to such Lender pursuant to this Agreement. If the Borrower does not in fact remit such payment to the Agent, the Agent shall promptly notify each Lender and each such Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for similar advances to financial institutions of like standing to such Lender.

(b) Where a Lender Fails to Pay: Unless the Agent has been notified in writing by an Lender at least 1 Business Day prior to a Drawdown Date or Conversion Date that such Lender does not intend to make available the amount required to be made available by such Lender pursuant to this Agreement on such Drawdown Date or Conversion Date, the Agent may, in its discretion, assume that such Lender has remitted funds to the Agent in an amount equal to the amount required to be made available by such Lender pursuant to this Agreement and the Agent may, in its discretion and in reliance upon such assumption, make available to the Borrower on such Drawdown Date or Conversion Date an amount equal to the amount required to be made available by such Lender pursuant to this Agreement. If an Lender does not in fact remit such funds to the Agent, the Agent shall promptly notify such Lender and such Lender shall forthwith remit such funds to the Agent, failing which the Borrower shall forthwith on demand repay to the Agent (without prejudice to the Borrower's rights against such Lender) the amount made available by the Agent on behalf of such Lender, in each case together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender or the Borrower, as the case may be) in accordance with the Agent's usual banking practice for similar advances to financial institutions of like standing to such Lender.

12.11      Adjustments Among Lenders

(a) Adjustments to Outstanding Accommodations: Each Lender agrees that, after delivery of an Acceleration Notice or the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), it will at any time and from time to time upon the request of the Agent purchase portions of the Outstandings outstanding and make any other adjustments which may be necessary or appropriate, in order that amounts which remain outstanding to each Lender are thereafter outstanding in the same proportion as the Lender's Proportion of the Total Commitment. The Borrower agrees to do all things reasonably necessary or appropriate to give effect to any and all purchases and other adjustments by and between the Lenders pursuant to this Section 12.11.

(b) Application of Payments: The Lenders agree that, after delivery of an Acceleration Notice or the occurrence of an Event of Default specified in
     Section 10.1(f) or 10.1(g), the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds from the


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


     exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, will be so applied in a manner so that to the extent possible the amount of Accommodations made available by each Lender which remain outstanding after giving effect to such application will be in the same proportion as the Lender's Proportion of such Lender.

(c) Set-Off: Notwithstanding anything contained in this Section 12.11, there shall not be taken into account for the purposes of computing any amount payable to any Lender pursuant to this Section 12.11, any amount which a Lender receives as a result of any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any monies owing by the Borrower to such Lender other than on account of liabilities under the Loan Documents; provided that, if at any time a Lender receives any payments (whether voluntary, involuntary through the exercise of any right of set-off, or otherwise) on account of any monies owing by an Loan Party to such Lender other than on account of liabilities arising under the Loan Documents; provided that, if at any time a Lender receives any payments (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any monies owing or payable to it by any Loan Party in respect of liabilities of such Loan Party arising under the Loan Documents, such Lender shall purchase portions of the Accommodations made available by the other Lenders to the extent required pursuant to Section 12.11(a).

(d) Further Assurances: The Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 12.11 but shall incur no increased Indebtedness, in aggregate, by reason thereof.

12.12      Lenders' Consents to Waivers, Amendments, etc.

(a) Unanimous Consent of Lenders: Any waiver of or any amendment to a provision of the Loan Documents which relates to:

     (i) a change in the types of Accommodations, interest rates, standby fees, the Margin, the Standby Fee Rate, the Discount Rate, notice periods or the amount of any payments payable by the Borrower to any Lender under this Agreement including any waiver of the time of payment thereof;

     (ii) an increase or decrease in the Commitment of any Lender other than as provided for herein;

     (iii)a change in the definition of "CDOR Rate", "Discount Rate", "Majority Lenders" or "Maturity Date";

     (iv) any matter which, pursuant to the Loan Documents, specifically requires the consent or agreement of all of the Lenders rather than the consent or agreement of "the Lenders" or the "Majority Lenders" or the "Agent";

     (v)  the provisions of this Section 12.12(a);

     (vi) an Event of Default under Section 10.1; or

     (vii) any release or modification of the Security;


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


     shall bind the Lenders only if such waiver or amendment is agreed to in writing by all of the Lenders.

(b) Except as otherwise provided in the Loan Documents, including Section 12.12(a) hereof, any waiver of or any amendment to the provisions of the Loan Documents and any action, consent or other determination in connection with the Loan Documents shall bind all of the Lenders if such waiver, amendment, action, consent or other determination is agreed to in writing by the Majority Lenders.

12.13      Reimbursement of Agent's Expenses or Lender's Costs

     Each Lender agrees that it will indemnify the Agent for its Lender's Proportion of any and all costs, expenses and disbursements (including, without limitation, those costs and expenses referred to in Section 11.1) which may be incurred or made by the Agent in good faith in connection with the Loan Documents, and agrees that it will, on written demand detailing such costs, expenses and disbursements, reimburse the Agent for any such costs, expenses or disbursements for which the Agent is not promptly reimbursed at any time by the Borrower. The Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of any Lender under the Loan Documents until it has been so reimbursed.

12.14      Reliance by Agent on Notices, etc.

          The Agent shall be entitled:

(a) Reliance on Written Documents: to rely upon any writing, letter, written notice, certificate, telex, facsimile copy, cable, statement, order or other document believed by the Agent to be genuine and correct and to have been signed, sent or made by the proper person or persons; and

(b) Reliance on Legal Advice: with respect to legal matters, to act upon advice of legal advisors selected by the Agent concerning all matters pertaining to the Loan Documents and the Agent's duties thereunder;

and the Agent shall assume no responsibility and shall incur no liability to the Borrower or any Lender by reason of relying on any such document or acting on any such advice.

12.15      Relations with Borrower

     Except for the transactions provided for in this Agreement, each Lender may deal with the Borrower in all transactions and generally do any banking business with or provide any financial services to the Borrower without having any liability to account to the other Lenders therefor. With respect to its Commitment and Lender's Proportion, NBC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

12.16      Successor Agent

     The Agent shall resign if at any time it is no longer a Lender hereunder by reason of an assignment of its rights and obligations under this Agreement and the Loan Documents pursuant to Article 13 and, in such event, it shall provide 30 days prior written notice of any such intended assignment to each of the Lenders and the Borrower. The Agent may resign at any time by giving 30 days prior written notice thereof to each of the Lenders and the Borrower, and the Agent may be removed at any time for cause by the Lenders other than the Agent in it's capacity as a Lender, (the "Remaining Lenders") provided that Remaining

Lenders holding Commitments of 80% or more of the aggregate commitments of all the Remaining Lenders consent to such removal. Upon any such resignation or removal, the remaining Lenders (the "Remaining Lenders") shall have the right to appoint a successor agent. Any successor agent appointed under this Section
12.16 shall be a Lender which has offices in Calgary, Alberta and Toronto, Ontario. If no successor agent shall have been appointed by the Remaining Lenders and shall have accepted such appointment within 30 days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Lenders appoint a successor agent. Upon the acceptance of any appointment as Agent by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent as Agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement as Agent. After any retiring agent's resignation hereunder as the Agent, the provisions of this Agreement shall continue in effect for its benefit and for the benefit of the Lenders in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as the Agent.

12.17      Indemnity of Agent

     Each Lender hereby agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), as to its Lender's Proportion from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under or in respect of the Loan Documents; provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Lender's Proportion of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Loan Documents, but only to the extent that the Agent is not reimbursed for such expenses by the Borrower.

12.18      Sharing of Information

     The Borrower authorizes the Agent and each Lender to share among each other and with any successor, assignee, or any potential assignee, any information possessed by it regarding the Borrower, any Guaranteeing Subsidiary or the Loan Documents. The Agent and each Lender agrees to keep all information provided by the Borrower or any Guaranteeing Subsidiary confidential and shall not disclose such information other than as provided for herein and other than to employees and professional advisors in the necessary course of business.

12.19      Amendment to this Article 12

     Save and except for the provisions of Sections 12.15 and 12.16, the provisions of this Article 12 may be amended or added to, from time to time, without the agreement of the Borrower provided such amendment or addition does not adversely affect the rights of the Borrower hereunder or increase, in the aggregate, the liabilities of the Borrower hereunder. A copy of the instrument evidencing such amendment or addition shall be forwarded by the Agent to the Borrower as soon as practicable following the execution thereof; provided that after an Event of Default a failure to do so by the Agent that has not been remedied as required hereunder or that has not been waived in writing by all of the Lenders, shall not render it liable in damages to the Borrower.


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


                                   Article 13
                  SUCCESSORS AND ASSIGNS AND JUDGMENT CURRENCY

13.1       Successors and Assigns

(a) Borrower: The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not (except pursuant to Section 9.2(c)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Lender Assignment: Any Lender may assign to 1 or more Eligible Assignees (as defined below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Accommodations at the time outstanding to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Lender Transfer Agreement with respect to such assignment is delivered to the Agent) shall not be less than $10,000,000 unless each of the Agent and, so long as a Credit Event with respect to the Borrower or, without limiting the foregoing, an Event of Default has not occurred and is then continuing, the Borrower otherwise consents in its discretion, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, and
     (iii) the parties to each assignment shall execute and deliver to the Agent a Lender Transfer Agreement, together with a processing and recordation fee of $5,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire. Subject to such conditions, and acceptance and recording thereof by the Agent, from and after the effective date specified in each Lender Transfer Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Transfer Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Transfer Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Transfer Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of the indemnities in this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.1(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.1(c).

(c) Participation: Any Lender may, without the consent of, or notice to, the Borrower (unless there is then no Default or Event of Default outstanding in which case with the consent of the Borrower, not to be unreasonably withheld) or the Agent, sell participations to 1 or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Accommodations to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this


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


     Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.12 that affects such Participant. Subject to Section 13.1(d), the Borrower agrees that each Participant shall be entitled to the benefits of the indemnities contained in this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
     Section 13.1(b).

(d) Participation Indemnity: A Participant shall not be entitled to receive from the Borrower or any Loan Party any greater payment under Section 13.1(c) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, had no participation been sold. A Participant that would be a foreign lender if it were a Lender shall not be entitled to the benefits of Section 7.3 unless the Borrower has requested the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
     7.3 as though it were a Lender.

(e) Lender Pledge: Without limiting any right of a Lender to pledge its rights under this Agreement to a third party, it is specifically acknowledged that any Lender may at any time pledge or grant a Security Interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)        Special Definitions: In this Article 13:

     "Credit Event" has the meaning set forth in the 1999 ISDA Credit Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) a fund (whether a corporation, partnership, trust or other entity) or other financial institution that is engaged in making, purchasing or other investing in commercial loans in the ordinary course of its business and that has or has been structured to achieve an Investment Grade Rating for at least 1 class of its securities provided that, unless a Credit Event with respect to the Borrower or, without limiting the foregoing, an Event of Default, has occurred and is continuing prior to the time any assignment is effected in accordance with Section 13.1(b), with the approval of the Borrower, such approval not to be unreasonably withheld or delayed; and (d) any other Person approved by the Agent, and, unless a Credit Event with respect to the Borrower or, without limiting the foregoing, an Event of Default, has occurred and is continuing prior to the time any assignment is effected in accordance with Section 13.1(b), the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee and provided further that it is understood that such other Persons may, without limitation, include (i) commercial banks or savings and loan associations or savings banks in each case organized under the laws of the United States, or any State thereof or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or that has concluded special lending arrangements with the International Monetary Fund associated with its general arrangements to Borrower, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in Canada; (ii) the


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


     central bank of any country that is a member of the Organization for Economic Cooperation and Development; (iii) a finance company; (iv) an insurance company; or (v) other fund or financial institution. If the consent of any party to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 13.1(b)), such party shall be deemed to have given its consent 5 Business Days after it has been requested by the assigning Lender (such request to refer to the 5 day period) unless consent is expressly refused by such party prior to such 5th Business Day.

     "Fitch" means Fitch IBCA Inc.

     "Investment Grade Rating" means (i) with respect to the rating of a Person referred to in this Article 13, that such Person has been rated at least investment grade (consistent with the standards set forth in the second clause of this definition) by any of S&P or Moody's, if such Person is rated by only 1 of such rating entities or by both S&P and Moody's, if such Person is rated by both such rating agencies, and (ii) with respect to the rating of any fund referred to in clause (c) of the definition of "Eligible Assignee", that such fund has a long term unsecured debt rating of at least BBB+ from S&P or Baa1 from Moody's or the equivalent in each case from Fitch or, in the absence of any such ratings, such entity has a short term unsecured debt rating of at least A-2 from S&P or P-2 from Moody's or the equivalent from Fitch.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P"  means  Standard  &  Poors  Ratings  Services,   a  division  of  The
     McGraw-Hill Companies, Inc.

13.2       Confidentiality

     Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be required by the Agent or such Lender to provide an acknowledgment to the Borrower agreeing to be subject to the confidentiality restrictions of this
     Section 13.2);

(b)  to the extent requested by any regulatory authority;

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

(d)  to any other party to this Agreement;

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;

(f) subject to an agreement containing provisions substantially the same as those of this Section 13.2, to:

     (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; or


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


     (ii) any direct or indirect contractual counterparty in Swaps relating to the Borrower or such contractual counterparty's professional advisor;

(g)  with the written consent of a Loan Party; or

(h)  to the extent such Information:

     (i) becomes publicly available other than as a result of a breach of this Section; or

     (ii) becomes available to the Agent or any Lender from a source other than the Borrower and without a breach or default, to the knowledge of the Agent or such Lender, after due inquiry, in respect of a confidentiality obligation owed to the Borrower by any other Person.

     For the purposes of this Section, "Information" means all information received from a Loan Party relating to a Loan Party or its business, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to receipt from such Loan Party.

13.3       Judgment Currency

     If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then such conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For such purpose "rate of exchange" means the spot rate at which the Agent, on the relevant date at or about 12:00 o'clock noon (Toronto time), would be prepared to sell a similar amount of such currency in Toronto, Ontario against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Borrower shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due from the Borrower under this Section 13.3 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

                                   Article 14
                                  MISCELLANEOUS

14.1       Severability

     Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction does not invalidate, affect or impair the remaining provisions hereof in such jurisdiction and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

14.2       Survival of Undertakings

     All covenants, undertakings, agreements, representations and warranties made pursuant to this Agreement survive the execution and delivery of this Agreement and continue in full force and effect until the full payment and satisfaction of all obligations of the Borrower incurred pursuant to the Loan Documents and the termination of this Agreement.


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


14.3       Failure to Act

     No failure, omission or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall impair such right, power or privilege or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

14.4       Waivers

     No breach of any of the provisions of any of the Loan Documents may be waived or discharged verbally; any such waiver or discharge may only be made by way of an instrument in writing signed by either the Agent on behalf of the Lenders or the Majority Lenders, as applicable, or by the Lenders and, if required by the Agent, the Borrower, and such waiver or discharge will then be effective only in the specific instance, for the specific purpose and for the specific length of time for which it is given. Any such waiver or discharge which affects the rights of the Agent may only be made by way of an instrument in writing signed by the Agent.

14.5       Amendments

     No provision of the Loan Documents may be amended verbally and any such amendment may only be made by way of an instrument in writing signed by the Borrower, the Agent and the Lenders required by Section 12.12.

14.6       Notice

     Except as otherwise expressly provided herein, all notices, advices, requests and demands hereunder shall be in writing (including facsimile transmissions) or, if by telephone, immediately confirmed in writing, and shall be given to or made upon the respective parties hereto at the address set forth opposite their names on the signature pages hereto or at such other address as any party shall designate for itself. All notices shall be effective upon actual receipt. In the event of any discrepancy between any telephone notice, advice, request or demand and the written confirmation thereof, the telephone version shall govern with respect to actions taken by the recipient thereof before such recipient has had a reasonable time to act after its receipt of the written confirmation.

14.7       Whole Agreement

     This Agreement together with the other Loan Documents constitutes the whole and entire agreement between the parties and cancels and supersedes any prior agreements, undertakings, declarations and representations, written or verbal, in respect of the subject matter of this Agreement and the other Loan Documents.

14.8       Governing Law

     The parties agree that this Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Alberta and of Canada applicable therein. There shall be no application of any conflict of law or rules which would result in any laws other than internal laws in force in the Province of Alberta applying to this Agreement. The parties hereto do hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Alberta for all matters arising out of or relating to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or by any thereof, without prejudice to


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


the rights of the Agent or any Lender to take proceedings in other jurisdictions in which any assets, property or undertakings secured by the Security may be situate.

14.9       Term of Agreement

     The term of this Agreement is until the later of the termination of each Lender's Commitment and payment in full of all the obligations of the Borrower incurred pursuant to this Agreement. Notwithstanding any such termination, all of the indemnities provided for hereunder shall survive any such termination.

14.10      Time of Essence

          Time shall be of the essence of this Agreement.

14.11      Conflict with Loan Documents

     In the event there is a conflict or inconsistency as to any matter between the provisions hereof and the provisions of any other Loan Document, the provisions of this Agreement shall prevail to the extent of such conflict or inconsistency; provided, however, that for the purposes of this Section 14.11 there shall not be considered to be a conflict or inconsistency between any provision hereof and any provision of any other Loan Document merely because one of such Loan Documents does, and the other does not, deal with the particular matter.

14.12      Dealings with Agent

     Subject to Section 12.12, the Borrower shall be entitled to accept the written advice, instruction or direction of the Agent on behalf of the Majority Lenders or the Lenders without further inquiry. Each Lender hereby agrees to be bound by any advice, instruction or direction in writing given to the Borrower by the Agent on behalf of the Majority Lenders or the Lenders, where it is authorized to do so in accordance with the terms and conditions hereof or under any other Loan Document, and each Lender hereby waives any right to contest or disaffirm any such advice, instruction, or direction in writing of the Agent, in the absence of manifest error.

14.13      Further Assurances

     The Borrower, the Agent and each of the Lenders shall do all such further acts and things and execute and deliver all such further documents as shall be reasonably required in order to fully perform and carry out the terms of the Loan Documents.

14.14      Counterpart Execution

     This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.



COMMITMENTS AND ADDRESSES
FOR NOTICES:
Borrower:                                         KEYSPAN ENERGY DEVELOPMENT CO.

KeySpan Energy Development Corporation (U.S.)
One MetroTech Center                              By:  /s/
Brooklyn, New York                                     -------------------------
11201-3850 USA                                         Name:
                                                       Title:

Attention: President

Telefax:  (718) 403-6421


with a copy to:
KeySpan Energy Canada Inc.
17th Floor, 400 - 3rd Avenue S.W.
Calgary, Alberta
T2P 4H2

Attention: President

Telefax: (403) 205-7677

Lender:                              NATIONAL BANK OF CANADA, as Lender

National Bank of Canada
600, 407 8th Avenue S.W.             By:
                                              ----------------------------------
Calgary, Alberta                              Phil Taylor
T2P 1E5                                       Senior Manager, Corporate Banking

Attention:  Energy Group
                                     By:      ----------------------------------
Telefax:  (403) 294-3078                      Anne Collins
                                              Manager, Corporate Banking
Commitment:   Cdn. $25,000,000

Lender:                                           ALBERTA TREASURY BRANCHES, as
                                                  Lender

Alberta Treasury Branches
239, 8th Avenue S.W.                              By:
Calgary, Alberta                                     ---------------------------
T2P 1B9

Attention:  General Manager,
Telefax: (780) 974-5191                           By:
                                                     ---------------------------
Commitment:    Cdn. $20,000,000

Lender:                                        ROYAL BANK OF CANADA, as Lender

Royal Bank of Canada
Suite 1100, Bankers Hall West                  By:
888 - 3rd Street S.W.                                   ------------------------
Calgary, Alberta                                        Sonia Tibbatts
T2P 5C5                                                 Senior Manager


Attention:  Senior Manager

Telefax: (403) 292-3890

Commitment:  Cdn. $15,000,000














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





Lender:                                               CANADIAN IMPERIAL BANK OF
                                                      COMMERCE, as Lender

Canadian Imperial Bank of Commerce
9th Floor, Bankers Hall East, 855 2nd Street S.W.     By:
Calgary, Alberta                                             -------------------
T2P 2P2                                                      John Plant
                                                             Director

Attention:  Vice President
Telefax: (403) 221-5779                               By:
                                                             -------------------
                                                             Paul Jones
Commitment:  Cdn. $15,000,000                                Manager, Commercial
                                                             Credit

Agent:                                                  NATIONAL BANK OF CANADA,
                                                        as Agent

For purposes of all Borrowing Notices, Conversion
Notices, Rollover Notices, notices of repayment
and the delivery of financial information pursuant      By:
to Article 9:                                               -------------------
                                                            Arun Bery
                                                            Director
National Bank of Canada
Loan Administration Department
Suite 603, 5650 Iberville Street                        By:
Montreal, Quebec                                           -------------------
H2G 2B3

Attention, Manager
Telefax:  (514) 271-5294

For all other purposes:

National Bank Financial
Loan Structuring and Syndication
130 King Street West, Suite 3200
Toronto, Ontario
M5X 1J9

Attention:  Manager
Telefax:  (416)869-6545








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